Exhibit 10.1

Execution Copy

LEASE

BY

480 ARSENAL GROUP LLC LANDLORD

TO

KALA PHARMACEUTICALS, INC., TENANT

LINX Building

490 Arsenal Way

Watertown, Massachusetts 02472

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9.04. Hazardous Substances	26
9.05. Signs	30
9.06. Landlord’s Access	30
9.07. Landlord’s Rules and Regulations	31
9.08. Compliance With Insurance Requirements	31
9.09. Floor Load; Heavy Machinery	31
9.10. LEED/Energy Conservation Measures	32
9.11. Emergency Generator	33
9.12. Rooftop Rights	35
ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY	36
10.01. Existing Conditions	36
10.02. No Landlord Liability	36
10.03. Landlord’s Repair and Maintenance Obligations	36
10.04. Tenant’s Obligations	38
10.04(a) Repair and Maintenance	38
10.04(b) Landlord’s Right to Cure	38
10.05. Tenant Work	38
10.05(a) General	38
10.05(b) Construction Documents	39
10.05(c) Performance	40
10.05(d) Payment	41
10.05(e) Other	41
10.05(f) Removal at Conclusion of Term	42
10.05(g) Initial Tenant Work	43
10.06. Condition upon Termination	43
10.07. Decommissioning of the Premises	43
ARTICLE 11: DAMAGE OR DESTRUCTION; CONDEMNATION	44
11.01. Damage or Destruction of Premises	44
11.02. Eminent Domain	45
ARTICLE 12: ASSIGNMENT AND SUBLETTING	47
12.01. Landlord’s Consent Required	47
12.02. Terms	47
12.03. Related Party Transfers	47
12.04. Procedures	48
12.05. Excess Rents	48
12.06. No Release	48
ARTICLE 13: EVENTS OF DEFAULT AND REMEDIES	49
13.01. Events of Default	49
13.02. Remedies for Default	51
13.02(a) Reletting Expenses Damages	51
13.02(b) Termination Damages	51
13.02(c) Lump Sum Liquidated Damages	51
13.02(d) Remedies Cumulative; Late Performance	52
13.02(e) Landlord’s Curing	52
ARTICLE 14: SECURITY DEPOSIT	52
ARTICLE 15: PROTECTION OF LENDERS/GROUND LANDLORD	54
15.01. Subordination and Superiority of Lease	54
15.02. Rent Assignment	55
15.03. Other Instruments	55
15.04. Estoppel Certificates	55
15.05. Financial Condition	56

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ARTICLE 16: MISCELLANEOUS PROVISIONS	56
16.01. Landlord’s Consent Fees	56
16.02. Landlord’s Default	57
16.03. Quiet Enjoyment	57
16.04. Interpretation	57
16.05. Notices	57
16.06. No Recordation	57
16.07. Corporate Authority	58
16.08. Joint and Several Liability	58
16.09. Force Majeure	58
16.10. No Warranties; Limitation of Landlord’s Liability	58
16.10(a) No Warranties	58
16.10(b) Limitation On Landlord’s Liability	59
16.11. Brokers	59
16.12. No Waiver; Accord and Satisfaction	59
16.13. Applicable Law and Construction	60
16.14. Waiver of Trial by Jury	60
16.15. No Representations or Inducements	61
16.16. No Surrender	61
16.17. Arbitration	61
16.l7(a.) Initial Construction Disputes	61
16.17(b) Arbitration Procedures	61
16.18. Patriot Act	62

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LEASE

1.                                      ARTICLE 1:  BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.  Other terms are defined throughout this Lease and indexed on Schedule 1 attached hereto and made a part hereof.

Date of Lease:	As of February 28, 2018

Landlord:	480 Arsenal Group LLC,
a Massachusetts limited liability company

Original Address of Landlord:	c/o Boylston Properties
800 Boylston Street, Suite 1390
Boston, Massachusetts 02199
Attention: Mark A. Deschenes

With copies to:

Sherin and Lodgen, LLP
101 Federal Street
Boston Massachusetts 02110
Attention: Peter Friedenberg, Esq.

Tenant:	Kala Pharmaceuticals, Inc.,
a Delaware corporation

Original Address of Tenant:	100 Beaver Street, Suite 201
Waltham, Massachusetts 02453
Attention: Mary Reumuth

With copies to:

Faber Daeufer & Itrato PC
890 Winter Street, Suite 315
Waltham, Massachusetts 02451
Attention: Brian Connelly

Guarantor:	N/A

Address of Property:	490 Arsenal Way
Watertown, Massachusetts 02472

Building and Property:

The building known as and numbered 490 Arsenal Way, containing a total rentable area of approximately 185,015 rentable square feet (“Building”), in the City known as the Town of Watertown, Massachusetts, situated on a parcel of land described in Exhibit A attached hereto (the Building and such parcel of land, together with all other improvements now or hereafter located thereon, are collectively referred to as the (“Property”)).

Premises:

A total rentable area of 66,052 rentable square feet on the first and second floors of the East Wing of the Building, as shown on Exhibit B attached hereto, as measured in accordance with the provisions of Section 2.01(e).

Tenant’s Pro Rata Share:	35.70%. See Section 4.06.

Term Commencement Date:	One (1) week after Tenant’s receipt of a fully-executed original of this Lease as unconditionally delivered by Landlord.

Term:

Initial Term:	The period commencing on the Term Commencement Date and expiring on the last day of the eighth (8th) Lease Year (the “Term Expiration Date”).

Extension Term:	One (1) extension term of five (5) Lease Years. See Section 3.03(a).

Rent Commencement Date:

Initial Rent
Commencement Date:

The first to occur of (i) Tenant’s occupying any portion of the Premises and commencing its business operations therein, or (ii) the Substantial Completion of the Initial Tenant Work and receipt of a certificate of occupancy (either temporary or permanent) therefor, or (iii) November 1, 2018.

Full Rent
Commencement Date:	The date which is six (6) months after the Initial Rent Commencement Date.

Lease Year:

The first Lease Year begins at 12:01 a.m. on the Term Commencement Date and ends at 11:59 p.m. on the day before the first anniversary of the Initial Rent Commencement Date (i.e., the first Lease Year may contain more than twelve (12) full calendar months). Each subsequent Lease Year ends at 11:59 p.m. twelve (12) months after the preceding Lease Year.

Permitted Uses:	General office, laboratory, research and development, light manufacturing and any other lawful use, all to the extent permitted under the Watertown Zoning Ordinance as in effect from time to time.

Landlord’s Broker:	Cushman & Wakefield

Tenant’s Broker:	CB Richard Ellis / N.E. Partners L.P.

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Security Deposit:	Letter of Credit in the amount of Two Million Forty-Two Thousand Three Hundred Twenty-Eight ($2,042,328.00) Dollars. See Article 14.

Parking Allotment:	Parking spaces at a ratio of 2.9 parking spaces per 1,000 rentable square feet in the Premises (192 parking spaces). See Section 2.01(f).

Base Rent:

Initial Term:	The following amounts:

Period	Annual Base Rent Rate per Rentable Square Foot	Applicable Rentable Square Feet	Monthly Base Rent Amount	Annual Base Rent Amount
Initial Rent Commencement Date — one day before Full Rent Commencement Date	$53.00	56,052	$247,563.00	$2,970,756.00
Full Rent Commencement Date — expiration of Lease Year 1	$53.00	66,052	$291,729.67	$3,500,756.00
Lease Year 2	$54.59	66,052	$300,481.56	$3,605,778.68
Lease Year 3	$56.23	66,052	$309,508.67	$3,714,103.96
Lease Year 4	$57.92	66,052	$318,810.99	$3,825,731.84
Lease Year 5	$59.66	66,052	$328,388.53	$3,940,662.32
Lease Year 6	$61.45	66,052	$338,241.28	$4,058,895.40
Lease Year 7	$63.29	66,052	$348,369.26	$4,180,431.08
Lease Year 8	$65.19	66,052	$358,827.49	$4,305,929.88

Extension Term:	Fair Market Rent (as defined in Section 3.03(b).

Initial Tenant Work:	As set forth in Exhibit C attached hereto.

Base Building Work:	As set forth in Exhibit C attached hereto.

Exhibits:	Schedule 1:	Index of Defined Terms
	Exhibit A (Art 1):	The Property
	Exhibit A-1 (Sec. 2.01(f)):	Location of Dedicated Spaces
	Exhibit B (Art. 1):	Building Floor Plan showing the Premises

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Exhibit C (Sec. 3.01):	Work Letter
Exhibit C-1 (Sec. 2.01(e)):	List of Base Building Plans and Specifications
Exhibit C-2:	Preliminary Description of Initial Tenant Work/Tenant’s Initial Test Fit Plan
Exhibit C-3:	Lab Shell Specifications Tenant Landlord Matrix of Responsibility
Exhibit D:	Intentionally deleted
Exhibit E (Sec. 6.02):	Cleaning Specification for Common Areas and Landlord Services
Exhibit F (Sec. 6.02):	Shuttle Service
Exhibit G (Sec. 9.07):	Rules and Regulations
Exhibit H (Sec. 10.05(b)):	Construction Documents Requirements
Exhibit I (Sec. 10.05(c)):	Tenant Work Insurance Schedule
Exhibit J (Sec. 15.01):	Form of SNDA
Exhibit K (Sec. 15.04):	Form of Estoppel Certificate
Exhibit L (Sec. 16.06):	Form of Notice of Lease

Schedule 9.04(b):	Kinds of Hazardous Materials to be Stored and Used at the Premises

ARTICLE 2:                       PREMISES, APPURTENANT RIGHTS AND PARKING

2.01.  Lease of Premises; Appurtenant Rights.

(a)                                 General.  Subject to the terms of this Lease, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term.  Subject to Landlord’s Rules and Regulations and the provisions of this Lease, Tenant shall have access to the Premises, the parking areas serving the Premises, and the common areas of the Building and the Property necessary for Tenant’s use of, or access to and egress from, the Premises 24 hours a day, 7 days a week; provided, however, that in times of emergency as determined by Landlord, Landlord shall have the right to temporarily limit access to the Building by Tenant and all other tenants, provided that any such limits on access shall cease as soon as the emergency is resolved and Landlord shall use commercially reasonable efforts to limit interference with Tenant’s business in connection with any exercise of its rights hereunder.  For purposes of this Lease, an “emergency” shall mean an event, such as a natural disaster, fire or act of terrorism, not within the reasonable control of either party hereto, that poses an immediate threat to life or the Property.

(b)                                 Exclusions.  The Premises exclude the perimeter walls thereof (other than the inner surfaces thereof), as well as all common areas and facilities of the Property, including the common stairways and stairwells, entranceways and the main lobby, elevators and elevator lobbies (except that the elevators and elevator lobbies and loading dock in the East Wing of the Building are included within the Premises and are not common areas or facilities of the Property), fan rooms, roofs, off-floor electric and off-floor telephone closets, freight elevators, loading areas, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Property (exclusively or in common with other tenants of the Building) and other common areas and facilities from time to time designated as such by Landlord.  If the Premises includes less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby, and toilets (with the exception of those restrooms located entirely

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within the Premises and for the exclusive use of Tenant) located on such floor, as well as common on-floor electric, telephone and janitor closets located on such floor.

(c)                                  Appurtenant Rights.  Tenant shall have, as appurtenant to the Premises, the right to use in common with others, and subject to Landlord’s Rules and Regulations: (a) the common areas and facilities of the Building, including the common lobbies, hallways, and stairways of the Building serving the Premises in common with other portions of the Building, the bike repair and storage room on the first floor of the Building, showers and lockers located on the first floor of the Building and other Building amenities, (b) dumpster for trash and refuse generated by Tenant’s operations at the Premises which does not contain Hazardous Materials or otherwise require special handling in accordance with applicable Legal Requirements, (c) the common sidewalks, walkways and roadways necessary for access to the Building, (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements, (e) wireless internet access provided in the common areas of the Building, and (f) the risers, conduits and roof areas of the Building for Tenant’s business, telecommunications and computer needs, which roof areas are subject to Section 9.12.  The elevators and elevator lobbies and loading dock in the East Wing of the Building are included within the Premises and are not common areas or facilities of the Property.  All costs, charges and expenses associated with the commencement of the provision by a particular utility service provider or telecommunications service provider of service to Tenant or to the Premises at the request of Tenant (e.g., installation charges, service deposits) shall be the sole responsibility of Tenant.

(d)                                 Reservations.  In addition to other rights reserved herein or by law, Landlord reserves the right from time to time, without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, provided that Landlord shall provide at least forty-eight (48) hours prior notice to Tenant (except in the case of an emergency, in which case notice shall be provided as soon as reasonably practicable) and shall use commercially reasonable efforts to avoid (except in emergency) unreasonable interruption of Tenant’s use and access to the Premises: (i) to make additions, alterations, improvements, repairs or replacements to the Building, including all common areas and facilities located therein; (ii) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, chases, shafts, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Premises, the Building or elsewhere in the Property; (iii) to alter, eliminate or relocate any common area or facility, including the lobbies and entrances; and (iv) to grant easements and other rights with respect to the Property; provided that (a) to the maximum extent practicable, no such installations, replacements or relocations in the Premises shall be placed below ceiling surfaces, above floor surfaces or to the inside of perimeter walls, (b) Tenant’s use of and access to the Premises, the common areas and its parking spaces shall not be materially adversely impacted by any such additions, alterations, improvements, repairs, installations, replacements or relocations, and (c) all such work necessitating entry into the Premises shall be subject to the provisions of Section 9.06.

This Lease, and Tenant’s leasehold interest in the Premises, are subject to all rights, agreements, easements, restrictions and other matters of record and all agreements applicable to the Property which have been executed as of the Date of Lease and which have been, prior to the Date of Lease, either provided to Tenant or recorded with the Middlesex South Registry of Deeds; and all permits and approvals for the construction and/or use of the Building.

(e)                                  Measurement.  The total rentable area of the Premises set forth in Article 1 has been determined by (i) measuring the usable area of the same based on the proposed location of the demising walls of the Premises as shown on Exhibit B attached hereto, using the BOMA International Standard Method of Measurement for Office Buildings (ANSI/BOMA Z65.1-2010) (the “Measurement Standard”) and (ii) applying an add-on factor of 1.191 thereto.

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To the extent to which Landlord, in the exercise of its reserved rights pursuant to Section 2.01(d), constructs or installs any chase, shaft or similar enclosures within the Premises for the exclusive use of other tenants, or grants to Tenant exclusive rights to use any portion of the Building situated outside the boundaries of the Premises, such areas shall be excluded or included in the Premises (as the case may be) and Landlord shall cause its architect to measure such areas and either add them or subtract them (in each case together with an 19% add-on factor) to or from the total rentable area of the Premises as otherwise determined in accordance with the provisions of this Lease.

If the rentable area changes on account of the provisions of this Section 2.01(e), Landlord and Tenant shall then enter into an amendment to this Lease confirming any such change in the rentable area, as well as any changes to the boundaries of the Premises, and proportional changes in the Base Rent and any other charges or rights under this Lease that are based upon the rentable square footage in question.

(f)                                   Parking.

(i)                                     During the Term, Tenant shall have the appurtenant right to use, at no additional charge, the total number of parking spaces (such amount, the “Parking Allotment”) set forth in Article 1 in the garage (the “Parking Garage”) and/or surface parking areas (collectively, with the Parking Garage, the “Parking Facilities”) serving the Building, in common with all persons now or hereafter entitled to use the same.  At least fifteen (15) of the parking spaces that make up the Parking Allotment shall be spaces within the Parking Garage that are exclusively dedicated for Tenant’s use (the “Dedicated Spaces”), which spaces shall be located as shown on Exhibit A-1 attached hereto. The parking spaces that make up the Parking Allotment shall be used only by Tenant and Tenant’s employees and business invitees for the parking of passenger vehicles only.  At no time may Tenant use more parking spaces in the Parking Facilities than the Parking Allotment.

(ii)                                  Other than the Dedicated Spaces, the use of the parking spaces in the Parking Facilities shall be on a non-exclusive, non-reserved basis.  The provisions of this Lease, including Landlord’s Rules and Regulations, shall apply to the Parking Facilities and Tenant’s use thereof.  Landlord shall have the right to alter the Parking Garage or any other portion of the Parking Facilities, or the operation thereof, from time to time, and to temporarily close portions thereof for maintenance, repair or improvement, as necessary; provided, however, that (i) Landlord shall provide at least two weeks’ prior notice (except in the case of an emergency, in which event notice shall be provided as soon as reasonably practicable) to Tenant of any such closure, and (ii) Landlord shall use reasonable efforts to minimize interference with Tenant’s use and access to the Premises during any such closure.

(iii)                               None of Tenant’s rights under this Section may be assigned, subleased or otherwise transferred except in connection with a Transfer or Related Party Transfer effected in accordance with the provisions of Article 12 below.  Neither Landlord nor any operator of the Parking Facilities shall be responsible for any loss or damage due to fire or theft or otherwise to any automobile parked in the Parking Facilities or to any personal property therein.

(g)                                  Tenant acknowledges receipt of copies of (i) that certain License Agreement dated as of April 7, 2017 by and between Landlord and the Armenian Cultural and Educational Center, Inc. pursuant to which the owner of the property at 47 Nichols Avenue, Watertown, Massachusetts has the right to use a portion of the parking spaces in the Parking Facilities on Monday through Friday between the hours of 6:00 p.m. and midnight, on Saturday between the hours of 8:00 a.m. and 2:00 a.m. (Sunday morning), and on Sunday between the hours of 8:00 am and midnight, to which this Lease is subject, and (ii) that certain License Agreement dated May 2016 by and between Landlord and the Commonwealth of Massachusetts, acting by and through the Department of Conservation and Recreation, concerning the land owned by the Commonwealth adjacent to the Property (collectively, the “Agreements”).

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ARTICLE 3:  LEASE TERM

3.01.  Lease Term; Construction.  The Initial Term of this Lease is set forth in Article 1.  The Base Building Work and the Premises shall be constructed as provided in the Work Letter (the “Work Letter”) attached hereto as Exhibit C.  The Base Building Work shall be constructed prior to the Term Commencement Date.

3.02.  Hold Over.  If Tenant (or anyone claiming by, through or under Tenant) shall remain in occupancy of the Premises or any part thereof after the expiration of the Term or the earlier termination this Lease without a written agreement therefor executed and delivered by Landlord, then without limiting Landlord’s other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay a monthly use and occupancy charge (pro-rated for such portion of any partial month as Tenant (or anyone claiming by, through or under Tenant) shall remain in possession) at a rate equal to the greater of (a) the Fair Market Rent for the Premises (which, notwithstanding anything to the contrary contained in this Lease, shall be deemed the rent then being quoted by Landlord for the Premises (or any portion thereof) or comparable space in the Building, if the Premises (or any portion thereof) or any such space is then being marketed by Landlord), or (b) one hundred and fifty percent (150%) of the monthly amount payable as Base Rent for the 12-month period immediately preceding such expiration or termination, and in either case with all Additional Rent also payable as provided in this Lease.  No acceptance by Landlord of any payment by Tenant pursuant to this Section shall constitute Tenant (or anyone claiming by, through or under Tenant) as a tenant at will, but Tenant or such other person or entity shall remain a tenant at sufferance subject to all of the provisions of this Lease.  If Landlord desires to regain possession of the Premises at any time Tenant (or anyone claiming by, through or under Tenant) is holding over, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof by any lawful means.  Notwithstanding the provisions of Section 16.10(b) to the contrary, Tenant shall be liable to Landlord for all claims, liabilities, damages, losses or costs (including reasonable attorneys’ fees and costs) resulting from any failure by Tenant (or anyone claiming by, through or under Tenant) to vacate the Premises or any portion thereof when required hereunder, and shall hold Landlord, its agents and employees, harmless and defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities, damages, losses or costs (including reasonable attorneys’ fees and costs) which Landlord may pay, incur or suffer (i) in the event of an early termination of this Lease, on account of any such hold-over in the Premises after such early termination of this Lease, or (ii) if Landlord has notified Tenant at least ninety (90) days prior to the expiration of the Term of this Lease that Landlord has entered into a lease of all or any portion of the Premises which will commence following the expiration of the Term of this Lease and Tenant (or anyone claiming by, through or under Tenant) fails to vacate the Premises or any portion thereof upon the expiration of the Term of this Lease.

3.03                        Right to Extend.

(a)                                 Extension Term.  Provided that, as of both the time Tenant gives the Extension Notice (as defined below) and the first day of the Extension Term, (i) Tenant is not in default hereunder beyond all applicable notice and grace periods (if any), and (ii) the Tenant named in Article 1 above (or a Related Party Transferee) is then occupying at least seventy percent (70%) of the Premises for the conduct of the Permitted Uses, then Tenant may extend the Term of this Lease for the Extension Term stated in Article 1 by giving unconditional written notice (an “Extension Notice”) to Landlord of Tenant’s election to extend the Term at least twelve (12) months but not more than eighteen (18) months before the end of the Initial Term, time being of the essence.  The Extension Notice shall be sufficient to extend the Term for the Extension Term, subject to all of the terms of this Lease except for the change in Base Rent as set forth

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below, and no additional writing or further action by the parties shall be required for such purpose (but upon the request of either party, the parties shall promptly execute and deliver an amendment to this Lease reflecting such extension of the Term).  If Tenant fails to give the Extension Notice in strict accordance with the provisions of this Section 3.03(a), Tenant shall be deemed to have waived all rights to extend the Term of this Lease.  All references in this Lease (A) to the “Term” shall mean the Initial Term as it may be extended by the Extension Term in accordance with the provisions of this Section 3.03, and (B) to the “Term Expiration Date” shall mean the last day of the Initial Term or, if Tenant extends the Term in accordance with the provisions of this Section 3.03, the last day of the Extension Term.

(b)                                 Extension Term Base Rent.  Base Rent for each Lease Year of the Extension Term(s) shall be the “Fair Market Rent” of the Premises (as defined below).  Fair market rent of the Premises (the “Fair Market Rent”) for the Extension Term shall be based upon leases or agreements to lease then being negotiated or executed with respect to comparable first-class office/laboratory space in the Building or in comparable buildings in Watertown and other comparable inner suburban and suburban lab markets (excluding Kendall Square but including the Alewife section of Cambridge and Allston/Brighton) with walkable urban amenities.  In determining Fair Market Rent, all relevant factors shall be taken into account, including size, location and condition of premises, lease term (including renewal options), tenant’s obligations with respect to operating expenses and taxes, tenant improvement allowances, other inducements then being offered by landlords, condition of building, and services and amenities provided by the landlord.  Fair Market Rent shall include provisions for increases or other adjustments during the Extension Term for which such determination is being made.

(c)                                  Determination of Fair Market Rent .  Fair Market Rent shall be determined as follows: Landlord shall give Tenant written notice (“Landlord’s Fair Market Rent Notice”) of Landlord’s determination of Fair Market Rent for the Extension Term within thirty (30) days of Tenant’s giving to Landlord the Tenant’s Extension Notice. Tenant shall thereafter notify Landlord within thirty (30) days of Landlord’s giving to Tenant Landlord’s Fair Market Rent Notice of its agreement with or objection to Landlord’s determination of the Fair Market Rent, whereupon in the case of Tenant’s objection, Fair Market Rent shall be determined by arbitration conducted in the manner set forth below.  If Tenant does not notify Landlord within such 30-day period of Tenant’s agreement with or objection to Landlord’s determination of the Fair Market Rent, then the Fair Market Rent for the Extension Term shall be deemed to be Landlord’s determination of the Fair Market Rent as set forth in Landlord’s Fair Market Rent Notice to Tenant.  If Tenant does notify Landlord within such 30-day period of Tenant’s objection to Landlord’s determination of the Fair Market Rent, then within ten (10) days of Tenant’s giving such notice of objection to Landlord, each of Tenant and Landlord shall choose an MAI real estate appraiser or commercial real estate broker with at least ten (10) years of professional experience dealing with properties similar to the Property in the vicinity of the Property (each a “Real Estate Professional”) and notify the other party of the person so selected.  The Real Estate Professionals so selected shall each determine and promptly report (in no event later than the thirtieth (30th) day following the giving of the notice of appointment of the second Real Estate Professional) to both Landlord and Tenant in writing his or her determination of the Fair Market Rent.  If the higher of the Fair Market Rents reported by the two Real Estate Professionals is no more than ten (10%) percent more than the lower rate, then the Fair Market Rent will be an average of such amounts.  However, if the higher amount is more than one hundred ten (110%) percent of the lower amount, then within ten (10) days after receipt of both reports, Landlord and Tenant will jointly appoint a third Real Estate Professional meeting the aforesaid criteria and who does not have and has not had, within five (5) years prior to such appointment, a business relationship with either Landlord or Tenant, and the third Real Estate Professional will determine the Fair Market Rent by selecting either the Fair Market Rent determination of Landlord’s Real Estate Professional or the Fair Market Rent determination of Tenant’s Real Estate Professional according to whichever of the two valuations as set forth in the reports from Landlord’s Real Estate Professional or Tenant’s Real Estate Professional, respectively, is closer to the actual Fair Market Rent in the opinion of

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such third Real Estate Professional.  The third Real Estate Professional shall have no discretion other than to select one of the determinations of Fair Market Rent made by the first two Real Estate Professionals as aforesaid.  Landlord and Tenant shall each pay the Real Estate Professional that it appoints, and shall share equally the cost of the third Real Estate Professional.

(d)                                 Rent Continuation.  For any part of the Term for which the amount of Base Rent has not finally been determined, Tenant shall make payment on account of Base Rent at the rate last paid under this Lease, and the parties shall adjust for any overpayments or underpayments upon the final determination of Fair Market Rent.  The failure by the parties to complete the processes contemplated under this Section 3.03 prior to the commencement of the Extension Term shall not affect the continuation of the Term or the parties’ obligation to make any adjustments for any overpayments or underpayments for the Base Rent due for the applicable period promptly after the determination thereof is made.

ARTICLE 4:  RENT

4.01.  Base Rent.  Commencing on the Initial Rent Commencement Date and continuing thereafter on the first day of each month during the Term through and including the day immediately preceding the Full Rent Commencement Date, Tenant shall pay Landlord the monthly installment of Base Rent for 56,052 square feet (i.e., all but 10,000 square feet) of the rentable area in the Premises, in advance, without notice or demand.  Commencing as of the Full Rent Commencement Date and continuing thereafter on the first day of each month throughout the Term, Tenant shall pay Landlord the monthly installment of Base Rent for the entirety of the Premises (i.e., 66,0652 square feet of rentable area), in advance, without notice or demand.  Base Rent for partial calendar months in which the Initial Rent Commencement Date or the Full Rent Commencement Date occurs, or on which the Term of this Lease expires or is earlier terminated), shall be pro-rated.

4.02.  Additional Rent

(a)                                 General.  “Rent” means, collectively, Base Rent and all other amounts payable by Tenant under this Lease other than Base Rent, including Tenant’s Pro Rata Share of Taxes (Article 5) and Operating Expenses (Article 7), and Tenant’s utility charges (Article 6), regardless of whether or not such amount is expressly described as “Additional Rent” in this Lease (collectively, “Additional Rent”).  Landlord shall reasonably estimate in advance (i) all Taxes under Article 5 and (ii) all Operating Expenses under Article 7 (the items in clauses (i) and (ii), collectively, being “Operating Costs”).  Commencing on the Initial Rent Commencement Date and continuing thereafter on the first day of each calendar month until the Full Rent Commencement Date, Tenant shall pay, without notice or demand, one-twelfth (1/12th) of Tenant’s Pro Rata Share of such reasonably estimated Operating Costs monthly in advance; provided, however, that in calculating Tenant’s Pro Rata Share for purposes of this sentence, the rentable area of the Premises shall be deemed to be 56,052 square feet (i.e., 10,000 square feet less than the entire Premises). Commencing on the Full Rent Commencement Date and continuing thereafter on the first day of each calendar month throughout the Term, Tenant shall pay, without notice or demand, one-twelfth (1/12th) of Tenant’s Pro Rata Share of such reasonably estimated Operating Costs monthly in advance (which Tenant’s Pro Rata Share shall be calculated using the entirety of the Premises (i.e., 66,052 square feet of rentable area)).  Additional Rent for partial calendar months in which the Initial Rent Commencement Date or the Full Rent Commencement Date occurs, or in which the Term of this Lease expires or is earlier terminated), shall be pro-rated.  Landlord may reasonably adjust its estimates of Operating Costs at any time based upon its experience and reasonable anticipation of costs.  Such adjustments shall be effective as of the next Rent payment date occurring at least fifteen (15) days after notice to Tenant.  Within one hundred eighty (180) days after the end of each calendar year (or portion thereof) included within the Term, Landlord shall give Tenant a reasonably detailed statement (an

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“Annual Operating Statement”) of the Operating Costs paid or incurred by Landlord during the preceding calendar year (pro-rated for partial calendar years included within the Term) and Tenant’s Pro Rata Share of such expenses; provided, however, that Landlord may bill Tenant for any items omitted or underbilled with respect to the calendar year in question for a period of time not to exceed one (1) year after delivering to Tenant the initial Annual Operating Statement for such calendar year.  Within thirty (30) days after Landlord’s delivery of an Annual Operating Statement to Tenant, Tenant shall pay to Landlord any underpayment, or Landlord shall credit Tenant with any overpayment (which credit shall be applied to any Rent due under this Lease next coming due after the delivery of the Annual Operating Statement (or if the Term has ended and Tenant has no outstanding unpaid obligation to Landlord, Landlord shall pay Tenant the amount of any overpayment as provided below)), of Tenant’s Pro Rata Share of such Operating Costs.

If Tenant wishes to dispute the determination of the Operating Costs charged to Tenant under this Lease, Tenant may do so provided (i) Tenant shall give Landlord written notice of such dispute within one hundred twenty (120) days after its receipt of the Annual Operating Statement being disputed and (ii) Tenant shall pay any overpayment due based on the Annual Operating Statement as provided in the foregoing paragraph, pending resolution of the dispute.  If Landlord provides a revised Annual Operating Statement within the one-year period described in the preceding grammatical paragraph in response to a previously omitted or underbilled item of Operating Costs, Tenant shall have the same 120-day period from its receipt of such revised Annual Operating Statement within which to give Landlord written notice that it disputes one or more of the revised items contained in such revised Annual Operating Statement (which shall be the only items then subject to dispute by Tenant).  Promptly after the giving of such notice in either such case, Landlord shall allow Tenant’s representatives to examine and audit in Landlord’s offices (or the office of its managing agent) Landlord’s books and records with respect to the subject matter of the dispute, which review or audit shall be completed within ninety (90) days after Tenant gave such notice of dispute.  Tenant agrees that the party selected by Tenant to perform such review or audit shall be compensated on the basis of hourly fees and not on a contingency or percentage basis.  Tenant agrees to keep the results of any such review or audit conducted by Tenant confidential except for disclosures to its employees, attorneys, consultants, accountants and owners and except to the extent required to enforce Tenant’s rights hereunder.  The cost of such audit shall be borne by Tenant; provided, however, in the event it is finally determined (by mutual agreement or other resolution of such dispute) that Tenant was overcharged by more than three percent (3%) for the immediately preceding calendar year, then, in such event, Landlord shall pay for Tenant’s reasonable out-of-pocket costs and expenses for the audit.  If it is finally determined (by mutual agreement or other resolution of such dispute) that Landlord’s determination of any of the Operating Cost is (i) overstated, or (ii) understated, then in the case of (i) Landlord shall credit the difference against monthly installments of Rent next thereafter coming due (or refund the difference within thirty (30) days after such determination if the Term has ended and Tenant has no further obligation to Landlord), or in the case of (ii) Tenant shall pay to Landlord the amount of such excess as Additional Rent within thirty (30) days after deemed by Landlord.  Landlord’s obligation under this Paragraph shall survive the expiration of the Term or the earlier termination of this Lease.

If the Term expires or the Lease is terminated as of a date other than the last day of a calendar year, Tenant’s payment of Additional Rent pursuant to this Section for such partial calendar year shall be based on Landlord’s good faith estimate of the items otherwise includable in Operating Costs and shall be made on or before the later of (a) ten (10) Business Days after Landlord delivers such estimate to Tenant or (b) in the case of the expiration of the Term, the last day of the Term, and in either case with an appropriate payment or refund to be made upon Tenant’s later receipt of Landlord’s Annual Operating Statement for such calendar year.  This Section shall survive the expiration of the Term or the earlier termination of this Lease.

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This Lease requires Tenant to pay directly to suppliers, vendors, carriers, contractors, and other parties certain utility costs, personal property taxes, maintenance and repair costs and other expenses.  If Tenant fails to make any such payments when due and Landlord thereafter receives notice of such failure on the part of Tenant, Landlord shall, after providing Tenant with written notice, have the right (but no obligation) to do so on its behalf, and if Landlord so pays any of these amounts in accordance with this Lease, Tenant shall reimburse such costs in full, together with interest thereon at the Default Rate, to Landlord, as Additional Rent, within ten (10) Business Days of demand.

(b)                                 Allocation of Certain Operating Costs.  If at any time during the Term, Landlord provides services (“Limited Landlord Services”) only with respect to particular portions of the Building or Property, or incurs any other Operating Costs allocable to particular portions of the Building or Property, then: (i) such Operating Costs shall be charged entirely to those tenants, including Tenant, if applicable, of such portions, and the amounts so charged to such particular tenant or tenants shall be excluded from Operating Costs otherwise charged under Section 4.06(A), and (ii) Tenant’s Pro Rata Share for any such Limited Landlord Services shall be as defined in Section 4.06(B).  If, during any period for which Landlord’s Operating Costs are being computed, less than ninety-five (95%) percent of the rentable area of the Building was leased and occupied by tenants: (x) Operating Costs that are allocable to the entire Building or the portion thereof in question and which vary by level of occupancy shall be reasonably estimated and extrapolated by Landlord to determine the Operating Costs that would have been incurred if the Building or such portion in question were ninety-five (95%) leased and occupied by tenants for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be the Operating Costs for such period, and (y) Tenant’s Pro Rata Share with respect to such Operating Costs shall be as defined in Section 4.06(A) or (B) as applicable; provided, however, that Landlord shall not collect from Tenant and other tenants in the Building in the aggregate more than one hundred percent of Taxes and such Operating Costs actually incurred by Landlord.

4.03.  Late Charge.  Tenant acknowledges that if it pays Rent late, Landlord will incur unanticipated costs which will be extremely difficult to ascertain exactly.  Such costs include processing and accounting charges, and late charges that may be imposed on Landlord under a mortgage on the Property.  Accordingly, if Landlord does not receive any such payment within ten (10) days following its due date, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount as an administrative charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord shall incur by reason of Tenant’s payment default.  Payment of the late charge shall not cure Tenant’s payment default or prevent Landlord from exercising any other rights and remedies.

4.04.  Interest.  Any late Rent payment shall bear interest from the date due (without regard to the 5-day grace period provided in Section 4.03) until paid at a rate equal to the Prime Rate plus 4% per annum (the “Default Rate”), except to the extent such interest would cause the total interest to be in excess of that legally permitted (and then interest will be at the maximum rate legally permitted).  The “Prime Rate” shall mean the prime lending rate per annum published in The Wall Street Journal from time to time, and the Default Rate shall be adjusted effective upon each change in the Prime Rate.  Payment of interest shall not cure Tenant’s payment default or prevent Landlord from exercising any other rights and remedies.

4.05.  Method of Payment.  Tenant shall make a pro rata payment of Base Rent and Additional Rent for any period of less than a month at the beginning or end of the Term.  All payments of Base Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by check drawn on a Boston clearinghouse bank to the Original Address of Landlord or such other place as Landlord may from time to time direct (or if requested by Landlord or Tenant in the case of Base Rent or Additional Rent, by electronic fund transfer) without demand (except to the extent notice or demand is expressly required herein), abatement (except to the extent expressly provided herein), set-off or other deduction.

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Without limiting the foregoing, except as expressly otherwise set forth in this Lease, Tenant’s obligation so to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or any casualty or taking or any failure by Landlord to perform or other occurrence.

It is intended that Base Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting Landlord’s financing expenses, federal and state income taxes of general application, and those expenses that this Lease expressly makes the responsibility of Landlord and excepting any expense or charge incurred as a result of Landlord’s acts or omissions), and all provisions hereof shall be construed in terms of such intent.

4.06.  Tenant’s Pro Rata Share.  The term “Tenant’s Pro Rata Share” shall have different definitions depending upon the circumstances in which such term is used.

(A)                               Entire Building.  With respect to any Operating Costs and benefits that are allocable to the entire Building and with respect to Tenant’s Parking Allotment, Tenant’s Pro Rata Share shall be defined as a fraction, the numerator of which is the total rentable area of the Premises, and the denominator of which is the total rentable area of the Building, as of the date of the computation.  As of the date hereof, the parties agree that the total rentable area of the Building is 185,015 square feet, and that Tenant’s Pro Rata Share is 35.70% (subject to adjustment as provided in Section 2.01(e) above).

(B)                               Costs that are only incurred for portions of the Building.  With respect to any Operating Costs and benefits that are allocable to only a portion of the Building which includes the Premises, Tenant’s Pro Rata Share shall be defined as a fraction, the numerator of which is the total rentable area of the Premises, and the denominator of which is equal to the sum of the rentable square foot area of (i) the Premises and (ii) all other premises to which such cost is allocable.

Tenant’s Pro Rata Share with respect to the entire Building is initially as set forth in Article 1 and Tenant’s Pro Rata Share is subject to adjustment only if the total rentable area of the Premises changes on account of any amendment to the Lease as may be set forth in such amendment, or if the Building changes on account of any reconstruction after a casualty event, expansion or contraction thereof.

ARTICLE 5:  TAXES

5.01.  Taxes.  Commencing as of the Initial Rent Commencement Date and continuing thereafter throughout the Term of the Lease, Tenant covenants and agrees to pay to Landlord as Additional Rent, Tenant’s Pro Rata Share of Taxes for each fiscal tax period, or ratable portion thereof, included in the Term.  If Landlord receives a refund of any such Taxes, Landlord shall pay to Tenant Tenant’s Pro Rata Share of the refund after deducting Landlord’s reasonable costs and expenses incurred in obtaining the refund, to the extent such costs and expenses were not previously included in, and actually paid as, Taxes pursuant to Section 5.02 below.  Tenant shall make estimated payments on account of Taxes in monthly installments as provided in Section 4.01, in amounts estimated from time to time by Landlord pursuant to Section 4.02(a).

5.02.  Definition of “Taxes”.  “Taxes” shall mean all taxes, assessments, betterments, excises, user fees imposed by governmental authorities, and all other governmental charges and fees of any kind

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or nature, or impositions or agreed payments in lieu thereof, or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property or any portion of either (including any so-called linkage, impact or voluntary betterment payments), assessed or imposed by governmental authorities against the Premises, the Building or the Property or any portion of either (including any personal property taxes levied on such property or on fixtures or equipment owned by Landlord and used in connection therewith).  Furthermore, notwithstanding anything to the contrary herein, Taxes shall exclude (a) any interest and/or penalties for late payments to the extent relating to a period in which Tenant was not in default (beyond any applicable notice and cure periods) of its obligations to pay Tenant’s Pro Rata Share of Operating Costs, and (b) federal, state or local income or profit taxes, franchise, rental, capital, inheritance, estate, conveyance, transfer, gift, or corporate excise taxes or levies.  The amount of any special taxes, special assessments, and agreed or governmentally imposed “in lieu of tax” or similar charges, shall be included in Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question.  Landlord agrees that if any special taxes, special assessments, and agreed or governmentally imposed “in lieu of tax” or similar charges shall be levied against the Building, to elect to pay such assessment over the longest period of time permitted by law or applicable agreement with the governmental authority.  Betterments and assessments, whether or not paid in installments, shall be included in Taxes in any tax year as if the betterment or assessment were paid in installments over the longest period permitted by law, together with the interest thereon charged by the assessing authority for the payment of such betterment or assessment in· installments.

Notwithstanding the foregoing, if during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on the Premises, the Building or the Property or any portion of either, or on Landlord, any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, charge or fee (as distinct from the federal and state income tax in effect on the Date of Lease) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term “Taxes”, but only to the extent that the same would be payable if the Property were the only property of Landlord.  Taxes shall also include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

5.03.  Personal Property Taxes.  Tenant shall pay directly all taxes (if any) charged against Tenant’s Property (as defined in Section 10.06).  Tenant shall use commercially reasonable efforts to have Tenant’s Property taxed separately from the Property.  Landlord shall notify Tenant if any of Tenant’s Property is taxed with the Property, and Tenant shall pay such taxes to Landlord within fifteen (15) days of such notice.

ARTICLE 6:  BUILDING SERVICES AND SPECIAL BUILDING FACILITIES

6.01.  Utility Services.

(a)                                 Tenant shall make all arrangements for, and shall provide and pay when due all charges and deposits required by the provider for, water, sewer, gas, boiler water, electricity, telephone and any other utilities or services used or consumed on the Premises (collectively, “Utility Services”), whether called use charge, tax assessment, fee, or otherwise, as the same become due.  As part of the Base

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Building Work, Landlord will (i) install Oncom BTU metered taps for reheat hot water from the main Building loop to the Premises (if additional taps from the main loop are required, Tenant shall install them at its own cost and expense, and any meters installed as part of such work shall be compatible with the Building equipment and the Building BMS system); (ii) install a tenant meter on the utility gas manifold to measure the amount of gas consumed to service the Premises; and (iii) install a tenant meter to measure the amount of domestic water delivered to the Premises.  Tenant shall install, as part of its electrical service switchgear, a CT cabinet with an electrical usage meter as required by the Utility Service Provider.  If the Utility Service Provider will not allow individual direct metering for Tenant’s service, this meter shall be used to measure Tenant’s direct usage of electricity within the Premises, (including the electricity consumed in providing HVAC service to the Premises), for which Tenant shall reimburse Landlord at the direct billing rates charged to Landlord by the Utility Service Provider.  Landlord shall bill Tenant monthly for such hot water, gas, domestic water (and, if applicable, electrical consumption, each as a recurring charge, and Tenant shall pay each such invoice, as Additional Rent, within thirty (30) days after receipt of an invoice therefor.

(b)                                 Tenant shall timely pay all costs and expenses associated with any directly and separately metered utilities (such as telephone) provided exclusively to the Premises directly to the applicable service provider.  Tenant shall pay all costs and expenses associated with utility charges that are based on sub-metering or check metering directly to Landlord, without mark-up by Landlord on account of Landlord’s administration of such charges, within thirty (30) days of invoice therefor by Landlord.  With respect to any Utility Services that are not either separately metered or measured by a check meter or submeter, Tenant shall pay the cost of the same as part of Operating Costs payable hereunder.  Tenant may, no more than once per calendar year, conduct an engineering survey at its sole cost and expense to determine whether the submeters and/or check meters are accurately measuring the particular services to be measured thereby and, if Tenant discovers any metering inaccuracies as a result of such survey and such inaccuracies result in an error in the amount billed to Tenant, Landlord shall promptly refund the overpayment within ten (10) Business Days after receipt of notice from Tenant of such inaccuracy.  If requested by Landlord, Tenant and the persons conducting the engineering survey for Tenant shall enter into a reasonable confidentiality agreement prior to inspecting such meters, which shall permit Tenant to disclose the results of such survey to the extent required to enforce its rights hereunder.  If the survey shows any errors resulting in any underpayment for such services, Tenant shall reimburse Landlord for Tenant’s share of such underpayment, as Additional Rent, within ten (10) Business Days of demand.  In no event shall Tenant engage any person in connection with such engineering survey whose fees or costs are payable, in whole or part or directly or indirectly, in a contingent manner or by means of any commission depending on the survey outcome.  Any dispute regarding amounts due, or accuracy of the meters, under this paragraph shall be resolved in accordance with Section 16.17 of this Lease at the request of Landlord or Tenant, which request shall be made with respect to disputes regarding amounts due, no later than one hundred twenty (120) days after Tenant receives Landlord’s Annual Operating Statement for the fiscal year in question (any bill not disputed within such 120-day period shall be deemed final and conclusive).  Except as expressly set forth in Section 6.03, Landlord shall not be liable for any interruption or failure in the supply of any utilities or Utility Services.

(c)                                  To the maximum extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services from any reputable company or third party providing Utility Services (“Utility Service Provider”) to the Building, provided that the rates charged by such Utility Service Provider are competitive with the current market rates.  In exercising its rights hereunder, Landlord shall make commercially reasonable efforts to avoid any interruption to Tenant’s business operations in connection with the change from one Utility Service Provider to another.  Subject to Section 9.06, Tenant agrees reasonably to cooperate with Landlord and such Utility Service Providers and at all times as reasonably necessary, and on reasonable advance notice of not less than forty-eight (48) hours (except in the event of emergency), shall allow Landlord and the

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Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, ducts, shafts, fixtures and wiring within the Premises and associated with the delivery of Utility Services.

(d)                                 Except for the Initial Tenant Work (as defined in Exhibit C attached hereto) and the equipment and appliances being installed in connection therewith in accordance with Tenant’s Plans as approved by Landlord, Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises which would require increased electrical service to the Premises or modifications to the structure of the Building, without the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, conditioned or delayed, and using contractor(s) reasonably approved by Landlord, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances (as to which Landlord’s prior written consent shall not be required).

6.02.  Building Services and Building Systems.

(a)                                 In addition to the services described in Section 6.01, Landlord shall provide the following services to Building common areas, the costs of which are included within Operating Expenses:

(i)                                     Janitorial services for the Building common areas as described in Exhibit E attached hereto.

(ii)                                  Building security consistent with similar “first-class” laboratory and office buildings in the vicinity of the Property as described in Exhibit E attached hereto.

(iii)                               Landlord shall arrange for and provide (as defined below) to the common areas of the Building those services as set forth in Exhibit E attached hereto.

(iv)                              Landlord shall provide HVAC service to the common areas of the Building by means of the Building mechanical system, during Normal Business Hours, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

Tenant acknowledges that Landlord has not made any warranty or representation to Tenant as to the efficacy of the security services that Landlord is required to provide under this Lease.

(b)                                 Landlord shall provide to the common areas of the Building the janitorial services as described in Exhibit E attached hereto, the costs of which are included within Operating Expenses.  Tenant shall, at its sole cost and expense, provide janitorial services to the Premises on each Business Day during the Term.  In addition, Tenant shall arrange for the removal and disposal of its lab-related refuse by a licensed vendor, all at Tenant’s sole cost and expense, such removal and disposal to be accomplished in accordance with all applicable Legal Requirements.

(c)                                  Tenant shall have the ability to control the provision of heat, ventilation or air conditioning (collectively, “HVAC”) services to the portions of the Premises served by the Building mechanical systems (as opposed to being provided by means of any HVAC equipment or system installed by or on behalf of Tenant and serving only the Premises).  The electricity consumed in providing HVAC service to the Premises (whether by means of the Building mechanical system or Tenant’s supplemental HVAC system) shall be measured by a submeter and charged back to Tenant by Landlord at Landlord’s actual cost, without mark-up.  The hot water consumed in providing HVAC service to the Premises through the Building mechanical system shall be metered to Tenant.  Landlord shall bill Tenant monthly for such electrical consumption and hot water consumption and Tenant shall pay each such invoice, as

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Additional Rent, within thirty (30) days after receipt of an invoice therefor.  Tenant agrees to abide by all the reasonable regulations and requirements which Landlord may prescribe for, the proper functioning and protection of the air conditioning system of general applicability to all occupants of the Building and provided such reasonable regulations and requirements are provided in writing to Tenant thirty (30) days in advance.

(d)                                 If Tenant desires HVAC service to a common area of the Building outside of Normal Business Hours, Landlord will use reasonable efforts, upon not less than twenty-four (24) hours’ prior written notice from Tenant of its requirements in that regard, to furnish additional HVAC service to such common area during such requested times.  Tenant will pay to Landlord Landlord’s actual hourly cost (including equipment depreciation), without markup, as the same may be adjusted from time to time by Landlord, for any such additional HVAC service required by Tenant.

Excluding any equipment to be installed as part of the Initial Tenant Work, in the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional HVAC units, chillers, condensers, compressors, ducts, piping and other equipment, such HVAC equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition.  At Landlord’s sole election, such equipment will either be installed:

(i)                                     by Landlord at Tenant’s expense and Tenant shall reimburse Landlord within thirty (30) days of demand (but to the extent that such equipment will serve portions of the Property other than the Premises, Tenant shall only be obligated to pay its proportionate share of such cost), as Additional Rent, in such an amount as will compensate it for the cost incurred by it in installing, operating, maintaining, repairing and replacing, if necessary, such additional HVAC equipment.  At Landlord’s election, such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and throughout the Term, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider reasonably approved by Landlord (but to the extent that such equipment will serve portions of the Property other than the Premises, Tenant shall only be obligated to pay its proportionate share of such costs).  Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider, which approval shall not be unreasonably withheld, conditioned or delayed; or

(ii)                                  only if the additional equipment will exclusively serve the Premises, by Tenant, subject to Landlord’s prior reasonable approval of Tenant’s plans and specifications for such work.  In such event: (i) such equipment shall be installed, maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the Term, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord.  Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)                                  Pursuant to Section 10.03, Landlord shall repair, maintain in good condition and order, and replace all Building Systems (including the HVAC, plumbing, electrical, mechanical, fire and life safety, and other systems) to the extent to which the same were installed as part of the Base Building Work, subject to casualty, condemnation and matters described in Section 16.09, the cost of which shall be included in Operating Expenses to the extent provided in Section 7.01; provided, however, that Landlord’s obligations with respect to the loading dock and elevator located within and serving solely the Premises shall be limited to replacements which are capital in nature.  Tenant shall be solely responsible,

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at its sole cost and expense, for repairing, maintaining and (subject to the provisions of the immediately preceding sentence) replacing all equipment which services solely the Premises, whether the same were initially installed by Landlord or Tenant, and whether the same were installed prior to the Initial Rent Commencement Date or thereafter, except to the extent the need for such repair results from Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees or contractors,.  In no event shall Landlord be liable for any interruption or delay in providing any of the services described in this Section or in Exhibit E attached hereto by reason of any accident, the making of repairs, alterations or improvements, labor difficulties, trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such Building, governmental restraints, or any cause beyond Landlord’s control.

(f)                                   Notwithstanding anything to the contrary contained in this Article 6 or elsewhere in this Lease, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may reasonably be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable Legal Requirements.

(g)                                  Tenant acknowledges that it has been provided with an opportunity to confirm that the electric current serving the Premises will be adequate to supply its proposed permitted uses of the Premises.  If, however, Tenant subsequently determines that it will require electric current for use in the Premises in excess of the quantity which, in Landlord’s reasonable judgment, Landlord’s facilities are capable of providing, then Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable Legal Requirements and Insurance Requirements, and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

(h)                                 Tenant shall have the right to install, at its sole cost and expense, a security system for its Premises provided that (i) such security system is compatible with any security system installed by Landlord with respect to the Building as a whole, and (ii) Tenant shall provide Landlord with access cards, keys or codes as required to gain entry into all parts of the Premises, subject to the provisions of Section 9.06.

(i)                                     For the Term of this Lease, Landlord shall contract for the provision of scheduled shuttle private bus service or other vehicular transportation for employees of Tenant and other tenants at the Property to and from the Property and the Harvard Square MBTA Red Line Station, as more particularly provided in Exhibit F attached hereto.

(j)                                    Landlord shall, at its sole cost and expense and as part of the Base Building Work, construct a loading area and install a freight elevator, all as more particularly provided in the Work Letter attached hereto as Exhibit C, at the location identified on Exhibit A attached hereto.  Tenant shall have the exclusive right to use such loading dock and freight elevator on a 24/7 basis at no additional charge.

(k)                                 To the extent that Landlord provides security services at the Property or Building at any time during the term of this Lease, (i) Tenant hereby releases Landlord from any claim for injury to persons or damage to property asserted by Tenant or any Tenant Party that is suffered or occurs in or about the Premises or in or about the Building or Property or the common areas appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, Building or Property, and (ii) Landlord shall not be deemed to owe Tenant or any other person any duty or standard of care as a result of Landlord’s provision of such security services.

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6.03.  Service Interruptions .

(a)                                 When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or by reason of event(s) of Force Majeure, Landlord reserves the right to temporarily interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator and/or other access to the Premises, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems.  Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but except to the extent expressly provided in Section 6.03(b) below, there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.  Landlord shall schedule all non-emergency interruptions, curtailments, stops or suspensions of services or systems in advance after consultation with Tenant, and shall make commercially reasonable efforts to avoid the same interfering with Tenant’s conduct of its business in the Premises.

(b)                                 Notwithstanding the foregoing, Tenant shall be entitled to a proportionate abatement of Base Rent in the event of a Landlord Service Interruption (as defined below).  For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises shall lack any service which Landlord is required to provide hereunder thereby rendering at least fifty (50%) percent of the usable area of the Premises untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below), (ii) such lack of service was not caused by the act or omission of Tenant or any Tenant Party; (iii) Tenant in fact ceases to use at least fifty (50%) percent of the Premises for the entirety of the Landlord Service Interruption Cure Period; and (iii) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control.  During such Landlord Service Interruption Period, Landlord will, if reasonably practical, cooperate with Tenant to arrange for the provision of any interrupted services on an interim basis via temporary measures until final corrective measures can be accomplished and Tenant will permit Landlord the necessary access to the Premises to remedy such lack of service, subject to the provisions of Section 9.06.  For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as seven (7) consecutive Business Days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption.  This Section 6.03 shall be Tenant’s sole and exclusive remedy on account of an interruption of services or Landlord default resulting in an interruption of services other than Tenant’s right to obtain affirmative injunctive relief.  This Section 6.03 shall not apply to any interruption or failure of services required to be provided by Landlord under Section 6.02(a) or Exhibit E attached hereto, which is caused in whole or in part by any act or omission of Tenant or any Tenant Party, or by any occurrence described in Section 16.09, or by any cause whatsoever other than those set forth in the first sentence of this Section 6.03.  Notwithstanding the foregoing, if either Landlord or Tenant disputes in good faith whether, or the extent to which, an event is subject to the provisions of this Section 6.03, or the amount of Tenant’s abatement of Base Rent hereunder, such dispute shall be resolved in accordance with Section 16.17 of this Lease; provided, however, that in the event that it is ultimately determined that there was a Landlord Service Interruption, then Tenant shall have the right to a retroactive equitable abatement of Base Rent for the period as set forth above, provided that, if the Term expires before Tenant’s entire retroactive abatement has been effected, then Landlord shall immediately refund to Tenant any overpayment of Rent due under the Lease not yet received on account of the retroactive abatement.

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ARTICLE 7:  OPERATING EXPENSES

7.01.  Operating Expenses.

(a)                                 “Operating Expenses” shall mean all costs and expenses of whatever nature associated with the ownership, operation, management, cleaning, maintenance or repair of the Property, and of all Building Systems.  Operating Expenses include the costs and expenses incurred in connection with the following (subject to the limitations and exclusions set forth in this Section 7.01): compliance with Landlord’s obligations under Sections 6.01, 6.02 and 10.03; planting and landscaping; snow removal; utility, water and sewage services (in each case to the extent not metered to and payable by specific tenants of the Building); maintenance of signs; supplies, materials and equipment purchased or rented; total wage and salary costs paid to, and all contract payments made on account of, all persons directly engaged in the management, operation, maintenance, security, cleaning and repair of the Property, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; services generally furnished to tenants of the Property; maintenance, repair and replacement of Building equipment and components; utilities consumed and expenses incurred in the operation, maintenance and repair of the Property; costs incurred by Landlord in performing its obligations under any of the Agreements; costs incurred by Landlord to comply with the terms and conditions of any governmental approvals affecting operations of the Property; workers’ compensation insurance and property, liability and other insurance premiums (but premiums on pollution liability insurance maintained by Landlord shall be allocated among only laboratory tenants); personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property (provided that any such payments made to Affiliates of Landlord shall not exceed the amount otherwise payable in an arm’s length transaction); rental or license payments paid by Landlord for parking areas to be made available for use by tenants of the Property; fees for required licenses and permits; routine maintenance and repair of Parking Facilities (whether situated on or off of the Property) and paving, including sweeping, striping, repairing, repaving and resurfacing; refuse removal; security; shuttle and other transportation services operated or contracted for by Landlord to provide transportation for employees of tenants of the Property between the Property and mass transit locations (which shuttle may service other locations owned or controlled by Landlord, in which case Landlord shall equitably allocate the costs of such shuttle between the various properties); and property management fees.  Landlord may use third parties or Affiliates to perform any of these services, and the cost thereof shall be included in Operating Expenses, so long as such third parties are professional and such costs are comparable to market rate costs.  Costs referred to in this Section shall be ascertained in accordance with generally accepted accounting principles, and allocated to appropriate fiscal periods on the accrual method of accounting.

(b)                                 Operating Expenses shall only include capital expenditures that (A) are for the primary purpose of reducing Operating Expenses (and then only to the extent that the amount of any annual amortization amount otherwise calculated pursuant to this subsection (b) does not exceed the amount of such savings on an annual basis, as reasonably determined by Landlord), or (B) are required by changes in Legal Requirements or Insurance Requirements occurring after the Date of Lease.  Any capital expenditures not excluded from Operating Expenses pursuant to this paragraph shall be amortized over the useful life of the item in question as reasonably determined by Landlord in accordance with the relevant provisions of the Internal Revenue Code and the regulations promulgated thereunder, as amended from time to time, together with interest at Landlord’s actual interest rate incurred in financing such capital expenditures, or, if no part of such expenditure is financed, at an imputed interest rate equal to the Prime Rate plus 2%.

(c)                                  Notwithstanding anything contained herein to the contrary, in no event shall Operating Expenses include any of the following:

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(1)                                 expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including marketing costs, brokerage commissions and concessions and leasehold improvement allowances and costs, finders’ fees, attorneys’ fees and expenses, entertainment costs and travel expenses;

(2)                                 debt service;

(3)                                 attorneys’ fees incurred in connection with lease negotiations or disputes with individual tenants, and other expenses and attorneys’ fees to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Property;

(4)                                 accountants’ fees incurred in connection with disputes with individual tenants and/or the existence, maintenance or non-Property related operations of the legal entity or entities of which Landlord is comprised.  Without limitation, the foregoing shall not exclude the costs of preparing financial statements for Operating Expenses;

(5)                                 the cost of any special work or service performed for any tenant (including Tenant) or licensee, such as after-hours HVAC service, which is billable to such tenant or licensee, or any costs in connection with services or benefits that are provided to or for the particular benefit of specific (but less than all of) the tenants and billable to them, and expenses for any item or service not provided to Tenant but to certain other tenant(s) in the Building;

(6)                                 the cost of any items for which Landlord is reimbursed by insurance, condemnation, licensees, tenants (other than through general operating expense provisions) or otherwise;

(7)                                 the cost of any additions, changes, replacements, painting, decorating, renovations and other items that are made solely in order to prepare tenant space for a new tenant’s occupancy, or the cost of any other work in any space leased to an existing or prospective tenant or other occupant of the Building or the Property;

(8)                                 interest, principal, points and fees, amortization or other costs and expenses associated with any debt or amortization payments on any mortgage or deed to secure debt and rental under any ground lease, master space lease or other underlying lease;

(9)                                 any expenses for repairs or maintenance to the extent reimbursed due to warranties and service contracts;

(10)                          any cost that Tenant pays for directly (either to Landlord or a third party);

(11)                          any cost for which Landlord is reimbursed by a warranty that Landlord is required to obtain in connection with the Property pursuant to this Lease or that Landlord otherwise obtains in connection with the Property;

(12)                          any amounts paid to an Affiliate of Landlord for the performance of services that is in excess of the amount that would have been paid on an arm’s length basis in the absence of such relationship;

(13)                          depreciation and amortization of the Property or any part thereof (except as otherwise provided in Section 7.01(b) above);

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(14)                          salaries and bonuses and benefits of officers, executives of Landlord and administrative employees above the grade of property manager or building supervisor, and if a property manager or building supervisor or any personnel below such grades are shared with other buildings or has other duties not related to the building containing the Premises, only the allocable portion of such person’s or persons’ salary, bonuses, and benefits shall be included in Operating Expenses;

(15)                          Landlord’s general overhead and administrative expenses;

(16)                          any capital expenditures, except to the extent expressly permitted pursuant to this Section 7.01;

(17)                          expenses incurred by Landlord to the extent the same are chargeable to any other tenant or occupant of the Property, or to any third party;

(18)                          any cost incurred by the negligence or willful misconduct of Landlord, its agents and employees;

(19)                          penalties, fines and other costs incurred due to violation by Landlord of any lease or any Legal Requirements applicable to the Building, and any interest or penalties due for late payment by Landlord of any of the Operating Expenses;

(20)                          Taxes;

(21)                          reserves;

(22)                          cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures except as provided in Section 7.01(b);

(23)                          payments for rented equipment, the cost of which equipment would constitute a capital expenditure of the equipment were purchased;

(24)                          costs and expenses incurred by Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder, other than the deductible amount under such insurance policies;

(25)                          the cost of correcting defects in the initial construction of the Building;

(26)                          the cost of any item for which Landlord is reimbursed through condemnation awards;

(27)                          insurance premiums to the extent any unusual tenant activity causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer and are not passed through by Landlord to a specific tenant;

(28)                          the costs of all purchases of supplies for the Building or Property which create a larger than 90-day inventory; and

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(29)                          costs and expenses of investigating, monitoring and remediating hazardous materials which were present on or beneath the surface of the Property as of the Date of Lease.

Tenant shall pay Tenant’s Pro Rata Share of Operating Expenses in accordance with Section 4.02.

ARTICLE 8:  INSURANCE

8.01.  Coverage.  Tenant shall maintain throughout the Term, at its sole cost and expense, insurance for the benefit of Tenant and Landlord (as their interests may appear) from insurers licensed to do business in The Commonwealth of Massachusetts, rated at least “A:IX” by A.M. Best, with terms and coverages reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time require (provided that such limits are the same as those then being provided by similar types of tenants in the greater Boston area under leases of similar types of premises).  Initially, Tenant shall maintain the following on an occurrence basis (except as otherwise expressly provided below):

(A)                               Commercial general liability insurance on an occurrence basis naming Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) of which Tenant has received written notice from time to time as additional insureds, insuring against all claims and demands for personal injury liability (including bodily injury, sickness, disease, and death) or damage to property, with combined single limits of not less than $5,000,000 per occurrence and $5,000,000 in the aggregate, which coverages may be effected by primary or excess coverage.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.  Such insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord’s insurance (if any) shall be in excess thereto;

(B)                               Property insurance covering property damage and business interruption.  Covered property shall include all Tenant improvements in the Premises other than the Initial Tenant Work, but including all other Tenant Work, and Tenant’s Property.  Such insurance, with respect only to Tenant Work, shall name Landlord and Landlord’s mortgagees of which Tenant has received written notice from time to time as additional loss payees as their interests may appear.  Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, and such other risks Landlord may from time to time reasonably designate (provided that insurance for such risks is then commercially available at commercially reasonable rates and is being carried by similar tenants for research and laboratory facilities in the vicinity of the Property), for the full replacement cost of the covered items and in amounts that meet any co-insurance clause of the policies of insurance, with a deductible amount not to exceed a then-commercially reasonable deductible, which initially shall be no greater than $50,000;

(C)                               Workers’ compensation insurance with statutory benefits and employers liability insurance in the following amounts: each accident, $1,000,000; disease (policy limit), $1,000,000; disease (each employee), $1,000,000;

(D)                               Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per occurrence, naming Landlord, Landlord’s

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managing agent and Landlord’s mortgagee(s) of which Tenant has received written notice, from time to time, as additional insureds;

(E)                                Pollution legal liability insurance covering first and third party claims for clean-up costs, personal injury and property damage on an on-site and off-site basis, with a single claim and aggregate claim amount of Three Million Dollars ($3,000,000.00), naming Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) of which Tenant has received written notice from time to time as additional insureds.  The parties acknowledge and agree that the insurance required by this paragraph (D) shall not include coverage for pre-existing environmental conditions at the Property as of the Date of Lease; and

(F)                                 During all construction by Tenant, Tenant shall maintain with respect to the Premises and Property adequate builder’s risk insurance, in form and amount reasonably satisfactory to Landlord based upon the scope of work, (and Landlord, its mortgagees of which Tenant has received written notice, and any ground or master lease lessors of which Tenant has received written notice shall be named as an additional insured party as their interest may appear).

Tenant shall provide to Landlord certificate(s) evidencing (i) the coverages required by Sections 8.01(A), (B), (C) and (D) on or before the Date of Lease, which coverages shall be effective as of such date, (ii) the coverage required by Section 8.01(E) not later than thirty (30) days prior to the earlier of either (x) the first delivery of Hazardous Materials to the Property for Tenant’s use or (y) Tenant’s occupancy of any portion of the Premises for the conduct of business therein, which coverage shall be effective not later than the earlier of the dates set forth in the foregoing clauses (x) and (y), and (iii) the coverage required by Section 8.01(F) not later than thirty (30) days prior to the date on which Tenant anticipates that Tenant’s Contractor will commence its on-site mobilization for the performance of the Initial Tenant Work, which coverage shall be effective not later than the date on which Tenant’s Contractor actually commences such on-site mobilization.  Thereafter, Tenant shall provide certificates of each insurance coverage required by this Section not less than thirty (30) days before the expiration of such insurance coverage.  All insurance certificates required to be provided by Tenant shall state that such coverages may not be canceled or amended so as to materially adversely affect Landlord’s interest without at least ten (10) days’ prior written notice to Landlord and Tenant for cancellation due to non-payment, and thirty (30) days’ prior written notice to Landlord and Tenant for other cancellations or amendments; provided, however, that if Tenant’s insurer does not, as a matter of company-wide policy, provide such notice of material amendments to coverage to certificate holders, then Tenant shall be obligated to provide at least thirty (30) days’ prior written notice to Landlord of any amendments to any insurance policy required to be maintained by Tenant pursuant to this Lease which would materially adversely affect Landlord’s interest under such policy.  All deductible amounts or self-insured retentions shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), and shall be the sole responsibility of Tenant.  In addition, Tenant shall cause Tenant’s Contractor to provide to Tenant and to Landlord on or before the Date of Lease certificates evidencing the coverages required by Sections 8.1(A), (B) and (C) maintained by Tenant’s Contractor, and naming as additional insureds Landlord, Landlord’s managing agent and Landlord’s mortgagee(s) of which Tenant has received written notice from time to time, which coverages shall be effective as of such date, and thereafter to provide to Landlord certificates of each such insurance coverage not less than thirty (30) days before the expiration of such insurance coverage.

If Tenant does not procure the insurance required pursuant to this Section, or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor after notice thereof to Tenant, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid (together with interest thereon at the Default Rate) within ten (10) days of

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demand.  In addition, Landlord may recover from Tenant, as Additional Rent, any and all reasonable expenses (including reasonable attorneys’ fees) and damages which Landlord may sustain by reason of the failure by Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.  The foregoing rights and remedies of Landlord shall not be deemed to waive any default or Event of Default under this Lease resulting from any such failure by Tenant to procure or to maintain in full force and effect any insurance required by this Section.

8.02  Avoid Action Increasing Rates.  Tenant shall not use or permit any use of the Premises beyond the Permitted Use that in any way that will make voidable any insurance on the Property, or on the contents of the Property, or which shall be contrary to any requirements from time to time established or made by Landlord’s insurer, or which increases the cost of Landlord’s insurance or requires additional insurance.  Tenant shall cure any breach of this Section within ten (10) days after notice from Landlord or Tenant otherwise learning of such by (i) stopping any use that jeopardizes any insurance coverage or increases its cost or (ii) paying the increased cost of insurance.  Tenant shall have no further notice or cure right under Article 13 for any such breach. Tenant shall reimburse Landlord within ten (10) days of demand, as Additional Rent, for all of Landlord’s costs reasonably incurred in providing any insurance that is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant other than those customarily associated with laboratory use for the type of medical research conducted by Tenant, and any special or extraordinary risks or hazards resulting therefrom, including any risks or hazards associated with the generation, storage and disposal of Hazardous Materials.

8.03.  Waiver of Subrogation.  Landlord and Tenant each waive any and every claim for recovery from the other for any and all loss of or damage to the Property or any part of it, or to any of its contents or to Tenant’s Property or any part of it, which loss or damage is covered by valid and collectible property insurance (or which would have been covered had the insurance policies required to be maintained by Tenant or Landlord under this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies).  This mutual waiver precludes the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), and Landlord and Tenant each agree to give written notice of this waiver to each insurance company that has issued or shall issue any property insurance policy to it, and to have such policies properly endorsed, if necessary, to prevent invalidation of the insurance coverage because of this waiver.  In consideration of the foregoing, each of the parties hereto agrees with the other party that such insurance policies as it may have in effect during the Term of this Lease shall include a clause or endorsement which provides in substance that the insurance company waives any right of subrogation which it might otherwise have against Landlord, Landlord’s managing agent, or Tenant.

8.04.  Landlord’s Insurance.  Landlord shall purchase and maintain throughout the Term, with insurance companies qualified to do business in the Commonwealth of Massachusetts: (i) commercial general liability insurance for incidents occurring in the common areas, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability for bodily injury and property damage, with limits and deductibles as determined by Landlord, and (ii) property insurance covering the Building (including the Initial Tenant Work but excluding all other Tenant Work) covering the same against fire and other casualty covered in an “all-risk” policy, at its full replacement cost.  As set forth in Section 4.02, the cost of any such insurance shall be borne by Tenant and other tenants as part of Operating Costs.

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ARTICLE 9:  USE OF PREMISES

9.01.  Permitted Uses.  Tenant shall use the Premises only for the Permitted Uses described in Article 1 and for no other use.  Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by applicable Legal Requirements or Insurance Requirements. Tenant shall not cause or permit any potentially harmful air emissions, or objectionable odors or emissions exceeding those typically emitted from normal laboratory operations similar to those conducted by Tenant, to emanate from or permeate the Premises.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

9.02.  Indemnification.  Tenant is responsible for the Premises and any Tenant’s improvements, equipment, facilities and installations, wherever located on the Property and all liabilities, including tort liabilities, incident thereto, except to the extent caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees or contractors, or the Indemnitees.  Except to the extent caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, contractors, or the Indemnitees, Tenant shall indemnify, save harmless and defend Landlord and Landlord’s partners, shareholders, members, managers, owners, officers, mortgagees, ground lessors, agents, employees, independent contractors, Landlord’s managing agent and other persons acting under them (collectively, “Indemnitees”) from and against all liability, claim, damage, loss or cost (including reasonable attorneys’ fees) to the extent arising from (i) any alleged or actual injury, loss, theft or damage to any person or property while on the Premises; (ii) any alleged or actual injury, loss, theft or damage to any person or property while on the Property or in the Building (other than within the Premises) to the extent arising from the acts or omissions of Tenant or persons claiming by, through or under Tenant, or any of their respective officers, employees, agents, servants, contractors or invitees (collectively, “Tenant Parties”); (iii) failure of Tenant or any Tenant Party to comply with any provision of this Lease; or (iv) the use of the Premises, the Property or the Building by Tenant or any Tenant Party, in each case under (i) through (iv) above paying any cost to Landlord on demand as Additional Rent.

The provisions of this Section shall survive the expiration of the Term or the earlier termination of this Lease.

9.03.  Compliance With Legal Requirements.

(a)                                 Tenant shall not permit the Premises, or cause the Premises or the Property or the Building, to be used in any way that violates any applicable law, code, ordinance, restrictive covenant or other encumbrance of record, governmental regulation, order, permit, approval or any other governmental consent (each a “Legal Requirement”), or that unreasonably interferes with the use of other portions (i.e., other than the Premises) of the Property by other tenants of the Property, or constitutes a nuisance or waste.  Tenant shall, at its sole cost and expense, be responsible for material compliance with all Legal Requirements applicable to the Premises (or to the Property by reason of Tenant’s use and occupancy of the Premises) or to Tenant’s use thereof.  The foregoing notwithstanding, Landlord, and not Tenant, shall be responsible for making all improvements and alterations to the common areas of the Building which are required to cause the same to comply with all present and future Legal Requirements (the cost of which shall be included in Operating Expenses pursuant to Section 7.01(b) to the extent permitted thereby).  Furthermore, Tenant shall not be responsible for any violation of a Legal Requirement or Environmental Law (i) that occurred prior to the Date of Lease, (ii) that occurred in connection with the Base Building Work or (iii) to the extent that such violation was caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

(b)                                 Tenant shall be responsible, at its sole cost and expense, for procuring and maintaining in full force and effect, and complying at all times with, any and all necessary permits, certifications, permissions and the like and complying with any reporting requirements directly relating or incident to the conduct of its activities on the Premises.  Within ten (10) Business Days of a request by Landlord,

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which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord or prospective purchaser of the Property, Tenant shall furnish Landlord with copies of all such permits that Tenant has obtained together with a certificate certifying that, to the best of Tenant’s knowledge, Tenant is in material compliance with all Legal Requirements and Environmental Laws applicable to its use and occupancy of the Premises, or, if applicable, identifying any violations of which Tenant is aware and which are Tenant’s obligation to cure under the terms hereof, and setting forth the steps which Tenant is taking to cure such violations.  Tenant shall promptly give notice to Landlord of any written warnings or violations resulting from Tenant’s use or occupancy of, or any condition within, the Premises (including building code violations, fire safety code violations, wastewater management violations, OSHA violations, or violations of Legal Requirements (including Environmental Laws)) received from any federal, state, or municipal agency or any court of law within ten (10) Business Days after Tenant’s receipt of such notice and, to the extent that the cure of such violation is Tenant’s obligation hereunder, shall promptly cure the conditions causing any such violations.  Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation, or apply for a variance or permission to allow such use by appellate or other proceedings permitted under applicable Legal Requirements, provided that:  (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions reasonably acceptable to Landlord, including posting bond(s) or giving other security reasonably acceptable to Landlord, to protect Landlord and its mortgagees, the Building and the Property from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its mortgagees harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, except to the extent to which such condition was caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, (v) Tenant shall certify to Landlord’s and its mortgagees’ reasonable satisfaction that Tenant’s decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Property or any other person or entity, and (vi) this Lease is in full force and effect and no Event of Default has occurred and is then continuing.

9.04.  Hazardous Materials.

(a)                                 “Environmental Law” shall mean all statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state or local public authorities now in force or hereafter enacted, modified, or amended pertaining to the protection of the environment or to health or safety risks arising therefrom, including, but not limited to, control of air pollution, water pollution, groundwater pollution, and the generation, manufacture, management, handling, use, sale, transportation, delivery, discharge, emission, treatment, storage, disposal, release or threatened release of Hazardous Materials.  To the extent applicable, such laws include, but are not limited to: (1) the Clean Air Act, 42 U.S.C. § 7401, et seq.; (2) the Clean Water Act, 33 U.S.C. § 1251, et seq.; (3) the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; (4) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; (5) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.; (6) the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (7) Title III of the Superfund Amendments and Reauthorization Act, also known as the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001; (8) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (9) federal regulations promulgated pursuant to any of the foregoing statutes; (10) Massachusetts laws and regulations enacted in order to implement federal environmental statutes and regulations; (11) the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; (12) the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. c. 21E; (13)

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the Hazardous Substances Disclosure by Employers Act, M.G.L. c. 111F; (14) Massachusetts regulations promulgated pursuant to the authority of applicable state environmental laws; and (15) local ordinances and regulations.

“Hazardous Materials” shall mean, but shall not be limited to, any products, hazardous substances, hazardous waste, toxic substances, environmental, biological, pathological, chemical, radioactive materials, waste or substances, oil or petroleum products and any material, waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious, or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other materials or substances that are regulated by any Environmental Law; and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

(b)                                 Tenant, at its sole cost and expense, shall comply with all Environmental Laws pertaining to the transportation, use, storage, generation, disposal, release or discharge of Hazardous Materials to, from or at the Property by Tenant or any Tenant Party, including obtaining all required permits and approvals.  Provided that the same is performed at all times in accordance with the provisions of this Lease, Tenant may generate, produce, bring upon, use, store or treat Hazardous Materials in the Premises which are (a) cleaning products or office supplies typically used in laboratory/office space, and (b) materials otherwise used in the ordinary course of Tenant’s operations of the kind, and in the amounts, typically found in other leased laboratory space of comparable size and used for comparable purposes, as reasonably needed for Tenant’s operations and research activities, and strictly in accordance with Environmental Laws; provided, however, that Landlord understands and acknowledges that Hazardous Materials of the kind set forth in the attached Schedule 9.04(b) will be stored and used on the Premises, but Tenant’s transportation, use, storage, generation, disposal, release or discharge of the Hazardous Materials listed on Schedule 9.04(b) shall still be subject to all Environmental Laws.  In all events Tenant shall comply with all applicable provisions of the standards of the U.S. Department of Health and Human Services as further described in the USDHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition, December 2009) as it may be further revised, or such nationally recognized new or replacement standards as may be reasonably selected by Landlord.  Except as otherwise set forth above in clauses (a) and (b) of the second sentence of this subsection (b), Tenant shall not cause or permit any Hazardous Materials to be generated, produced, brought upon, used, stored, treated or disposed of to, from, or in or about the Property by Tenant or any Tenant Party without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion.  Any Hazardous Materials permitted to be stored on the Premises pursuant to this paragraph shall be stored in areas of the Premises exclusively designated by Tenant for such purpose to the extent required by Legal Requirements.  In no event shall any Hazardous Materials be generated, stored, used or disposed of outside of the Premises.  Tenant shall not dispose of Hazardous Materials from the Premises to any other location except in strict compliance with all applicable Environmental Laws, nor permit any persons acting under it to do so.  Notwithstanding the foregoing, Tenant shall not, in any event, be responsible for any Hazardous Materials to the extent such Hazardous Materials are introduced to the Property by anyone other than Tenant or any Tenant Party.

(c)                                  Within ten (10) Business Days after taking initial occupancy of the Premises, Tenant shall provide to Landlord a list of all Hazardous Materials used, stored or generated by Tenant in the Premises, including quantities of each anticipated to be used, together with the material safety data sheet (“MSDS”) for each such Hazardous Material.  Thereafter, within ten (10) Business Days of Landlord’s

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request made not more than twice per calendar year, Tenant shall provide Landlord with an updated list of all Hazardous Materials used, stored or generated by Tenant in the Premises, including quantities of each used, together with the MSDS for each such Hazardous Material and such other information as Landlord may reasonably request.  From time to time at Landlord’s request, Tenant shall execute affidavits, certifications and the like, in form reasonably acceptable to Tenant, to the best of Tenant’s knowledge and belief, regarding the presence or absence of Hazardous Materials on the Premises, the Property or the Building used, stored, generated, disposed of or released by Tenant or any Tenant Party. Furthermore, within fifteen (15) days after Landlord’s request, but not more than once in any 12-month period, Tenant shall make available to Landlord at the Premises, for review and audit by Landlord, all of Tenant’s books and records relating to the types and amounts of all Hazardous Materials being generated, produced, brought upon, used, stored or disposed of by or on behalf of Tenant at, on or from the Premises, together with copies of any federal, state or municipal filings or compliance reports made by Tenant with respect to such Hazardous Materials that are required by applicable Environmental Law.  Tenant agrees to pay the cost of any environmental inspection or assessment requested by any governmental agencies, mortgagees of the Property, or by any insurance carrier to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage or deterioration of condition in the Premises caused by or alleged to be caused by Tenant or any Tenant Party (collectively, “Environmental Incidents”).  Notwithstanding anything to the contrary contained in this Section 9.04, to the extent that any disclosure, affidavit or similar document to be provided to Landlord under this Section 9.04 would otherwise be required to disclose proprietary information concerning chemicals, substances or materials synthesized by Tenant from constituent Hazardous Materials, such disclosure may exclude such proprietary information provided that the constituent Hazardous Materials (but not the manner, quantities or concentrations in which they are combined to form such chemicals, substances or materials) are identified therein.

(d)                                 Landlord shall not be liable to Tenant or any Tenant Party or to any person or governmental authority whatsoever for any release of Hazardous Materials brought to the Premises by or on behalf of Tenant at any time during the Term, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors.  Landlord shall have the right, from time to time during the Term, but not more than once in any 12-month period unless either Tenant is in default of its obligations under this Section 9.04 or Landlord reasonably believes that a release of Hazardous Materials has occurred on, at or from the Premises caused by Tenant or a Tenant Party, to enter upon the Premises upon reasonable prior notice to Tenant (which shall be not less than five (5) Business Days) to perform environmental audits relating to the operations of Tenant and all those claiming through Tenant on the Premises, including (i) reviewing records relating to compliance with Environmental Laws and industry standards applicable to the generation, handling, use, storage and disposal of Hazardous Materials, (ii) observing techniques for handling, storing, using and disposing of Hazardous Materials, (iii) reviewing documentation relating to the off-Premises disposal of Hazardous Materials from the Premises, and (iv) conducting such tests as Landlord reasonably deems appropriate, all such work to be performed at Landlord’s sole expense except as otherwise provided in the next sentence.  In addition to, and not in limitation of the rights provided in the immediately preceding sentence, if required by any governmental agency or if Landlord reasonably believes that a release of Hazardous Materials has occurred on or from the Premises by Tenant or any Tenant Party or a threat of release exists arising from Hazardous Materials not being handled, stored, used or disposed of by Tenant or any Tenant Party in accordance with the requirements of this Lease and all applicable Environmental Laws, then Landlord may, but need not, perform appropriate testing and the reasonable costs thereof shall be reimbursed to Landlord by Tenant within ten (10) Business Days of demand, as Additional Rent, except that Landlord shall bear the cost of such testing if (i) Landlord (rather than a governmental agency) requested such testing and (ii) such testing determines that no such release has occurred as a result of the actions of Tenant or any Tenant Party and that Hazardous Materials are being handled, used, stored and disposed of in compliance with the terms of this Lease and all applicable Environmental Laws.  Tenant shall cooperate with Landlord in connection with any environmental audits or other inspections or testing performed by Landlord

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pursuant to this Section.  Landlord and any third parties conducting such audits and/or inspecting Tenant’s books and records shall enter into reasonable non-disclosure and confidentiality agreements with Tenant, in form reasonably acceptable to Landlord and Tenant.

(e)                                  If any transportation, generation, storage, use or disposal of Hazardous Materials on or about the Premises, the Building or the Property by Tenant or any Tenant Party, results in the threat of release, release onto, or other contamination of any portion of the Property or adjacent areas, including building or parking areas, soil or surface or ground water, or any loss or damage to person(s) or property, Tenant agrees to:  (a) notify Landlord immediately, once Tenant has knowledge or has received notice, of any release, threat of release, contamination, claim of contamination, loss or damage, and (b) after consultation with Landlord, clean up the release, threat of release, or contamination in compliance with all applicable Environmental Laws or Legal Requirements.  In the event of such contamination, Tenant agrees to cooperate fully with Landlord and to provide such documents, affidavits and information as may be reasonably requested by Landlord (1) to comply with any Environmental Law or Legal Requirement, (2) to comply with the request of any lender, purchaser or tenant, and/or (3) for any other reason reasonably deemed necessary by Landlord.  Tenant shall notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises or the Property by Tenant or any Tenant Party that is required to be reported to a governmental authority under any Environmental Law or Legal Requirement, shall promptly forward to Landlord copies of any written notices received by Tenant relating to alleged violations of any Environmental Law or Legal Requirement and shall promptly pay when due any fine or assessment against Landlord, Tenant, the Premises or the Property relating to any violation of any Environmental Law or Legal Requirement by Tenant or any Tenant Party, to the extent that compliance with such Environmental Law or Legal requirement is Tenant’s obligation.  If any governmental authority files a lien against the Premises or the Property due to any act or omission, intentional or unintentional, of Tenant or any Tenant Party that results or has resulted in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, Tenant shall, within ten (10) Business Days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to enforce such lien) either (A) pay the claim and remove the lien or (B) furnish a cash deposit bond or such other security as is reasonably satisfactory in all respects to Landlord and sufficient to discharge or bond over the lien completely.

(f)                                   Any increase in the premium for necessary insurance on the Premises or the Property which arises from Tenant’s use and/or storage of Hazardous Materials beyond those typically found in office and laboratory space used for comparable purposes shall be solely at Tenant’s expense.  Tenant shall procure and maintain at its sole expense such additional insurance as may be required to comply with any requirement of any federal, state or local government agency with jurisdiction over Tenant’s use, generation or storage of Hazardous Materials at the Premises.

(g)                                  Except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents, contractors or the Indemnitees, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold the Indemnitees fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, judgments, demands, costs, penalties, damages, fines and expenses, including reasonable attorneys’ fees and costs of litigation, consultants’ fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any Hazardous Materials on or in the Premises, the Building or the Property arising from the act, omission or negligence of Tenant or any Tenant Party, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by Tenant or any Tenant Party of any Hazardous Materials at or near the Premises or the remainder of the Property from and after such time, and which require remedial action under applicable Environmental Laws, (ii) any violation(s) by Tenant or any Tenant Party of any Environmental Laws, (iii)

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any Environmental Incidents (as defined above) and (iv) any breach by Tenant of its covenants and obligations under this Section 9.04 or Section 10.07.

(h)                                 Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant and hold Tenant fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, judgments, demands, costs, penalties, damages, fines and expenses, including reasonable attorneys’ fees and costs of litigation, consultants’ fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to the presence of any Hazardous Materials on or in the Premises, the Building or the Property (i) which were present prior to the Date of Lease and which require remedial action under applicable Environmental Laws, or (ii) which are generated, stored, treated, handled, transported, disposed of or released by Landlord or any employee, agent or contractor of Landlord at any time and which require remedial action under applicable Environmental Laws.

(i)                                     The provisions of this Section 9.04 shall survive the expiration of the Term or the earlier termination of this Lease.

(j)                                    Reference is made to Section 10.07 for provisions relating to the decommissioning of the Premises by Tenant upon the expiration of the Term or the earlier expiration of this Lease.

9.05.  Signs.  Except as expressly otherwise provided in this Section and except for the Initial Tenant Work, no sign, antenna or other structure or thing shall be erected or placed on the Premises or any part of the exterior of the Building or erected anywhere on the Property so as to be visible from the exterior of the Building, without first securing the written consent of Landlord.  Landlord, at Landlord’s cost, shall provide building standard signage within the Building lobby identifying Tenant.  Landlord shall also provide to Tenant Tenant’s Pro Rata Share of entries on any Building directory maintained by Landlord within the Building from time to time, Tenant shall have the right to install one (1) sign on the façade of the East Wing of the Building, at a location approved in advance by Landlord, subject to (i) the approval of Landlord as to the size, shape, color, method of illumination and method of installation of such sign (which approval shall not be unreasonably withheld, delayed or conditioned), and (ii) the issuance to Tenant of all licenses, permits and approvals required from any governmental authority in connection with the installation or maintenance of such sign.  Tenant shall not have the right to install any monument sign or any name or logo plate on any monument sign which is from time to time installed by Landlord. Tenant shall be solely responsible, at its sole cost and expense, for (A) obtaining and maintaining in full force and effect all licenses, permits and approvals required from any governmental authority in connection with the installation or maintenance of all exterior signage, and (B) the installation, maintenance and repair of all exterior signage, and shall maintain the same in good condition at all times.  Tenant shall further be required, at its sole cost and expense, upon the expiration or earlier termination of the Term, to remove Tenant’s signage installed on the Building facade and to repair all damage caused by such removal to Landlord’s reasonable satisfaction.

9.06.  Landlord’s Access.  Subject to the provisions of this Section, Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors, tenants (but with respect to potential tenants, only in the final twelve (12) months of the Term) or other parties; to inspect and conduct tests in order to monitor Tenant’s compliance with Legal Requirements governing Hazardous Materials in accordance with Section 9.04; for purposes described in Sections 2.01, 9.04, 10.03 and/or 10.04(b); or for any other purpose Landlord reasonably deems necessary.  No prospective lender, purchaser, or tenant claiming through Landlord shall be permitted access to the Premises without a representative of Landlord present.  Except in the event of an emergency posing an imminent threat of personal injury or damage to the Property (in which event notice shall be provided as soon as reasonably practicable), Landlord shall give Tenant at least one (1) Business Day’s prior notice (which may be oral)

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of any entry by Landlord into the Premises.  Tenant may require that other than in case of emergency, one of Tenant’s personnel accompany Landlord and any other parties who are given access to the Premises by Landlord pursuant to this Section, and Tenant agrees to make a representative available for such purpose during Normal Business Hours, Monday through Friday; provided, however, if Tenant’s representative fails to appear for a scheduled inspection or access by Landlord or such other party, Landlord or such other party may nevertheless proceed with such scheduled inspection or access.  Notwithstanding the foregoing, in case of emergency, Landlord may enter any part of the Premises without prior notice to Tenant provided that Landlord provides Tenant with notice of such entry as soon as reasonably possible thereafter.  Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use and occupancy of the Premises when exercising Landlord’s rights under this paragraph.  Landlord agrees to comply with Tenant’s reasonable requirements (including without limitation requirements in connection with access, health, safety, and/or security checks) in connection with non-emergency access to the Premises to the extent to which the same are consistent with the provisions of this Section and have been provided to Landlord in writing prior to any such entry.  Upon request by Tenant, Landlord and any parties who are given access to the Premises shall enter into reasonable confidentiality agreements with Tenant, in form reasonably acceptable to both Landlord and Tenant, prior to such access (except in the event of an emergency).

9.07.  Landlord’s Rules and Regulations.  Tenant and all Tenant Parties shall comply with Landlord’s rules and regulations (the “Rules and Regulations”) promulgated (and amended from time to time) with respect to the occupancy and use of the Building and the Property and of general applicability to all tenants of the Building and the Property (as well as all Rules and Regulations which are applicable only to all tenants which are using their leased premises for purposes similar to Tenant), provided that (i) Tenant receives reasonable prior written notice of such Rules and Regulations, and (ii) the same are not inconsistent with the provisions of this Lease.  All of Landlord’s Rules and Regulations shall be administered in an even-handed manner among all occupants of the Building using their leased premises for similar purposes. Landlord’s initial Rules and Regulations are set forth in Exhibit G attached hereto.  The Rules and Regulations may also include, if any portion of the Building is being used as an animal facility at any time, provisions specifically relating thereto.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s servants, employees, agents, contractors, visitors, invitees or licensees.

9.08. Compliance With Insurance Requirements.  Tenant and all Tenant Parties shall at all times materially comply with the terms of any policy of insurance maintained by Landlord or Tenant and applicable to the Property or the Premises or any portion of either, which terms are customary for insurance policies of such type issued for properties similar to the Property, and all requirements of the issuer of any such policy (in each case, with respect to insurance policies maintained by Landlord, to the extent Landlord has provided written notice to Tenant of the requirements of such policy(is) or issuer(s)), and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) (collectively, “Insurance Requirements”).

9.09. Floor Load; Heavy Machinery.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.  Tenant acknowledges receipt from Landlord of the foregoing floor load information.  Landlord reserves the right to prescribe the weight and position of all heavy machinery and mechanical equipment, which shall be placed so as to distribute the weight.  Heavy machinery and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance to other tenants in the Building.  Tenant shall not move any heavy machinery, heavy equipment, freight, bulky matter, or

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fixtures into or out of the Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  If such machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable Legal Requirements.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and hold Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving, except to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors.  Proper placement of all such heavy machinery and mechanical equipment in the Premises shall be Tenant’s responsibility.

9.10. LEED/Energy Conservation Measures .  Tenant acknowledges that Landlord has obtained Gold certification for the Building core and shell under the Leadership in Energy and Environmental Design Core & Shell program (“LEED-CS”).  Tenant further acknowledges and agrees that such certification will require Tenant to comply with the following requirements in connection with the design, construction, use and operation of its Premises:

(1)                                 Mandatory Leadership in Energy and Environmental Design (LEED) Tenant Compliance.  Tenant shall meet the following design and construction requirements in support of and in compliance with the LEED-CS prerequisites and credits attempted within the base-building LEED-CS certification application:

a.              EAp3 Fundamental Refrigerant Management: Any additional HVAC & Refrigeration equipment and/or systems installed by Tenant must comply with the following: “zero use of chlorofluorocarbon (CFC)-based refrigerants in new heating, ventilating, air conditioning and refrigeration (HVAC&R) systems. Small HVAC units (defined as containing less than 0.5 pounds (228 grams) of refrigerant) and other equipment, such as standard refrigerators, small water coolers and any other equipment that contains less than 0.5 pounds (228 grams) of refrigerant, are not subject to the requirements of this prerequisite”.

b.              IEQp1 Minimum Air Quality Performance: All mechanical ventilation systems installed by Tenant must “meet the minimum requirements of Sections 4 through 7 of ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality. Mechanical ventilation systems must be designed using the ventilation rate procedure or the applicable local code, whichever is more stringent.” Compliance must be demonstrated through calculations performed in alignment with the Ventilation Rate Procedure methodology as per section 6.2 of the ASHRAE 62.1-2007 standard.

c.               IEQp2 Environmental Tobacco Smoke Control (ETS): Tenant is required to “Prohibit smoking in the building. Prohibit on-property smoking within 25 feet (8 meters) of entries, outdoor air intakes and operable windows. Provide signage to allow smoking in designated areas, prohibit smoking in designated areas or prohibit smoking on the entire property.”

(2)                                 Mandatory Tenant Energy Conservation Measures (ECMs).  Tenant shall adhere to the following performance requirements to support and align with the Energy Conservation Measures incorporated in the base-building Core and Shell building systems and building envelope design and the LEED-CS whole building energy model:

a.              Lighting Power Density: The installed interior lighting power in the Premises must be designed to be equal to or less than 0.75 Watts/SF using the Building Area Calculation Method as referenced in ASHRAE 90.1-2007.

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b.              Lighting Controls: Office tenants are required to provide the following lighting controls:

•                  Daylight dimming: The Premises shall be designed to meet the following daylight dimming requirements:

•                  Automatic daylight harvesting controls must be provided in all tenant spaces that are within 15 ft of the exterior walls.

•                  All lighting in these areas must be automatically controlled based on available daylight and is dimmed from 100% to 30% of the light output with a proportional power input reduction (from 100% to 30% of the power input).

•                  The light level setpoint shall be 50 fc at a horizontal plane that is 2.5 ft above the floor.

•                  Occupancy Sensors on Lighting: Occupancy sensors must be provided for light control in all tenant spaces.

Beyond adhering to the requirements of the above listed LEED-CS prerequisites and credits, Tenant, at its option and at its own cost and expense, may elect to pursue third party certification under the LEED 2009 program for Commercial Interiors.  Even if third-party certification is not pursued, Tenant shall be required to comply with the aforementioned LEED prerequisites and credits.

9.11. Emergency Generator .

(a)                                 Subject to Landlord’s prior written approval of the design and specifications therefor (which approval shall not be unreasonably withheld, conditioned or delayed), Tenant shall have the right, at its sole cost and expense (except to the extent to which the installation cost thereof is paid through the Landlord’s Allowance), to install, operate, repair, maintain and replace a back-up generator reasonably necessary for Tenant’s use (and the use of any permitted subtenants) of the Premises for the Permitted Use, including natural gas or fuel supply and tank reasonably necessary therefor (not to exceed applicable code requirements), and all reasonably necessary cabling and related appurtenances (collectively, the “Generator”), in a location on the roof of the East Wing of the Building or elsewhere in or around the Building or the Parking Facilities, in all events as agreed upon by the parties.  If the Generator is to be located on the roof of the Building (i) the Generator shall be screened from view in a manner reasonably acceptable to Landlord (at Tenant’s sole cost and expense) and (ii) all work relating to the Generator to be performed on or affecting the roof of the Building shall, at Landlord’s request, be coordinated with Landlord’s roofing contractor so as not to void any warranty for the roof.

(b)                                 No Rent shall be charged to Tenant for the area to be occupied by the Generator and the areas required to connect the Generator to the appropriate locations within the Premises (but if the Generator occupies any parking spaces in the Parking Facilities, such spaces shall reduce the Parking Allotment by the number of such occupied spaces).  Tenant will be solely responsible for all utility charges incurred with respect to the Generator, as separately metered (at Tenant’s expense).

(c)                                  Except to the extent the Generator is installed as part of the Initial Tenant Work in accordance with the provisions of the Work Letter, installation of the Generator and any related cabling, conduit and appurtenances will be governed by the applicable provisions of this Lease relating to Tenant Work.  Tenant will submit to Landlord at least thirty (30) days prior to the proposed installation date(s) Tenant’s proposed plans and specifications relating to the installation, operation and use of the Generator

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and all associated lines.  Tenant may not commence any work to install a Generator until it has received Landlord’s prior written approval (not to be unreasonably withheld, delayed or conditioned) of such plans and specifications.  Tenant, at its sole cost and expense, shall comply with all applicable Legal Requirements and restrictive covenants affecting the Property and Landlord’s reasonable directives relating to the installation, operation, maintenance and repair of the Generator, including, but not limited to (i) obtaining and maintaining (or causing to be obtained and maintained) and complying with the provisions of all applicable permits required for the installation, operation, maintenance and repair of the Generator, (ii) implementing spill prevention control and countermeasures and containment plan(s) (as required by federal, state, or local regulations) or best management practices plan(s), (iii) providing evidence of insurance covering such facilities, and (iv) maintaining and inspecting such facilities and related equipment and keeping records related thereto.  Tenant will maintain and repair the Generator in good operating condition throughout the Term, at Tenant’s sole cost and expense.  Any replacement (excluding insured casualty), all maintenance and repair of the Generator and all governmental compliance required in connection with the Generator will be Tenant’s sole responsibility and Tenant’s sole cost and expense; provided, however, if Tenant fails to commence such maintenance and repair within thirty (30) days (unless an emergency exists, in which event Tenant shall promptly commence such curative work and thereafter diligently prosecute the same to completion) after written notice from Landlord and thereafter diligently prosecutes the same to completion, then Landlord may elect to perform such maintenance at Tenant’s sole cost and expense.  Upon Landlord’s request, Tenant will promptly provide Landlord with copies of all records relating to (i) the installation, operation, maintenance and repair of the Generator, and (ii) the compliance of the Generator with any applicable Legal Requirements.

(d)                                 Tenant may not use the Generator for any purpose other than solely in connection with Tenant’s occupancy of the Premises for the Permitted Use and in accordance with any applicable permit(s) pertaining to the Generator.  Tenant may not use the Generator to serve other occupant(s) of the Property.  This provision does not modify Tenant’s permitted use of the Premises, and does not relieve Tenant of any environmental liability under this Lease.

(e)                                  At any time within ninety (90) days prior to the expiration of the Term, or earlier termination of this Lease, Landlord may, at Tenant’s cost and expense, cause a qualified environmental consultant reasonably acceptable to Landlord and Tenant to perform an environmental investigation to determine whether a release of any Hazardous Materials has occurred during the Term of this Lease with respect to the Generator.  Within thirty (30) days following the expiration of the Term or the earlier termination of this Lease, Tenant may elect (but shall not be required) to remove the Generator, but if Tenant elects to do so, Tenant shall promptly (i) remove the Generator (and any related fuel tanks, conduit, fuel lines, cabling and other appurtenances associated therewith), (ii) restore the affected areas to their original condition prior to the installation of the Generator, in accordance with plans and specifications reasonably acceptable to Landlord and all applicable Legal Requirements, and (iii) repair any damage to the Premises or the Property caused by the removal of the Generator.  Tenant shall perform any required environmental remediation for the release of any Hazardous Materials in connection with the Generator caused by Tenant or any Tenant Party during the Term of this Lease in accordance with applicable Legal Requirements, all at Tenant’s sole cost and expense.  If the environmental investigation performed by the environmental consultant as provided above confirms the release of any Hazardous Materials caused by Tenant or any Tenant Party in connection with the Generator, Tenant must thereafter perform any clean up or remediation required by applicable Legal Requirements and in accordance with applicable Legal Requirements, and document with a report prepared by a qualified environmental consultant reasonably approved by Landlord, evidencing either no impact to soil and groundwater exceeding state cleanup criteria for the use of the site, or that any impacted soil or groundwater has been remediated in a manner and to a level meeting the applicable state cleanup criteria, together with any applicable state assurance or closure.

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(f)                                   Tenant will promptly report to Landlord any spill or release and any written citations or notices of violation of any Legal Requirements received by Tenant in connection with the Generator, and will provide Landlord with copies thereof.  Such notification to Landlord will not relieve Tenant from its obligations to notify governmental agencies.  Any cleanup or remediation will be completed by Tenant in accordance with applicable Environmental Laws and in a manner and to a level meeting the applicable state cleanup criteria, together with any applicable state assurance or closure.

(g)                                  Tenant shall make annual inspections, at Tenant’s expense, to ensure regulatory compliance and the proper operation, maintenance and repair of the Generator, and will forward copies of such inspection reports to Landlord promptly following receipt of Landlord’s written request(s) therefor.

9.12. Rooftop Rights .

(a)                                 Tenant shall be permitted, in locations on the roof of the East Wing of the Building as approved by Landlord in writing in advance, to install, operate, maintain, repair and remove, or Landlord may install on behalf of Tenant, all at Tenant’s sole cost and expense and for use solely by Tenant and any of its permitted subtenants in connection with their respective business operations conducted in the Premises and not for use by non-occupant third parties, (i) telecommunications and data processing equipment (including but not limited to satellite dishes, generators, cell boosters and antennae), and related wiring from the roof to the interior portions of the Premises to the extent reasonably necessary (collectively, the “Rooftop Communications Equipment”), and (ii) such supplementary HVAC and other equipment serving solely the Premises, consistent with Tenant’s use of the Premises (collectively, with the Rooftop Communications Equipment, the “Rooftop Equipment”), provided the same complies with all Legal Requirements.  The Rooftop Equipment shall be screened from view in a manner reasonably acceptable to Landlord, at Tenant’s sole cost and expense.  During the Term, Tenant shall not be required to pay any monthly rental or license fee with respect to Tenant’s Rooftop Space or any of the Rooftop Equipment.  Tenant shall be responsible for all costs and expenses associated with or relating to the Rooftop Equipment, including installation, operation, maintenance, use, removal and insuring of the Rooftop Equipment (same being deemed Tenant’s personal property for purposes of this Lease), and shall reimburse Landlord any reasonable, actual out-of-pocket costs incurred by Landlord in connection therewith, including, but not limited to any costs for electric power and HVAC (if any) that Tenant uses in the Building for the Rooftop Equipment, as separately metered.  Landlord shall have the right to permit other tenants of the Building to lease space on the roof of the Building for such other party’s own rooftop antennae, satellite dishes and other telecommunications equipment to be used in the conduct of such tenant’s business operations in the Building and not elsewhere, provided that (i) Tenant shall continue to have full access to the Rooftop Equipment, (ii) Tenant’s right to install, use, improve, add to and replace Rooftop Equipment shall be non-exclusive and shall be shared on a pro rata basis with any such rights granted to other tenant(s) in the Buildings, (iii) Landlord shall not install, and shall prohibit the installation and/or operation by any other party of, any additional microwave dishes/earth satellite disks, antennae, towers and/or other structures on the Roof which would, in Tenant’s reasonable judgment, interfere with Tenant’s use of the Rooftop Equipment which is then in place.

(b)                                 Prior to installing any Rooftop Equipment, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld, delayed or conditioned) plans and specifications that (i) specify in detail the design, location, size (and, with respect to Rooftop Communications Equipment, the frequency) of the Rooftop Equipment and (ii) are sufficiently detailed to allow for the installation of the Rooftop Equipment in a good and workmanlike manner and in accordance with all Legal Requirements.  Following Landlord’s approval of such plans, Tenant shall obtain all permits required for the installation and operation, thereof, and copies of all such permits must be submitted to Landlord before Tenant begins to install the Rooftop Equipment.  Tenant shall be permitted to select a contractor of its choice to undertake the installation of the Rooftop Equipment, subject to

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Landlord’s approval (which approval shall not be unreasonably withheld, delayed or conditioned).  Tenant shall install all Rooftop Equipment in a good and workmanlike manner, and shall maintain and use the Rooftop Equipment in accordance with all applicable Legal Requirements.  Tenant shall also have the right to install reasonably necessary conduit and sleeving from the roof to the points of connection within the Premises.  Tenant shall be responsible for all costs of installation (including structural reinforcing or modifications required to be made to the roof in order to support Tenant’s Rooftop Equipment), repair, maintenance and removal with respect to the Rooftop Equipment.  Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Rooftop Equipment while it is on the Property.  Tenant shall maintain the Rooftop Equipment in good repair and condition and in such a manner so as not to interfere in any material respect with any other satellite, antennae or other transmission facility on the roof or elsewhere in the Building which was installed and operating prior to Tenant’s installation of the Rooftop Equipment which is claimed to be causing such interference.  Tenant shall repair any damage to the Building caused by or relating to the Rooftop Equipment, including that which is caused by its installation, maintenance, use or removal, and Tenant shall reimburse Landlord for any out-of-pocket costs and expenses incurred by Landlord for any actual damage to the Property, including any damage resulting from penetrations of the roof with respect to such installation, maintenance or use.

(c)                                  All work relating to the Rooftop Equipment shall, at Landlord’s request, be coordinated with Landlord’s roofing contractor so as not to void any warranty for the roof.

ARTICLE 10:  CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY

10.01.  Existing Conditions.  Tenant acknowledges that except for any express representations contained in this Lease, neither Landlord nor any person acting under or on behalf of Landlord has made any representation as to the condition of the Premises, the Building or the Property, or the suitability of the Premises, the Building or the Property for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection and inquiry regarding the Premises, the Building and the Property and is not relying on any representations of Landlord or any broker or persons acting on behalf of Landlord other than as set forth in this Lease.

10.02.  No Landlord Liability.  Landlord shall not be liable for any damage or injury to the persons, property or business (including loss of revenue, profits or data) of Tenant or any Tenant Party, provided, however, that this Section 10.02 shall not exempt Landlord from liability for Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees or contractors.  This exemption shall apply without regard to the manner by which the damage or injury is caused, including, but not limited to: (i) fire, steam, electricity, water, gas, air, sewage, sewer gas or odors, snow, ice, frost or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, faucets, sprinklers, wires, appliances, plumbing, windows, air conditioning or lighting fixtures or any other cause; (iii) explosion, electrical or electromagnetic emissions; (iv) any casualty or Taking; (v) theft; (vi) conditions in or about the Property or the Building; or (vii) any act or omission of any other tenant.  Tenant hereby agrees that, to the maximum extent permitted by law, all furniture, fixtures and property of every kind, nature and description of Tenant or any Tenant Party which may be in or upon the Premises, the Building or the Property, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees or contractors.

10.03.  Landlord’s Repair and Maintenance Obligations.  Subject to the provisions of Section 16.09, and except for damage caused by fire, other casualty or taking (which is dealt with below), and

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damage caused by the act or omission of Tenant or any Tenant Party, Landlord shall, at its sole cost and expense and not to be reimbursed as Operating Expenses, maintain, repair and replace the foundation, roof (including the roof membrane), walls, floor slabs and other structural elements of the Building (excluding any structural elements added to the Building as part of the Initial Tenant Work or other Tenant Work, which shall be Tenant’s responsibility), columns and beams, and exterior walls and windows of the Building, as well as the underground and under-slab plumbing lines serving the Building, and make replacements which are capital in nature to the loading dock and elevator located within and serving solely the Premises (but all other repairs, maintenance and non-capital replacements with respect to such loading dock and elevator shall be Tenant’s responsibility at its sole expense), in each case so as to keep the same in good order, condition and repair, reasonable wear and tear excepted.  Further subject to the provisions of Section 16.09 and the provisions of the immediately preceding sentence, and except for damage caused by fire, other casualty or taking (which is dealt with below), and damage caused by the act or omission of Tenant or any Tenant Party, Landlord shall keep the Building Systems (including the HVAC, plumbing, electrical, mechanical, fire and life safety, and other systems serving the Premises in common with other portions of the Building), to the extent not serving exclusively either the Premises or another tenant’s premises, and the common areas of the Building and the Property, in good order, condition and repair, reasonable wear and tear excepted.  Landlord shall make any repairs or replacements to the Building, the Premises or the Property, to the extent such repair or replacement was necessitated by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employers or contractors, or by Landlord’s breach of its obligations hereunder, all at its sole cost and expense and not to be reimbursed as Operating Expenses.  Landlord shall cause the common areas of the Building and the Property to be kept clean and free from rubbish and debris, and the paved portions of the common areas of the Property to be free from appreciable accumulation of ice and snow.  Except to the extent caused by Landlord’s negligence or willful misconduct or the negligence or willful misconduct of its agents, employees or contractors, or Landlord’s breach of its obligations hereunder, Landlord shall not be obligated to maintain, repair or replace any interior windows, doors, plate glass, or the surfaces of walls within the Premises, or any fixtures, components or equipment located within the Premises or elsewhere which serve the Premises exclusively, all of which shall be Tenant’s obligation.  Tenant shall promptly report to Landlord any defective condition known to it that Landlord is required by the provisions of this Section to repair.  Tenant waives the benefit of any present law that provides Tenant the right to repair the Premises or the Property at Landlord’s expense or to abate or reduce the Rent or to terminate this Lease because of the condition of the Property or the Premises to the extent such benefit of law may be waived by Tenant; provided, however, that the foregoing waiver shall not be deemed to waive any rights expressly granted to Tenant pursuant to the provisions of Section 6.03 of this Lease.  Subject to the provisions of Section 6.03(b), Tenant shall not be entitled to any abatement of Rent, nor shall Landlord incur any liability, by reason of inconvenience, annoyance or injury to Tenant arising from any maintenance, repairs, alterations, additions, replacements or improvements made by Landlord, or any related work undertaken by Landlord in accordance with the provisions of this Lease provided Landlord complies with the terms of Section 9.06 regarding access to the Premises and provided Landlord takes commercially reasonable steps to minimize any interference with Tenant’s operations.  Notwithstanding the fact that Landlord may provide security services at the Property or Building at any time during the term of this Lease, (i) Tenant hereby releases Landlord from any claim for injury to persons or damage to property asserted by Tenant or any Tenant Party that is suffered or occurs in or about the Premises or in or about the Building or Property or the common areas appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, Building or Property, and (ii) without disclaiming Landlord’s liability for its negligence or willful misconduct, Landlord shall not be deemed to owe Tenant or any other person any duty or standard of care as a result of Landlord’s provision of such security services.  All costs and expenses incurred by Landlord in connection with the performance of any obligation set forth in this Section 10.03 other than the first sentence hereof shall be included in Operating Expenses except to the extent otherwise expressly provided above in this Section.

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Throughout the Term, Landlord shall maintain a bicycle storage area, comparable to the existing bicycle storage area in the Building for Tenant’s use (in common with other occupants of the Building).

10.04.  Tenant’s Obligations.

10.04(a)  Repair and Maintenance.  Except for work that Section 10.03 requires Landlord to do and subject to Section 16.09, Tenant, at its sole cost and expense: shall keep the Premises (including all Initial Tenant Work, other Tenant Work, Tenant’s Property, and all fixtures, systems and equipment now or hereafter on the Premises or elsewhere that exclusively serve the Premises regardless of whether or not the same are part of a Building System), together with any interior windows, doors, interior plate glass, and the inner surfaces of walls within the Premises, in at least as good order, condition and repair as they are in on the Date of Lease or may be thereafter put in during the Term, reasonable wear and tear, damage caused by fire, other casualty or taking (which is dealt with below) and damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors excepted; shall keep in a secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and shall make all repairs and replacements and do all other work necessary for the foregoing purposes, whether the same may be ordinary or extraordinary, foreseen or unforeseen.  Without limitation, Tenant shall be responsible for the maintenance, repair and replacement of all plumbing, heating, ventilating and air-conditioning systems and other mechanical systems (whether or not part of the Building Systems) wherever located that exclusively serve the Premises, and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) providing for the regular maintenance of such systems to the extent that such systems exclusively serve the Premises.  All repairs and replacements required to be made by Tenant hereunder shall be equal in quality and class to the original work.  No storage shall be permitted outside of the Premises except as otherwise expressly provided in this Lease.  Storage inside the Premises shall be provided in a manner not visible from outside the Premises.

10.04(b)  Landlord’s Right to Cure.  If Tenant does not perform any of its obligations under Section 10.04(a) within fifteen (15) days’ after Landlord gives Tenant notice of such failure, then Landlord may perform such maintenance, repair or replacement on Tenant’s behalf, and Tenant shall reimburse Landlord, as Additional Rent, for all costs reasonably incurred, together with an Administrative Charge (as defined in Section 13.02(e)), immediately upon demand; provided, however, that (i) if such maintenance, repair or replacement cannot be completed within such 15-day period through the use of diligent efforts, then such 15-day period shall be reasonably extended to be the time required to complete the same through the use of diligent efforts provided that Tenant commences such performance within such 15-day period and thereafter diligently pursues the performance of such obligation continuously to completion, and (ii) notwithstanding the foregoing, in case of an emergency Landlord may perform such maintenance, repair or replacement without awaiting the expiration of such 15-day period and with notice to Tenant to be provided as soon as reasonably practicable under the circumstances.

10.05.  Tenant Work

10.05(a)  General.  “Tenant Work” shall mean all work, demolition, installations, improvements, additions and alterations made by or on behalf of Tenant in or to the Premises or, when expressly permitted by Landlord in advance, on or to any other portion of the Property.  Without limitation, Tenant Work includes any penetrations in the walls, partitions, ceilings or floors and all attached carpeting, all signs visible from the exterior of the Premises, and all changes in the exterior appearance of the windows of the Premises (including shades, curtains and the like).  All Tenant Work shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) and shall be arranged and paid for by Tenant, all as provided herein; provided that any interior non-structural Tenant Work (including any series of related Tenant Work projects) that (a) costs less than the “Tenant

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Work Threshold Amount” (which shall be $60,000 in each instance or series of related projects, provided that from and after the point at which the aggregate cost of Tenant Work proposed by Tenant in any Lease Year exceeds $120,000, all Tenant Work proposed during such Lease Year shall be deemed to exceed the Tenant Work Threshold Amount and shall require Landlord’s prior written approval), and (b) does not materially adversely affect any structural component of the Building, or any elevators, fire-safety, telecommunications, curtain wall, electrical, heating, ventilation, plumbing or any other mechanical system of the Building (collectively, the “Building Systems”), (c) does not materially adversely affect any penetrations in or otherwise materially adversely affect any walls, floors, roofs, or other structural elements of the Building, or the curtain wall, and (d) does not include any signs visible from the exterior of the Premises or any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like) shall not require Landlord’s prior approval if Tenant delivers the Construction Documents (as defined in Section 10.05(b)) for such work to Landlord at least five (5) Business Days’ prior to commencing such work.  Without limiting Landlord’s rights hereunder, Landlord shall not be deemed unreasonable for withholding its approval as to any Tenant Work which would require unusual expense to re-adapt the Premises or any portion thereof to normal office use or typical laboratory use upon the termination or expiration of this Lease.  In any event, non-structural cosmetic work such as painting, carpeting and wall coverings (“Cosmetic Work”) shall not require Landlord’s consent or be included in the calculation of the Tenant Work Threshold, and no prior notice to Landlord of such work is required.  Whether or not Landlord’s approval is required, Tenant shall neither propose nor effect any Tenant Work that in Landlord’s reasonable judgment (i) adversely affects any structural component of the Building, (ii) materially affects any Building System, (iii) affects the exterior or the exterior appearance of the Building or common areas within or around the Building or other property than the Premises, (iv) includes the installation of equipment that will have an unreasonable acoustic impact on other tenants of the Building when compared to similar equipment in first-class office and laboratory buildings, (v) diminishes the value of the Premises, the Building or the Property, or (vi) requires any unusual expense to readapt the Premises for use by a future occupant for the Permitted Uses.  Any disputes regarding the scope and estimated cost of the work necessary to readapt the Premises for the Permitted Uses shall be resolved pursuant to Section 16.17.  Prior to commencing any Tenant Work affecting air disbursement from ventilation systems serving the Premises, including the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third-party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.  Landlord shall have the right to require Tenant to provide to Landlord from time to time while Tenant’s Work is being performed, periodic lien waivers in statutory form from Tenant’s Contractor and such subcontractors and suppliers as Landlord may designate from time to time.

10.05(b)  Construction Documents.  No Tenant Work, other than Cosmetic Work, shall be effected except in accordance with complete, coordinated construction drawings and specifications (“Construction Documents”) prepared in accordance with Exhibit H attached hereto.  Before commencing any Tenant Work requiring Landlord’s approval hereunder, Tenant shall obtain Landlord’s prior written approval of the Construction Documents for such work, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be given a reasonable opportunity to consult with Tenant and review plans for any work under this Lease requiring Landlord’s consent as they are being prepared.  The Construction Documents shall be prepared by an architect (“Tenant’s Architect”) registered in the Commonwealth of Massachusetts and experienced in the construction of tenant space improvements in comparable buildings in the area where the Premises are located and, if the value of such Tenant Work will equal or exceed the Tenant Work Threshold Amount or will affect any Building System, the identity of Tenant’s Architect (and also engineers if such work will affect any Building System) shall be approved by Landlord in advance, such approval not to be unreasonably

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withheld, conditioned or delayed.  Tenant shall be solely responsible for the liabilities associated with and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents even if approved by Landlord (and even if Tenant’s Architect has been otherwise engaged by Landlord in connection with the Base Building Work or the Initial Tenant Work).  The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work, including all cutting, fitting, and patching and all connections to the mechanical, electrical, and plumbing systems and components of the Building.  Submission of the Construction Documents to Landlord for approval shall be deemed a warranty by Tenant that all Tenant Work described in the Construction Documents (i) complies with all applicable Legal Requirements, (ii) does not materially adversely affect any structural component of the Building, (iii) is compatible with and does not materially adversely affect the Building Systems, (iv) does not affect any property other than the Premises, (v) conforms to floor loading limits specified by Landlord, and (vi) with respect to all materials, equipment and special designs, processes or products, does not infringe on any patent or other proprietary rights of others.  The Construction Documents shall comply with Landlord’s requirements for the uniform exterior appearance of the Building, including the use of Building standard window blinds and Building standard light fixtures.  Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Tenant Work shown and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with any Legal Requirements, or coordination or compatibility with any Building System or component thereof or of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.  Landlord hereby represents to Tenant that the Base Building Work performed prior to the date of this Lease complies in all material respects with all applicable Legal Requirements.

If, as a result of any Tenant Work performed or proposed to be performed by Tenant, Landlord is or will be obligated to comply with any Legal Requirement (including the Americans With Disabilities Act) which was not previously applicable to the Premises or the Building (or which was previously applicable in a different manner or to a different extent), and such compliance requires Landlord to make any improvement or alteration to any portion of the Building or the Property, then (i) when Landlord makes such determination prior to the performance of such Tenant Work, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the performance of such Tenant Work, the entire cost of any improvement or alteration Landlord is obligated to complete by such Legal Requirement, or (ii) when Landlord makes such determination after such Tenant Work has commenced (regardless of whether or not the same has been completed), Tenant shall pay to Landlord, as Additional Rent, within ten (10) days of demand therefor by Landlord, the entire cost of any improvement or alteration Landlord is obligated to complete by reason of such Legal Requirement.

10.05(c)  Performance.  The identity of any person or entity (including any employee or agent of Tenant) performing any Tenant Work (“Tenant Contractor”) requiring Landlord’s approval hereunder shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Once any Tenant Contractor has been approved, the same Tenant Contractor may thereafter be used by Tenant for the same type of work without the need for subsequent Landlord approvals until Landlord notifies Tenant that such Tenant Contractor is no longer approved.  Tenant shall procure at Tenant’s expense all necessary permits and licenses (and shall provide copies thereof to Landlord) before undertaking any Tenant Work, but shall not take any plans for Tenant Work to any governmental authority for review or approval without Landlord’s prior written authorization in each instance (which prior authorization shall not be unreasonably withheld, conditioned or delayed).  Tenant shall perform (or shall cause Tenant’s Contractor to perform) all Tenant Work at Tenant’s risk, in compliance with the Rules and Regulations and all applicable Legal Requirements and Insurance Requirements, and in a good and workmanlike manner, employing new materials of good quality and

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producing a result at least equal in quality to the other parts of the Premises.  When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached hereto as Exhibit I and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Tenant Work.  If the cost of any Tenant Work exceeds the Tenant Work Threshold Amount, Tenant shall provide to Landlord such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord.  If the Tenant Work in any instance requires Landlord’s approval hereunder, Tenant shall reimburse Landlord within thirty (30) days of demand, as Additional Rent, for its reasonable third-party out-of-pocket costs of reviewing the proposed Tenant Work and inspecting the performance of such work (as well as all costs imposed upon Landlord by any mortgagee which reviews and/or inspects the same) up to a maximum of $5,000 per instance of Tenant Work.  During the performance of any Tenant Work, representatives of Tenant and Landlord shall meet periodically (not less frequently than monthly) to review and discuss the progress of the work and the schedule for the performance of the remaining work.

Each Tenant Contractor shall do nothing to impair any guaranties or warranties applicable to any portion or component of the Building or the Property, and shall take all steps reasonably necessary to avoid delaying or otherwise interfering with the work of any contractor of Landlord or of any other tenant.  Each Tenant Contractor working on the roof of the Building shall coordinate with Landlord’s roofing contractor, shall comply with its requirements and shall not violate existing roof warranties.  Tenant shall indemnify and hold the Indemnitees harmless from any claim, loss or expense based upon injury to persons or damage to property to the extent arising from the act or omission of Tenant’s Contractor or any subcontractor or supplier of any tier, while on or about the Premises or the Property, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

10.05(d)  Payment.  Tenant shall pay the entire cost of all Tenant Work so that the Premises, including Tenant’s leasehold, shall always be free of liens for labor or materials; provided, however, that in the event that there is a dispute over whether payment is due and payable, Tenant may withhold payment so long as it files and records a bond sufficient to discharge any potential lien arising from the dispute or other security acceptable to Landlord and its mortgagees in their reasonable discretion within ten (10) Business Days after Tenant has notice (from any source) of such dispute.  If any such lien is filed that is claimed to be attributable to Tenant or persons acting under Tenant, then Tenant shall promptly (and always within ten (10) Business Days) discharge the same by payment or filing any necessary bond.  In the event that Tenant fails to discharge such lien within the time period set forth above, Landlord shall have the right, but not the obligation, to bond over or otherwise discharge such lien as further set forth in Section 13.02 of this Lease; provided, however, that no notice or cure period shall apply.  In such case Tenant shall pay Landlord’s reasonable costs of discharging such lien within ten (10) Business Days of demand as Additional Rent.

10.05(e)  Other.  Tenant must schedule and coordinate all aspects of work with the Building manager or other person or persons designated from time to time by Landlord, and shall make prior arrangements for elevator or temporary hoist use.  Landlord shall provide Tenant and all other tenants requiring the use of freight elevators and temporary hoists with joint access and the parties shall use reasonable efforts to coordinate such joint access to avoid conflicts.  If an operating engineer is required by any union regulations, Tenant shall pay for such engineer.  If shutdown of risers and mains for electrical, mechanical or plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s cost.  If special security arrangements must be made (e.g., in connection with work outside Normal Business Hours), Tenant shall pay the actual cost of such security.  No work shall be performed in Building mechanical or electrical equipment rooms without Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and all such work shall be

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performed under Landlord’s supervision.  Except in case of emergency, at least five (5) days’ prior notice must be given to the Building manager prior to the proposed shutdown of fire, sprinkler or other alarm systems, and in case of emergency, prompt notice shall be given.  In the event that such work unintentionally alerts the Fire or Police Department or any private alarm monitoring company through an alarm signal, Tenant shall be liable for any fees or charges levied by the Fire or Police Department or any private alarm monitoring company in connection with such alarm except to the extent such alert was caused by Landlord or Landlord’s agents, employees or contractors.  All demolition, installations, removals or other work that is reasonably likely to inconvenience other tenants of the Property or disturb Property operations must be scheduled with the Building manager at least five (5) days in advance.

Any requirements of any Tenant Contractor for services from Landlord or Landlord’s Contractor, such as hoisting, electrical or mechanical needs, shall be paid for within thirty (30) days of billing after such costs are incurred, and arranged between such Tenant Contractor and Landlord or Landlord’s contractor.  Tenant shall cause each Tenant Contractor performing work on the Premises to clean up regularly and remove its debris from the Premises and Property.  If any Tenant Contractor fails so to clean up, then Landlord may, after giving Tenant at least twenty-four (24) hours’ prior written notice, cause its contractor to clean up and remove debris, and Tenant shall pay the reasonable out-of-pocket costs of such cleanup and removal upon demand.

Each Tenant Contractor (and all subcontractors thereof) shall take all reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors.  Tenant shall be responsible for, and shall reimburse Landlord, as Additional Rent, for, all actual costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with the breach by any Tenant Contractor (or any of its subcontractors) of such obligations.  If Tenant does not promptly resolve any labor dispute caused by or relating to any Tenant Contractor (or any of its subcontractors), Landlord may in its sole discretion request that Tenant remove such Tenant Contractor (or subcontractor) from the Property, and if such Tenant Contractor (or subcontractor) is not promptly removed, Landlord may prohibit such Tenant Contractor or subcontractor from entering the Property.

Following the completion of any Tenant Work (other than Cosmetic Work) and as a condition of such completion, Tenant shall give to Landlord (i) a permanent certificate of occupancy (if one is legally required), and any other final governmental approvals required for such work, (ii) copies of “as built” plans (other than for Cosmetic Work) and all construction contracts, and (iii) proof of payment for all labor and materials in the form of a final statutory lien waiver from Tenant’s Contractor and such subcontractors and suppliers as Landlord may reasonably require, or such other reasonable evidence of receipt of payment in full, as Landlord may reasonably require.

10.05(f)  Removal at Conclusion of Term.  Except as set forth in the last sentence of this paragraph below or as may otherwise be agreed to by Landlord in writing prior to the commencement of the applicable Tenant Work, any Tenant Work that is permanently affixed to the Premises or affixed in a manner so that it cannot be removed without causing other than incidental and repairable damage to the Premises shall become property of the Landlord at the termination of occupancy as provided herein and shall not be removed.  If Landlord otherwise notifies Tenant in writing at the time Landlord approves plans for any Tenant Work (or, if Landlord’s consent to the plans is not required, at the time Landlord receives notice of such work), Tenant shall remove such or all Tenant Work as so specified prior to the conclusion of the Term.  Tenant Work that is not permanently affixed to the Premises and which may be removed with only incidental and/or repairable damage may be removed by Tenant, provided such disturbance or damage is restored and repaired so that the Premises are left in a clean and fully functional condition at least as good as they were in at the Term Commencement Date or as they may be put in

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thereafter, reasonable wear and tear, damage caused by fire, other casualty or taking, and damage caused by the negligence or willful misconduct of Landlord, Landlord’s agents, employees, or contractors excepted.

10.05(g)  Initial Tenant Work.  The provisions of this Section 10.05 shall not apply to Initial Tenant Work except to the extent otherwise expressly provided in the Work Letter.

10.06.  Condition upon Termination.  At the expiration of the Term or the earlier termination of this Lease, Tenant (and all persons claiming by, through or under Tenant) shall without the necessity of notice deliver the Premises (including all Initial Tenant Work, and all other Tenant Work to the extent provided in Section 10.05(f) of this Lease)  broom-clean, in compliance with the requirements of Section 10.07 and in good order, repair and condition, excepting only damage caused by fire, other casualty, or taking, reasonable wear and tear, and damage caused by the negligence or willful misconduct of Landlord, or Landlord’s agents, employees, or contractors.  The Premises shall be surrendered to Landlord free and clear of any mechanic’s liens (or any similar lien related to labor or materials) or other lien or encumbrance (excluding liens or encumbrances existing as of the date hereof and liens or encumbrances granted by Landlord or related to work performed by or for Landlord) against any part of the Property or the Premises, equipment and/or any Initial Tenant Work or any other Tenant Work to be surrendered with the Premises.  As part of such delivery, Tenant shall also provide all keys (or lock combinations, codes, access cards or electronic passes) to the Premises to Landlord; remove all signs wherever located; and, except as set forth in Section 10.05(f), remove all Tenant’s Property and other personal property whether or not bolted or otherwise attached.  As used herein, “Tenant’s Property” shall mean all trade fixtures, furnishings, equipment, inventory, cabling of any type, and other personal property owned by Tenant or any person acting under Tenant at the Premises.  Tenant shall repair all damage that results from such removal and restore the Premises substantially to a fully functional and tenantable condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles).  Any property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the reasonable cost of removal and disposal to Landlord upon demand.  The provisions of this Section shall survive the expiration of the Term or the earlier termination of this Lease.

10.07.  Decommissioning of the Premises.  Prior to the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, tanks, and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Materials, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 10.07 to be issued.  Prior to the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease), Tenant, at Tenant’s expense, shall obtain and provide to Landlord a report addressed to Landlord and Landlord’s designees prepared by a reputable licensed environmental consultant or certified industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on such person’s inspection of the Premises (including visual inspection, airborne and surface monitoring, and, if Tenant or any Tenant Party at any time stored or used any radioactive materials in the Premises, Geiger counter evaluation), and shall show:

(i)                                     that the Hazardous Materials brought onto the Premises by or for the use by Tenant or any Tenant Party, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, tanks, and plumbing, and all such exhaust or other ductwork in and/or serving the Premises, may be reused by a subsequent tenant or disposed of in

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compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials, and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials;

(ii)                                  if Tenant or any Tenant Party at any time stored or used any radioactive materials in the Premises, that the Premises (and all piping, supply lines, waste lines, tanks, and plumbing, and all exhaust or other ductwork in and/or serving the Premises), have been decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, and have accordingly been released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation; and

(iii)                               that the Premises may be reoccupied for office or laboratory use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials, and without incurring regulatory requirements or giving notice in connection with Hazardous Materials.

For purposes of the preceding clauses (i) and (iii) “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials introduced to the Premises by or for the use by Tenant or any Tenant Party, as Hazardous Materials instead of non-Hazardous Materials.  The report shall include reasonable detail concerning the clean-up locations, the tests run and the analytic results.

In addition, Tenant shall provide to Landlord prior to the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease), a copy of its most current chemical waste removal manifest.

If Tenant fails to perform its obligations under this Section 10.07, then without limiting any other right or remedy, Landlord may, on five (5) Business Days’ prior written notice to Tenant, perform such obligations at Tenant’s expense, and Tenant shall within ten (10) days of demand reimburse Landlord, as Additional Rent, for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work, together with an Administrative Charge, as defined in Section 13.02.  In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Property for Hazardous Materials at Landlord’s cost and expense within sixty (60) days of Tenant’s surrender of the Premises at the expiration of the Term or the earlier termination of this Lease.  Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists (a) at the Property as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents, or (b) at the Premises (except to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors, or occupants of other portions of the Building).

The provisions of this Section 10.07 shall survive the expiration of the Term or the earlier termination of this Lease.

ARTICLE 11:  DAMAGE OR DESTRUCTION; CONDEMNATION

11.01.  Damage or Destruction of Premises.  If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), Tenant shall promptly give notice thereof to

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Landlord.  Unless this Lease is terminated as provided herein, Landlord, at its own expense (but only to the extent of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof), except for any insurance deductibles (which shall be deemed Operating Costs), shall proceed with diligence to repair or cause to be repaired such damage so as to restore the Premises or the Building (including the Initial Tenant Work but excluding any other Tenant Work) to substantially the same condition they were in prior to the casualty, subject to then applicable Legal Requirements.  All such repairs made necessary by any act or omission of Tenant shall be made by Landlord at Tenant’s expense to the extent that the cost of such repairs is not covered by insurance proceeds available therefor (including the payment by Tenant of any applicable deductible amount). Landlord shall not be liable for delays in the making of any such repairs that are due to Force Majeure or delays in obtaining insurance proceeds (provided Landlord files insurance claims with reasonable diligence), nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.  All repairs to and replacements of Tenant’s Property and any Tenant Work other than the Initial Tenant Work shall be made by and at the expense of Tenant, which work Tenant shall promptly commence as soon as practicable and thereafter prosecute diligently to completion.

Landlord shall, within sixty (60) days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than two hundred seventy (270) days from the occurrence of the casualty (or during the last twelve (12) months of the Term, for a period of more than ninety (90) days), the Premises shall be deemed “substantially damaged”.  If the Premises or the Building are substantially damaged, or if any mortgagee refuses to make available to Landlord for the purpose of making such repairs a sufficient amount of the insurance proceeds, then in either such case Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within one hundred twenty (120) days of the date of such casualty.  In addition, if the Premises or the Building are substantially damaged through no fault of Tenant or Tenant’s employees, contractors, invitees or agents, then Tenant may terminate this Lease by giving Landlord written notice of such termination within one hundred twenty (120) days of the date of such casualty.

If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Base Rent, or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated from and after the date of such casualty until the Premises (except as to Tenant’s Property and any Tenant Work other than the Initial Tenant Work) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty.  Notwithstanding the foregoing, if such casualty was due to the act or omission of Tenant or Tenant’s employees, contractors, invitees or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Article 1 for the end of the Term and the Base Rent (to the extent not abated as set forth above) and Additional Rent for Operating Costs shall be apportioned as of such date.

11.02.  Eminent Domain.  In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Building or the Property, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises. In such event Base Rent and Tenant’s share of Operating Costs shall be apportioned as of the date of termination. Landlord shall promptly notify Tenant of any written notice received by Landlord from any governmental authority with respect to any condemnation or taking (including said voluntary conveyance) of the Property or any part thereof.

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In the event that only a part of the Premises or the Building shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may, by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate the portion of the Premises so taken.  A “substantial taking” shall mean a taking which:  requires restoration and repair of the remaining portion of the Building that cannot in the ordinary course be reasonably expected to be repaired within one hundred eighty (180) days; results in the loss of all reasonable access to the Premises; results in the loss of more than twenty-five percent (25%) of the rentable floor area of the Premises; or results in the loss of more than ten (10%) percent of the number of parking spaces currently serving the Building and Landlord reasonably determines it is not practical to relocate such parking within the remaining Property or on other property within the vicinity of the Property.

Unless this Lease is terminated as provided herein, Landlord, at its own expense (but only to the extent of the condemnation proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof), shall proceed with diligence to restore the remaining portion of the Premises (including the Initial Tenant Work) and the necessary portions of the Building as nearly as practicable to the same condition as it was prior to such taking, subject to then applicable Legal Requirements.  Landlord shall not be liable for delays in the performance of such restoration that are due to Force Majeure or delays in payment of condemnation proceeds, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.  All repairs to and replacements of Tenant’s Property and any Tenant Work other than the Initial Tenant Work shall be made by and at the expense of Tenant, which work Tenant shall promptly commence as soon as practicable and thereafter prosecute diligently to completion.

In the event some portion of the rentable floor area of the Premises is taken (other than for temporary use) and this Lease is not terminated, Base Rent and Tenant’s share of Operating Costs shall be proportionally abated for the remainder of the Term.  In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term (and the remainder of such award shall be paid to Landlord), provided that if such taking shall remain in force at the expiration of the Term or the earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises, the Building or the Property.  Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after ten (10) days’ notice.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s leasehold interest and improvements, Tenant’s personal property, and for relocation and moving expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

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ARTICLE 12:  ASSIGNMENT AND SUBLETTING

12.01.  Landlord’s Consent Required.  Except (i) for Related Party Transfers, and (ii) as set forth in this Article, Tenant shall not directly or indirectly assign this Lease, or sublet or license the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises or the use of any portion of the Initial Tenant Work by any person other than Tenant, including transfer by mortgage, pledge or other encumbrance (whether of all or any portion of Tenant’s interest under this Lease, or any ownership interest (direct or indirect) in Tenant, or any portion of the Initial Tenant Work or any equipment, machinery, trade fixture or other property paid for in whole or in part by any portion of Landlord’s Allowance) each of the foregoing actions are collectively referred to as a “Transfer”) without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that Tenant complies with the provisions of this Article.  An assignee, subtenant, licensee, or other occupant is referred to herein as a “Transferee”.  It shall be reasonable for Landlord to withhold consent to a proposed Transfer that is an assignment of Tenant’s interest in this Lease or a sublease of fifty (50%) percent or more of the rentable square footage of the Premises if the proposed Transferee does not have a net worth equal to or in excess of that of Tenant at the Date of Lease or immediately prior to the proposed Transfer, whichever is greater, or if the use proposed to be made of the Premises (or the applicable portion thereof) by the proposed Transferee is not a Permitted Use hereunder.  A “Transfer” shall include any transfer of Tenant’s interest in this Lease by operation of law, the transfer or sale of a controlling interest in Tenant (whether direct or indirect, and whether in one transaction or in a series of related transactions), any “Related Party Transfer” (as defined below), and the grant of permission or license by Tenant to any other person or entity to use or occupy any portion of the Premises for any period of time or for any purpose whatsoever.  Any Transfer shall be subject to this Lease, all of the provisions of which shall be conditions to such Transfer and be binding on any Transferee.  No Transferee shall have any right further to Transfer its interest in the Premises, and nothing herein shall impose any obligation on Landlord with respect to a further Transfer.  For purposes of this Lease, the term “Transfer” shall not include any mortgage, pledge or other encumbrance on or of any equipment, machinery, trade fixture or other property owned or used by Tenant which is not paid for in whole or in part by any portion of Landlord’s Allowance.

12.02.  Terms.  Tenant shall not offer to make a Transfer (i) to any tenant in the Building (or any Affiliate of such tenant) if, at the time of Tenant’s intended Transfer, Landlord then has comparable space in the Building available for lease for a comparable term, or (ii) to any person or entity that would be of such type, character or condition as to be inappropriate as a tenant of a building comparable to the Building.  The provisions of this Section 12.02 shall not apply to Related Party Transfers.

12.03.  Related Party Transfers .  Tenant may make a Related Party Transfer (as defined below) without the consent of Landlord provided that Tenant gives Landlord at least ten (10) Business Days’ prior written notice thereof together with evidence reasonably satisfactory to Landlord that the proposed Transfer is a Related Party Transfer and such Related Party Transfer is subject to all of the other terms and conditions of this Article.  A “Related Party Transfer” shall mean one or more of the following: (1) any assignment of this Lease or sublease of all or any portion of the Premises to (A) a parent which owns (either directly or indirectly) substantially all of the voting stock of Tenant or otherwise exercises voting control over Tenant, or (B) a subsidiary of Tenant in which Tenant owns (directly or indirectly) substantially all of the voting stock or over which Tenant otherwise exercises voting control, (C) any subsidiary of Tenant’s parent in which such parent owns (directly or indirectly) substantially all of the voting stock or over which such parent otherwise exercises voting control, or (D) any other Affiliate of Tenant, or (2) an assignment incident to the sale of all or substantially all of Tenant’s assets, or (3) a merger or consolidation of Tenant with any other entity, provided that (a) in any of the situations (other than a sublease) described in the preceding clauses (1) - (3), or in the case of a sublease described in the preceding clause (1) which demises fifty (50%) percent or more of the Premises, the “Related Party Transferee” (as defined below) has a net worth equal to or in excess of that of Tenant at the Date of Lease or immediately prior to the Related Party Transfer, whichever is greater, and (b) in any of the situations

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described in the preceding clauses (1)-(3) other than a sublease, such Related Party Transferee agrees in writing, for the benefit of Landlord, to assume all of Tenant’s obligations under this Lease.  A “Related Party Transferee” shall mean any sublessee or any person or succeeding to Tenant’s interest pursuant to a Related Party Transfer under clauses (1), (2) or (3).  Related Party Transfers shall not be subject to the provisions of (i) Section 12.02, (ii) the first sentence of Section 12.04, or (iii) Section 12.05.

12.04.  Procedures.  At least thirty (30) days prior to the effective date of any Transfer, Tenant shall give Landlord in writing the details of the proposed Transfer, including:  (i) the name, business, and financial condition (including the most recent annual and quarterly financial statements, in form and content reasonably acceptable to Landlord) of the prospective Transferee, (ii) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, (iii) a written agreement of the prospective Transferee, in form and content reasonably acceptable to Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease undertaken by such Transferee, and (iv) any other information Landlord reasonably requires.  Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable out-of-pocket attorneys’ fees in reviewing any Transfer, not to exceed $3,000 per proposed Transfer.  Tenant shall provide Landlord with a true and correct copy of the instrument effecting the Transfer on or before the date that it takes effect, except that with respect to a Related Party Tenant Transfer, Tenant shall, within fifteen (15) days after the Related Party Transfer, deliver to Landlord evidence of merger or such other evidence as is reasonably satisfactory to Landlord that such Related Party Transfer has occurred.

12.05.  Excess Rents.  If the consideration, rent, or other amounts payable to Tenant under any sublease, license, or other occupancy arrangement (collectively, a “Sublease”) exceed the sum of (1) Rent and other charges to be paid hereunder (which amounts shall be pro-rated based on the floor area intended to be subject to such Sublease), and (2) Tenant’s Expenses (which shall be (a) pro-rated based on the floor area intended to be subject to such Sublease, and (ii) amortized over the fixed term of the Sublease in question), then Tenant shall pay to Landlord, as Additional Rent, one-half (1/2) of the amount of such excess when and as received by Tenant.  “Tenant’s Expenses” shall mean, collectively, (i) the necessary and reasonable expenses incurred by Tenant in good faith to third parties in connection with such Sublease on account of brokerage, legal, design, and demising and leasehold improvement costs in the portion of the Premises affected by, and specifically in connection with, such Sublease, and (iii) the unamortized out of pocket cost to Tenant of previously constructing Tenant Work in the Premises (or in the portion of the Premises to be subject to such Sublease, as the case may be) and in either case with respect to the Initial Tenant Work, only the portion of the cost thereof paid out of pocket by Tenant, and not the portion of the cost thereof covered by Landlord’s Allowance pursuant to the Work Letter, shall be included as an “out of pocket cost to Tenant” for purposes of this calculation, with such amortization to be calculated on a straight line basis over the remaining Initial Term of the Lease as of the date such expense was incurred by Tenant.  There shall be included in the calculation to be performed pursuant to the first sentence of this section any lump-sum payment or periodic payments made to Tenant for the purchase of so-called leasehold improvements, but all lump-sum or periodic payments made to Tenant on account of the leasing or mere use of Tenant’s equipment by the Transferee under such Sublease shall be excluded from such calculation.  The provisions of this Section 12.05 shall not apply to Related Party Transfers.

12.06.  No Release.  Notwithstanding any Transfer and whether or not the same is a Related Party Transfer or is consented to, the liability of Tenant to Landlord shall remain direct and primary, to the extent that Tenant still exists as a separate entity after a Related Party Transfer.  Any Transferee of all or substantially all of Tenant’s interest in the Premises, including any such Transferee under a Related Party Transfer, shall be jointly and severally liable with Tenant (to the extent that Tenant still exists as a separate entity after a Related Party Transfer) to Landlord for the performance of all of Tenant’s covenants under this Lease; and such Transferee shall upon written request from Landlord execute and

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deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be a default).  During any period when there exists an Event of Default by Tenant which is then continuing, Tenant hereby irrevocably authorizes Landlord to collect Rent and other charges from any Transferee (and upon notice from Landlord any Transferee shall pay directly to Landlord) and apply the net amount collected to the Rent and other charges reserved under this Lease.  No Transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease.  The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer by Tenant or such Transferee.  Notwithstanding anything to the contrary in the documents effecting the Transfer, Landlord’s consent shall not alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate.  The breach by Tenant or any Transferee of any provision of this Article shall be a default for which there is no cure period.

ARTICLE 13:  EVENTS OF DEFAULT AND REMEDIES

13.01.  Events of Default.  In the event that:

(A)                               Tenant shall default in the payment of any Base Rent, Additional Rent or other sum payable under this Lease, when and as the same shall become due and payable hereunder, and such default shall continue for a period of ten (10) days after Landlord gives Tenant notice that such payment was not paid when due; provided, however, that after Landlord has given two (2) notices to Tenant of a failure to timely pay a recurring monthly charge (such as Basic Rent, Operating Costs or utility charges, regardless of whether the amount of such charge may vary from month to month), then for a period of twelve (12) months from the date of such second notice Tenant shall not be entitled to any notice of a further default in the payment of any recurring monthly charge (whether of the same or a different monetary obligation of Tenant hereunder) and Tenant’s failure at any time during such 12-month period to make any such payment within ten (10) days after the date on which such payment is due hereunder shall constitute an Event of Default without the necessity of any notice; or

(B)                               Tenant shall (i) make any Transfer in violation of this Lease; or (ii) fail to (a) maintain all insurance as required hereunder, or (b) provide Landlord with the certificates of insurance required pursuant to Article 7 above, or (c) restore or replenish the amount of the Security Deposit following a draw by Landlord upon, or application by Landlord of all or any portion of, the Security Deposit, as required by Article 14 below, or (d) provide Landlord with an estoppel certificate as required by Section 15.04 below; or

(C)                               Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent; or shall file any petition or answer seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek, or consent to, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant; or shall make any general assignment for the benefit of creditors; or

(D)                               any court enters an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating

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to bankruptcy, insolvency or other relief for debtors, or for the appointment of a receiver, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of ninety (90) days; or

(E)                                any representation or warranty made by Tenant herein is untrue in any material respect when made; or

(F)                                 Tenant shall default in the observance or performance of any of Tenant’s covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (A)-(E), and such default shall not be corrected within the cure period expressly provided in this Lease therefor (and if no cure period is expressly provided, then for thirty (30) days after notice is given, provided, however that such period shall be reasonably extended in the case of a non-monetary default that cannot be cured within such 30-day period through the use of diligent efforts but only if the default can be cured and Tenant begins such cure within such 30-day period and thereafter diligently prosecutes such sure continuously to completion);

then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate.  Any default by Tenant continuing beyond applicable notice and cure periods by is referred to herein as an “Event of Default”.  Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord’s termination of this Lease, Landlord shall be entitled to re-entry and possession in accordance with the terms hereof.  Tenant agrees that a notice by Landlord alleging any default shall, at Landlord’s option (the exercise of such option shall be indicated by the inclusion of the words “notice to quit” in such notice), constitute a statutory notice to quit.  If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods.  Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of Rent other than mandatory counterclaims.

Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of Rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any).  If Landlord engages attorneys in connection with any failure to perform by Tenant hereunder, Tenant shall reimburse Landlord within ten (10) days of demand, as Additional Rent, for the reasonable fees of such attorneys.  Without implying that other provisions do not survive, the provisions of this Article shall survive the expiration of the Term or the earlier termination of this Lease.

Rent forgiveness, allowances for (and/or Landlord expenses in designing and constructing) the Initial Tenant Work to ready the Premises for Tenant’s occupancy and the like, if any, have been agreed to by Landlord as inducements for Tenant faithfully to perform all of its obligations hereunder for the entire Term.  For all purposes, upon the occurrence of any Event of Default, any such inducements shall be deemed void as of the date hereof as though such had never been included, and the unamortized amounts (or value) thereof as of the date of such Event of Default (based on straight line amortization of such amounts (or value), with interest thereon per annum at the Default Rate, over what would otherwise have constituted the Term of this Lease) will be deemed to be Additional Rent then immediately due.

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The foregoing will occur automatically without any further notice by Landlord, whether or not the Term is then or thereafter terminated.

Subject to the provisions of this Article 13, Tenant shall indemnify Landlord against all loss of Rent and other costs, expenses, loss and damages that Landlord may incur during what would otherwise have constituted the balance of the Term by reason of the termination of this Lease for Tenant’s Event of Default hereunder.  Without limiting the generality of the foregoing, Tenant shall reimburse Landlord for all expenses incurred by Landlord arising out of such termination, including all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys’ fees, costs of litigation and the like).  The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination of this Lease.

13.02.  Remedies for Default.

13.02(a)   Reletting Expenses Damages.  Following Landlord’s re-taking possession of the Premises following an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises.  If this Lease is terminated for Tenant’s Event of Default, Tenant covenants, as an additional cumulative obligation after such termination, to pay on demand by Landlord all of Landlord’s reasonable out-of-pocket costs, including reasonable out-of-pocket attorneys’ fees and costs, related to Tenant’s default and in collecting amounts due, and all reasonable expenses in connection with reletting, including tenant inducements to new tenants, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like, together with an administrative charge of ten (10%) percent of all the foregoing costs (“Reletting Expenses”).  Notwithstanding the foregoing, it is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms that may be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability.  Any amount received by Landlord prior to the election by Landlord to recover damages pursuant to Section 13.02(c) below through any reletting of the Premises following an Event of Default shall be offset against amounts otherwise owed by Tenant pursuant to Section 13.02(b) below (but Tenant shall not be entitled to any credit or refund of any amount by which such reletting proceeds exceed Tenant’s obligations under Section 13.02(b)).

13.02(b)   Termination Damages.  If this Lease is terminated for Tenant’s Event of Default, then unless and until Landlord elects lump sum liquidated damages described in the next paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations hereunder at the same time and in the same manner as if this Lease had not been terminated.  In calculating such amounts, Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a re-letting of the Premises after deducting all Rent due as of such date and Reletting Expenses that have not then been paid by Tenant, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the Rent originally due hereunder.

13.02(c)   Lump Sum Liquidated Damages.  If this Lease is terminated for Tenant’s Event of Default, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord’s election made by written notice at any time after termination, as liquidated damages, a single lump sum payment equal to the sum of (i) all sums then due and owing from Tenant to Landlord at the time of such election, plus (ii) either, as Landlord elects, (A) the excess of the present value of all of the Rent reserved for the residue of the Term (with Additional Rent deemed to

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increase five (5%) percent in each year on a non-compounding basis) over the present value of the aggregate Fair Market Rent and Additional Rent payable on account of the Premises during such period, which Fair Market Rent shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord, or (B) an amount equal to the sum of all of the Rent and other sums due under the Lease with respect to the 12-month period next following the date of termination.  The Federal Reserve discount rate (or equivalent) shall be used in calculating such present values under clause (ii)(A).  From and after the date on which Tenant pays to Landlord in full the amount elected by Landlord pursuant to clause (ii) of this subsection (c), no further damages shall accrue pursuant to the preceding Section 13.02(b), but Tenant shall nonetheless remain liable for all damages accruing under Section 13.02(b) prior to such date.

13.02(d)   Remedies Cumulative; Late Performance.  The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord, are cumulative (except as otherwise expressly provided in the preceding subsection (c)), and any two or more may be exercised at the same time.  Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Base Rent and all Additional Rent payable from time to time. Tenant shall also indemnify and hold Landlord harmless in the manner provided elsewhere herein if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming by, through or under Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.

13.02(e)   Landlord’s Curing.  If Tenant fails to perform any covenant within the applicable cure period (if any), then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant.  Tenant shall upon demand reimburse, as Additional Rent, Landlord’s out-of-pocket cost (including reasonable out-of-pocket attorneys’ fees) of so performing, together with an administrative charge equal to five percent (5%) of such cost (“Administrative Charge”) on demand as Additional Rent.  Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or the Property or possible injury to persons, or to protect Landlord’s interest in the Premises or the Property.

ARTICLE 14:  SECURITY DEPOSIT

Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the form of a Letter of Credit as described in this Section (the “Letter of Credit”), as security for the punctual performance of each and every obligation of Tenant under this Lease.  Tenant shall simultaneously deliver to Landlord such documentation as Landlord may reasonably require to demonstrate that Tenant’s obligation to the issuer of the Letter of Credit is a secured obligation. In no event shall the Security Deposit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages.

The Letter of Credit shall be an irrevocable standby letter of credit, in form and content and issued by a commercial bank satisfactory to Landlord in its sole discretion, which Letter of Credit shall provide that it may be drawn upon in Boston, Massachusetts or via facsimile drawing (i) in part or in

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whole, upon the presentation of a sight draft accompanied by a certificate signed by a representative of Landlord, setting forth the amount due to Landlord by reason of the occurrence of an Event of Default by Tenant hereunder, or (ii) in whole, upon the presentation of a sight draft accompanied by a certificate signed by a representative of Landlord, stating that (a) such Letter of Credit will expire within thirty (30) days of such certificate, and (b) Tenant has not deposited a substitute Letter of Credit in the form, amount and issued by a bank as required by this Section.  Any payment drawn by Landlord under the Letter of Credit pursuant to clause (ii) of the preceding sentence shall be held by Landlord as “Cash Security” pursuant to the provisions of this Article.  Landlord may commingle any Cash Security with Landlord’s other funds, and no interest shall be due thereon.  The Letter of Credit shall remain in full force and effect for a period of at least ninety (90) days beyond the expiration of the Term.  Tenant shall deposit the original Letter of Credit with Landlord and shall keep the Letter of Credit in full force and in compliance with the provisions of this Lease throughout the Term.

Landlord may draw in full or in part upon the Letter of Credit and apply the cash proceeds thereof towards remedying any Event of Default by Tenant and/or damages sustained by Landlord as a result thereof.  In the event that Landlord so draws upon and applies or retains any portion or all of the proceeds of the Letter of Credit, Tenant shall pay to Landlord, as Additional Rent, the amount so expended by Landlord (or shall deliver an amendment to the Letter of Credit increasing the amount of the Letter of Credit by the amount so drawn by Landlord) within three (3) Business Days of notice given by Landlord so that at all times (subject to the 3-Business Day grace period herein referenced) Landlord shall be entitled to draw down upon the full aggregate amount of the Letter of Credit.  Notwithstanding anything contained in this Lease to the contrary, any failure of Tenant to restore any amount drawn under the Letter of Credit within the time and manner specified in this Section shall immediately constitute an Event of Default hereunder (without the necessity of any additional notice or the passage of any additional time) and entitle Landlord to immediately draw down the Letter of Credit then in force or effect and Landlord shall retain such cash amounts as Cash Security pursuant to the provisions of this Section.  Tenant shall be solely responsible for the payment of all costs associated with obtaining, replacing (as necessary), transferring, extending and maintaining the Letter of Credit in accordance with the terms of this Section.  The drawing upon the Letter of Credit and application of all or any part of the Cash Security to any Event of Default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have, nor shall such application by Landlord constitute a waiver by Landlord. In addition, in the event of a termination based upon an Event of Default of Tenant under this Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit or apply the Cash Security (from time to time, if necessary) to cover up to the full amount of damages and other amounts due from Tenant to Landlord under the Lease.  Any amounts so applied shall, at Landlord’s election, be applied first to any unpaid Rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.

Landlord shall assign the Security Deposit to any purchaser of the Building, and thereafter Landlord shall have no further responsibility therefor. Upon request of Landlord or any such purchaser of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building.

Within ninety (90) days after the expiration of the Term or the earlier termination of this Lease, Landlord shall inspect the Premises, make such draw upon the Letter of Credit or apply all or any portion of the Cash Security as may be required to cure any Event of Default by Tenant hereunder or to make payment on account of damages suffered by Landlord, and, if no Event of Default is then continuing, Landlord shall redeliver the original Letter of Credit (as may have previously been drawn on by Tenant) or pay the balance of the Cash Security, as the case may be, to Tenant within such 90-day period.

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ARTICLE 15:  PROTECTION OF LENDERS/GROUND LANDLORD

15.01.  Subordination and Superiority of Lease.  Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to the lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Building (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “mortgage”, and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions, replacements and consolidations thereof, provided that such mortgagee executes and delivers to Tenant a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J or in such other form as such mortgagee may request and as is reasonably acceptable to Tenant.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the mortgagee and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the mortgagee shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease except to the extent to which Tenant previously notified such mortgagee in writing of such default and such default continues during such mortgagee’s period of ownership; (ii) responsible for any monies held by or on deposit with Landlord to the credit of Tenant unless received by the mortgagee (it being agreed that Landlord shall remain responsible for such monies until delivered to such mortgagee); (iii) subject to any counterclaim or setoff that theretofore accrued to Tenant against Landlord; (iv) bound by any amendment or modification of this Lease subsequent to such mortgage or by any previous prepayment of Rent for more than one (1) month, either of which was not approved in writing by the mortgagee (except that such approval shall not be required with respect to any amendment to this Lease that is ratifying the exercise by Tenant of any rights that Tenant has under this Lease (e.g., rights of extension and expansion)); (v) liable to Tenant beyond the mortgagee’s interest in the Property; or (vi) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant.  Tenant agrees that any present or future mortgagee (or any holder of a ground or improvements lease) may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its lease) to this Lease effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry of deeds of an instrument in which such holder subordinates its rights under such mortgage or lease.

Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee.  Until a mortgagee forecloses Landlord’s equity of redemption (or terminates or succeeds to a new lease in the case of a ground or improvements lease), no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein).

In the event Tenant alleges that Landlord is in default under any of Landlord’s obligations under this Lease, Tenant agrees to give the holder of any mortgage, by certified mail, a copy of any notice of default that is served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided in Section 16.02 below or such additional time as may be provided in such notice to Landlord, such holder shall have thirty (30) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default.  If such default cannot be cured within such 30-day period, then such holder shall have such additional time as may be necessary to cure such default, if within such 30-day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure).  The agreements in this

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Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person that may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.

If, in connection with obtaining financing for the Property or any portion thereof, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

15.02.  Rent Assignment.  If at any time and from time to time, Landlord assigns this Lease or the Rent payable hereunder to the holder of any mortgage on the Premises or the Property, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the “Financing Party”), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

(A)                               Except as set forth in clause (B) below, such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant specifically otherwise, elect;

(B)                               The Financing Party shall be treated as having assumed Landlord’s obligations hereunder (subject to Section 15.01) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof); and

(C)                               Subject to Section 15.01 and Section 15.02, the Financing Party shall be responsible for only such breaches under the Lease by Landlord that occur during the period of ownership by the Financing Party after such foreclosure (or by conveyance by deed in lieu thereof) as aforesaid, except to the extent to which Tenant previously notified the Financing Party in writing of such breach on the part of Landlord and such breach continues during such Financing Party’s period of ownership.

Tenant hereby agrees to enter into such reasonable agreements or instruments as may, from time to time, be requested by Landlord in confirmation of the foregoing.

15.03.  Other Instruments.  The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease from time to time reasonably requested by Landlord or any mortgagee or prospective mortgagee.  Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee, acting singly, Tenant’s attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within fifteen (15) days after Landlord or such mortgagee has made written request therefor.  Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third-party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

15.04.  Estoppel Certificates.  Within ten (10) Business Days after the written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit K or in such other form as may be reasonably requested by Landlord, certifying (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii)

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the last date of payment of Base Rent and other charges and the time period covered; (iv) to the best of Tenant’s knowledge, that Landlord is not in default under this Lease (or if in default, describing it in reasonable detail); and (v) such other information with respect to Tenant as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require.  Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer, which parties may rely conclusively upon such statement as true and correct.  If Tenant does not deliver such statement to Landlord within such 10-Business Day period, Landlord, and any such prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:  (i) that the terms and provisions of this Lease have not been changed except as represented by Landlord; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by Landlord; (iii) that not more than one (1) month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of such facts.

Within ten (10) Business Days after the written request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a written statement in such form as may be reasonably requested by Tenant, certifying (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii) the last date of payment of Base Rent and other charges and the time period covered; (iv) to the best of Landlord’s knowledge, that Tenant is not in default under this Lease (or if in default, describing it in reasonable detail); and (v) such other information with respect to Landlord as Tenant may reasonably request or which any prospective encumbrancer of the Tenant’s equipment or personal property in accordance with the provisions of Section 12.01 may reasonably require.  Tenant may deliver any such statement by Landlord to any such prospective encumbrancer, which parties may rely conclusively upon such statement as true and correct.

15.05.  Financial Condition.  Tenant, within ten (10) Business Days after request from Landlord from time to time, but in no event more than once per 12-month period, shall deliver to Landlord Tenant’s annual audited financial statements (or, if audited financial statements have not been prepared for such periods, unaudited financial statements) for the latest available two (2) fiscal years, including the most recent fiscal year prior to Landlord’s request, and quarterly financial statements certified in writing by Tenant’s chief financial officer or corporate treasurer.  Landlord may deliver such financial statements to its mortgagees and lenders and prospective mortgagees, lenders, and purchasers.  Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate in all material respects as of the date of such statements.  Except for publicly available information, financial statements shall be kept confidential, and Landlord and any parties to whom Landlord provides such statements shall enter into reasonable confidentiality agreements with Tenant, in form reasonably acceptable to both Landlord and Tenant, prior to Tenant’s delivery of such financial statements.  Notwithstanding anything set forth herein to the contrary, Landlord agrees that a breach of such a confidentiality agreement may cause Tenant harm for which recovery of damages would be an inadequate remedy, and in such event, Tenant shall be entitled to obtain timely injunctive relief, as well as such further relief as may be granted by a court of competent jurisdiction.  The provisions of this Section shall not apply during such time as shares of stock in the Tenant hereunder are traded on a public exchange in the United States.

ARTICLE 16:  MISCELLANEOUS PROVISIONS

16.01.  Landlord’s Consent Fees.  In addition to fees and expenses in connection with Tenant Work as described in Section 10.05 above, Tenant shall pay Landlord’s reasonable out of pocket fees and expenses, including legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under Article 12 or in connection with any other request by Tenant for Landlord’s consent or approval under this Lease, up to a maximum of $3,000 per request.

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16.02.  Landlord’s Default.  Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord (“Tenant’s Default Notice”) specifying the manner in which Landlord has failed to perform any such obligation (provided that if correction of any such matter reasonably requires longer than thirty (30) days and Landlord so notifies Tenant within thirty (30) days after such Tenant’s Default Notice is given, Landlord shall be allowed such longer period, but only if cure is begun within such 30-day period and thereafter diligently prosecuted to completion).  In the event of any default by Landlord hereunder, Tenant shall have no right to perform such Landlord obligation and recover from Landlord any costs so incurred, or (except as expressly otherwise provided in Section 6.03 above) to abate or withhold Rent, but Tenant shall have the right, in the event of a default by Landlord hereunder, to commence and to prosecute an independent proceeding against Landlord for the recovery of damages or for equitable relief.  This Lease shall be construed as though Landlord’s and Tenant’s covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute or judicial law to the contrary.  In no event shall Landlord ever be liable to Tenant for any indirect, special, consequential, or punitive damages.

16.03.  Quiet Enjoyment.  Landlord agrees that, so long as no Event of Default has occurred and is then continuing under this Lease, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person claiming through or under Landlord, subject to the terms of this Lease and any encumbrances of record.

16.04.  Interpretation.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant’s agents, employees, contractors, invitees, or successors.  In any provision relating to the conduct, acts or omissions of Landlord, the term “Landlord” includes Landlord’s agents, employees, contractors, invitees, or successors; provided, however, that neither the foregoing nor any reference in this Lease to “invitees” of Landlord shall be construed so as to include Tenant or any other tenant or occupant of any portion of the Property or any of their respective employees, agents, contractors or invitees.

16.05.  Notices.  All notices, requests and other communications required under this Lease shall be in writing, addressed as specified in Article 1, and shall (unless otherwise expressly provided in this Lease) be (i) personally delivered, or (ii) sent by certified mail, return receipt requested, postage prepaid, or (iii) delivered by a national overnight delivery service that maintains delivery records.  Any notice so addressed shall be effective upon the earlier of (a) actual receipt, or (b) first tender for delivery by the United States Postal Service or a national overnight courier (provided that such first tender occurs on a Business Day), or (c) on the third Business Day following the day of mailing if so mailed by certified mail, return receipt requested.  Either party may change its notice address upon written notice to the other party.  Whenever oral notice is expressly permitted to be provided by either party pursuant to the provisions of this Lease, such notice shall only be valid and effective if such party uses all reasonable efforts to provide confirmatory written notice to the other party within twenty-four (24) hours of the giving of such oral notice.

16.06.  No Recordation.  Tenant shall not record this Lease or any portion(s) hereof, and immediately upon any such recording this Lease shall automatically (and without the necessity of any notice from or action by Landlord) terminate.  Notwithstanding the foregoing, Landlord and Tenant agree to execute herewith a Notice of Lease in the form attached hereto as Exhibit L, which shall be recorded with the appropriate Registry of Deeds, and agree to execute, upon termination of this Lease for whatever cause, a Notice of Termination of Lease in recordable form for recording with said Registry of Deeds.

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16.07.  Corporate Authority.  Each of Tenant and Landlord warrant and represent to the other that (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) such party has the authority to own its property and to carry on its business as contemplated under this Lease; (c) such party has duly executed and delivered this Lease; and (d) the execution, delivery and performance by such party of this Lease (i) are within the powers of such party, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which such party is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of such party’s property, except by the provisions of this Lease.  Each party agrees that breach of the foregoing warranties and representations shall at the other party’s election be a default under this Lease for which there shall be no cure.  These warranties and representations shall survive the expiration of the Term or the earlier termination of this Lease.  Upon execution of this Lease, Tenant shall provide a board resolution or other entity vote authorizing the execution of this Lease on behalf of Tenant and identifying the person authorized to execute this Lease on behalf of Tenant, together with a clerk’s or secretary’s certificate indicating that such authorized person has in fact executed this Lease.

16.08.  Joint and Several Liability.  If more than one party signs this Lease as Tenant, they shall be jointly and severally liable for all obligations of Tenant.

16.09.  Force Majeure.  If either party is delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by such party by reason of (i) strikes, lockouts, or labor disputes not attributable to the failure of the party claiming the benefit of a delay due to “Force Majeure” or any of its contractors (of any tier) to perform their obligations under any applicable labor contract or law; (ii) inability to obtain labor or materials, or reasonable substitutes therefor; (iii) acts of God, governmental action, condemnation, civil commotion, terrorism, riots, insurrection, war, fire, or other casualty; (iv) trouble in obtaining fuel, electricity, water, sewer, or telecommunication services or supplies from sources from which they are usually obtained, provided the party experiencing such trouble shall have used reasonable efforts to procure alternative sources; or (v) other conditions similar to those hereinabove enumerated beyond the reasonable control of the party obligated to perform (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  Subject to the provisions of the last sentence of this Section, in case either party is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the part of such party by reason of any cause reasonably beyond such party’s control, then notwithstanding any contrary provision of this Lease, such party shall not be liable to the other party therefor nor shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.  In order to claim the benefit of a delay due to “Force Majeure”, the party experiencing such event or circumstance must (a) notify the other party within a reasonable time period after such delay commences, and (b) use all reasonable and diligent efforts to minimize the duration of such delay and the effect of the delay upon the progress of construction of its respective work as described in this Work Letter.  Nothing in this Section 16.09 shall excuse Tenant’s failure to make payments under this Lease when due.

16.10.  No Warranties; Limitation on Landlord’s Liability.

16.10(a)  No Warranties.  Landlord and Tenant expressly agree that, without limiting those warranties expressly set forth in this Lease, there are and shall be no implied warranties of

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merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.

16.10(b)  Limitation On Landlord’s Liability.  Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Property; provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Building, then Landlord’s period of ownership of the Property shall be deemed to mean only that period while Landlord holds such leasehold interest.  Upon any sale or transfer of the Building, the transferor Landlord (including any mortgagee) shall be relieved of any liability or obligation thereafter arising and Tenant shall look solely to the transferee Landlord as aforesaid for satisfaction of such liability or obligation except for defaults by Landlord prior to such transfer (for which the transferor Landlord shall remain liable).  Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Property for satisfaction of any claim against Landlord.  No owner, trustee, beneficiary, partner, member, manager, officer, director, agent, or employee of Landlord (or of any mortgagee or any lender or ground or improvements lessor) nor any person acting under any of them shall ever be personally or individually liable to Tenant or any person claiming under or through Tenant for or on account of any default by Landlord or failure by Landlord to perform any of its obligations hereunder, or for or on account of any amount or obligations that may be or become due under or in connection with this Lease or the Premises; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Property.  No deficit capital account of any member or partner of Landlord shall be deemed to be a liability of such member or partner or an asset of Landlord.  Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Property.  In no event shall Landlord or Tenant (or any such persons) ever be liable to the other party, or anyone claiming through or on behalf of such party, for any special, indirect, punitive or consequential damages, including lost profits or revenues, except as otherwise provided in Section 3.02 with respect to a holdover by Tenant.

16.11. Brokers.  Landlord and Tenant represent and warrant to each other that the parties named in Article 1 are the only agents, brokers, finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property.  Landlord shall compensate Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord and such Brokers.  Landlord and Tenant agree to indemnify and hold the other harmless from any claim, demand, cost or liability, including reasonable attorneys’ fees and expenses, asserted by any party other than the parties named in Article 1 based upon dealings of that party with the indemnifying party.  The provisions of this Section shall survive the expiration of the Term or the earlier termination of this Lease.

16.12.  No Waiver; Accord and Satisfaction.  No consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions.  Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of Rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach.  No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party.  No acceptance by Landlord of a lesser sum than the Rent due shall be deemed to be other than on account of the earliest installment of such Rent; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy.  The acceptance by Landlord of any Rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.  Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on non-

59

payment of Rent except to the extent that by failing to do so, Tenant will irrevocably lose the right to assert such claim in an independent action.

16.13.  Applicable Law and Construction.  This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts without regard to principles of choice of law or conflicts of law.  A facsimile or electronic signature affixed to this Lease shall be sufficient to prove the execution by a party.  The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of The Commonwealth of Massachusetts.  If any provision of this Lease or the application thereof to any person or circumstance is for any reason held to be invalid, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.  Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them.  There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises.  This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant.  The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 12.  The titles are for convenience only and shall not be considered a part of this Lease.  This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.  If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective.  Time is of the essence of this Lease and each of its provisions.  The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision, and the term “including” shall be deemed to mean “including, without limitation”.  As used in this Lease, the term “Business Day” shall mean any day other than a Saturday, Sunday, or day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed.  Unless a party’s approval or consent is required by the express terms of this Lease to not be unreasonably withheld, conditioned or delayed, such approval or consent may be withheld in the party’s sole discretion.  The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgage of the Premises having the right to approve this Lease.  Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent or of partners or joint venturers or any relationship other than landlord and tenant.  This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible.  If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment.

16.14.  Waiver of Trial by Jury.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROPERTY.

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16.15.  No Representations or Inducements.  In entering into this Lease Tenant acknowledges that Tenant is not relying on any representations, agreements, or promises of Landlord, or any inducements offered by Landlord to Tenant, not expressly set forth in this Lease.

16.16.  No Surrender.  No act or thing done by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.  In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys or other access devices for such purposes upon written notice from Tenant without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

16.17.  Arbitration.  All disputes between the parties specifically referencing this Section 16.17 shall be resolved in accordance with this Section 16.17 except (i) Landlord (and, subject to the provisions of Section 6.03(b), Section 10.02 and Section 10.03 above, Tenant) shall have all of its rights and remedies at law or in equity in the event of a default by Tenant, (ii) Landlord shall have the right to obtain possession of the Premises by any lawful means following a valid termination of this Lease, and (iii) any arbitration decision under this Section 16.17 shall be enforceable in accordance with applicable law in any court of proper jurisdiction.

16.l7(a) Initial Construction Disputes.  If the dispute is with respect to matters relating to the Base Building Work or Initial Tenant Work (“Initial Construction Disputes”), the dispute shall initially be submitted by either party to the Landlord Representative and the Tenant Representative for resolution.  The initial representatives of the parties shall be as follows, until a party gives written notice to the other parties that it is replacing its Representative:

Landlord Representative:	Tenant Representative:
Mark A. Deschenes	Mark Richardson

The Landlord and Tenant Representatives shall meet one or more times to attempt to resolve such dispute within the 5-Business Day period following the date that such dispute is submitted to them.  If, after such meeting(s), the parties have been unable to resolve such dispute, then such dispute shall be resolved as set forth in Section 16.17(b).

16.17(b) Arbitration Procedures.  Either party may give written notice of the dispute requesting resolution under this Section and submit a reasonably detailed written statement of the position and reasons therefor with such notice.  The other party will, within ten (10) days ((five (5) days if an Initial Construction Dispute) of receiving such written statement, submit to the party initiating the dispute resolution its own detailed written statement of the position and reasons therefor.  The president of Tenant and Mark A. Deschenes, on behalf of Landlord (or such other persons as Landlord or Tenant may designate by written notice to the other), shall meet at the earliest mutually acceptable time and place, but in any case within thirty (30) days (ten (10) days if an Initial Construction Dispute) of the date of the response statement to attempt to resolve the dispute.  If the matter has not been resolved within thirty (30) days (ten (10) days if an Initial Construction Dispute) of the date of the response statement, then either party may initiate arbitration of such controversy by written notice to the other (the “Arbitration Notice”).  The arbitration shall be held before a single arbitrator.  The parties shall endeavor to agree upon and name

61

the arbitrator within the 15-day period following the giving of the Arbitration Notice.  If the parties fail timely to agree upon and name the arbitrator, then unless the parties agree in writing to another procedure for designating the arbitrator, either party may by written notice given to the other and to the Boston office of the American Arbitration Association request that the arbitrator be promptly chosen by the Boston office of the American Arbitration Association.  The arbitrator shall commence the arbitration hearing within ten (10) days after appointment, shall complete the arbitration hearing within thirty (30) days after the date the arbitration hearing commenced, and shall render a written arbitration decision within forty (40) days after the arbitration hearing commenced, which time periods may be extended by written agreement of the parties or by the arbitrator for good cause, except that any arbitration of Initial Construction Disputes shall be conducted on an expedited basis and shall be concluded, with a decision issued, no later than two (2) weeks after the date that such dispute was submitted for arbitration.  The arbitration shall be conducted in accordance with then existing expedited procedures under the commercial arbitration rules of the American Arbitration Association; however, to the extent any provision of this paragraph is inconsistent with such procedures, the provisions of this paragraph shall govern.  The decision of the arbitrator shall be final and binding upon the parties and judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The parties shall equally share and pay the costs of the arbitrator.  Each party shall be afforded a reasonable opportunity to take discovery of the other prior to the commencement of such arbitration consistent with the expedited dispute resolution timetable set forth in this Section 16.17(b); provided, however, that each party shall be limited to a maximum of twelve (12) deposition hours each.  Notwithstanding the foregoing or anything herein to the contrary, the dispute resolution provisions of this Section shall not apply to a dispute, claim or controversy in which: (i) a party claiming in good faith a breach of any provision of this Lease by the other party seeks immediate equitable relief from a court of competent jurisdiction to enable the instituting party to prevent irreparable harm (alleged to arise from the alleged breach) pending agreed resolution or a grant of arbitral relief; or (ii) any claim by one party against the other party arises out of the subject matter of any court litigation or proceeding commenced by any third party against one party in which the other party is an indispensable party or third party defendant; or (iii) any claim is asserted with respect to which a third party, which is not bound and will not upon request of a party, agree to arbitrate, is an indispensable or necessary party.

16.18.  Patriot Act.  Notwithstanding any other provision contained in this Lease to the contrary, Tenant shall not knowingly transfer or permit the transfer of any legal or beneficial interest in Tenant to, or assign, sublease or otherwise Transfer all or any portion of its interest under this Lease or in all or any portion of the Premises to, or enter into any sublease to, any of the following:

(a)                                 any person or entity (or any person or entity whose operations are directed or controlled by a person or entity) that has been convicted of or has pleaded guilty in a criminal proceeding to a felony or that is an on-going target of a grand jury investigation convened pursuant to applicable statutes concerning organized crime;

(b)                                 any entity organized in or controlled from a country, the activities with respect to which are regulated or controlled pursuant to the following United States laws and the regulations or executive orders promulgated thereunder: (1) the Trading with the Enemy Act of 1917, 50 U.S.C. App. §1, et seq., as amended; (2) the International Emergency Economic Powers Act of 1976, 50 U.S.C. §1701, et seq., as amended; or (3) the Anti-Terrorism and Arms Export Amendments Act of 1989, codified at Section 6(j) of the Export Administration Act of 1979, 50 U.S.C. App. §2405W, as amended; or

(c)                                  any person or entity with whom Landlord is restricted from doing business under either (1) Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001 (as amended or supplemented from time to time, the “Executive Order”), or (2) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001

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(Public Law 10756; as amended, from time to time, the “Patriot Act”), or (3) the regulations of the United States Department of the Treasury Office of Foreign Assets Control (including those Persons named on the list of “Specially Designated Nationals and Blocked Persons” as modified from time to time), or other governmental action; or

(d)                                 any Affiliate of any of the persons or entities described in the preceding paragraphs (a), (b) or (c).

Tenant shall, simultaneously with its execution and delivery of this Lease, deliver to Landlord a certification stating that, to the best of Tenant’s knowledge, neither Tenant nor any of its constituent partners, investors, beneficiaries or Affiliates, are in violation of any Legal Requirements relating to terrorism or money laundering, including the Executive Order and the Patriot Act and that neither Tenant, nor its constituent partners, investors, beneficiaries or Affiliates, are listed on the United States Department of the Treasury Office of Foreign Assets Control list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act, or any rules or regulations promulgated thereunder.  Thereafter, Tenant shall from time to time, within ten (10) days after request by Landlord, deliver to Landlord a certification stating that, to the best of Tenant’s knowledge, neither Tenant nor any Transferee, nor any of their respective constituent partners, investors, beneficiaries or Affiliates, are in violation of any Legal Requirements relating to terrorism or money laundering, including the Executive Order and the Patriot Act and that neither Tenant nor any Transferee, nor any of their respective constituent partners, investors, beneficiaries or Affiliates, are listed on the United States Department of the Treasury Office of Foreign Assets Control list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act, or any rules or regulations promulgated thereunder.  As used in this Lease, the term “Affiliate” shall mean, with respect to any specific person or entity, any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned person or entity.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting stock or by contract or otherwise.

(the next page is the signature page)

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Executed to take effect as a sealed instrument on the Date of Lease first set forth above.

LANDLORD:

480 ARSENAL GROUP LLC,
a Massachusetts limited liability company

By:	/s/ William McQuillan
Name: William McQuillan
Title: Manager

TENANT:

KALA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Mary Reumuth
Name: Mary Reumuth
Title: Chief Financial Officer

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Schedule 1

INDEX OF DEFINED TERMS

TERM	SECTION

Additional Rent	Section 4.02(a)
Administrative Charge	Section 13.02(e)
Affiliate	Section 16.18
Agreements	Section 2.01(g)
Annual Operating Statement	Section 4.02(a)
Base Building Plans and Specifications	Exhibit C
Base Building Work	Exhibit C
Base Rent	Article 1
Building	Article 1
Building Holidays	Exhibit E
Building Systems	Section 10.05(a)
Business Day	Section 16.13
Cash Security	Article 14
Construction Documents	Section 10.05(b)
Cosmetic Work	Section 10.05(a)
CPI	Section 3.03(c)
CPI Adjustment	Section 3.03(c)
Date of Lease	Article 1
Dedicated Spaces	Section 2.01(f)
Default Rate	Section 4.04
Environmental Incidents	Section 9.04
Environmental Law	Section 9.04
Event of Default	Section 13.01
Extension Notice	Section 3.03(a)
Extension Term	Section 3.03(a)
Fair Market Rent	Section 3.03(b)
Financing Party	Section 15.02
Force Majeure	Section 16.09
Generator	Section 9.11
Hazardous Materials	Section 9.04
HVAC	Section 6.02(c)
Indemnitees	Section 9.02
Initial Tenant Work	Exhibit C
Initial Term	Article 1
Insurance Requirements	Section 9.08
Landlord	Article 1
Landlord’s Allowance	Exhibit C
Landlord’s Broker	Article 1
Landlord’s Fair Market Rent Notice	Section 3.03(c)
Late Penalty Date	Exhibit C
Lease Year	Article 1
Legal Requirement	Section 9.03
Letter of Credit	Article 14
Limited Landlord Services	Section 4.02(b)
Measurement Standard	Section 2.01(e)

Mortgage	Section 15.01
Mortgagee	Section 15.01
Normal Business Hours	Exhibit E
Operating Costs	Section 4.02(a)
Operating Expenses	Section 7.01
Original Address of Landlord	Article 1
Original Address of Tenant	Article 1
Parking Allotment	Section 2.01(f)
Parking Facilities	Section 2.01(f)
Parking Garage	Section 2.01(f)
Permitted Animals	Section 9.01(b)
Permitted Uses	Article 1
Premises	Article 1
Prime Rate	Section 4.04
Property	Article 1
Real Estate Professional	Section 3.03(d)
Regular Elevator Service Hours	Exhibit E
Related Party Transfer	Section 12.03
Related Party Transferee	Section 12.03
Reletting Expenses	Section 13.02(a)
Rent	Section 4.02(a)
Restoration Areas	Section 11.01
Rooftop Communications Equipment	Section 9.12(a)
Rooftop Equipment	Section 9.12(a)
Rules and Regulations	Section 9.07
Security Deposit	Article 1
Sublease	Section 12.05
Substantial Completion	Exhibit C
Substantial Completion Date	Exhibit C
Taxes	Section 5.02
Tenant	Article 1
Tenant Contractor	Section 10.05(c)
Tenant Delays	Exhibit C
Tenant Parties	Section 9.02
Tenant Work	Section 10.05(a)
Tenant Work Threshold Amount	Section 10.05(a)
Tenant’s Architect	Section 10.05(b)
Tenant’s Broker	Article 1
Tenant’s Default Notice	Section 16.02
Tenant’s Expenses	Section 12.05
Tenant’s Plans	Exhibit C
Tenant’s Pro Rata Share	Section 4.06
Tenant’s Property	Section 10.06
Term	Article 1
Term Commencement Date	Article 1
Term Expiration Date	Article 1
Transfer	Section 12.01
Transferee	Section 12.01
Utility Service Provider	Section 6.01
Utility Services	Section 6.01
Work Letter	Section 3.01

Schedule 9.04(b)

TENANT’S LIST OF HAZARDOUS MATERIALS

FLAMMABLE LIQUIDS - Class IA

Diethyl ether

FLAMMABLE LIQUIDS - Class IB

1,4-Dioxane

2-Propanol

Acetone

Acetonitrile

Benzene

Cyclohexane

Ethanol

Ethyl acetate

Hexanes

Isopropyl ether

Methanol

Methyl ethyl ketone

2-Methyltetrahydrofuran

n-Propanol

Propyl acetate

Pyridine

t-Butanol

Tetrahydrofuran

Toluene

Methyl tert-butyl ether

1,2-Dichloroethane

FLAMMABLE LIQUIDS - Class IC

Nitromethane

1-Butanol

COMBUSTIBLE LIQUIDS - Class II

1,2-Dimethoxyethane

N,N-Dimethylformamaide

1-Octanethiol

Hexan-1-ol

2-Methoxyethyl ether

COMBUSTIBLE LIQUIDS - Class III

N,N-Dimethylacetamide

Dimethyl sulfoxide

Ethanolamine

Ethylene glycol

N-Methryl-2-pyrrolidone

Propylene Glycol

GASES - Flammable

Hydrogen

Butane

Propane

Compressed air

EXHIBIT A

THE PROPERTY

Exhibit A: The Property

MELENDY AVENUE
See Detail P. 2
PARKING LEGEND
RJO'Connell & Associates, Inc.
480 SUITE 3 ARSENAL STREET WATERTOWN, MA
OVERALL SITE PLAN
OS-1

Page 1 of 2

ACCESS GATES
SEE LANDSCAPE PLANS FOR DETAIL OF PLAZA LANDSCAPING AND HARDSCAPING
PROPOSED PARKING STRUCTURE (SEE STRUCTURAL PLANS FOR DETAILS)
Fifteen (15) covered spaces, dedicated to Kala
PROPOSED OFFICE BUILDING
TOTAL = 185,015 S.F. G.F.A.
TOTAL PROPOSED PARKING AT GRADE=482
SEE LANDSCAPE PLANS FOR DETAIL OF PLAZA LANDSCAPING AND HARDSCAPING
Approx. Location of Kala Exclusive Loading Dock
SEE LANDSCAPE PLANS FOR DETAIL OF PLAZA LANDSCAPING AND HARDSCAPING
PROPOSED SEDIMENT FOREBAY

Exhibit A Detail

Page 2 of 2

EXHIBIT A-1

LOCATION OF DEDICATED SPACES

Kala Exclusive Parking Space Exhibit
ELTON AVENUE
BIGEL STRE
NICHOLS AVENUE
PUBLIC – VARIABLE WIDTH
NEIGHBORHOOD BUSINESS
INDUSTRIAL – 2
52 OFFSITE SPACES
20' FRONT YARD SETBACK–NO PARKING
45 SPACES
RAMP ±5%
STOP
134 SPACES AT GRADE
ACCESS GATES
SEE LANDSCAPE PLANS FOR
DETAIL OF PLAZA LANDSCAPING
AND HARDSCAPING
11 12 13 14 15
Fifteen (15) covered spaces, dedicated to Kala
1 2 3 4 5 6 7 8 9 10
69 SPACES

EXHIBIT B

BUILDING FLOOR PLAN SHOWING THE PREMISES

EXHIBIT C

WORK LETTER

THIS WORK LETTER (the “Work Letter”) is attached to and made part of that certain Lease (the “Lease”) by and between 480 ARSENAL GROUP LLC (“Landlord”) and KALA PHARMACEUTICALS, INC. (“Tenant”).  The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full.  Capitalized terms used herein but not defined in this Work Letter shall have the meanings set forth in the Lease.  In connection with the execution of the Lease, Landlord and Tenant hereby agree as follows:

A.                                    Additional Definitions.  Each of the following terms shall have the meaning stated immediately after it:

1.                                      Base Building Work:  The work to be done by Landlord at its sole cost to provide the Premises in a “shell” condition, including (a) the elevators (both passenger and freight), the structural system, exterior walls, and windows of the Building, (b) the mechanical, plumbing, electrical, gas, water, sanitary, data, and other common Building systems extended to the Premises (but not including any distribution facilities or appurtenances or any other portion of any Building system within the Premises), (c) a sheltered loading dock, and (d) the common areas of the Building necessary for reasonable access to, and use of, the Premises for the normal conduct of Tenant’s business therein, all as shown and described more particularly on the Base Building Plans and Specifications listed on Exhibit C-1 attached hereto and incorporated herein by reference or identified as Landlord’s responsibility on Exhibit C-3 attached hereto and incorporated herein by reference.

2.                                      Force Majeure:  The occurrence of any of the following events or circumstances: (i) strikes, lockouts, or labor disputes not attributable to the failure of the party claiming the benefit of a delay due to “Force Majeure” or any of its contractors (of any tier) to perform their obligations under any applicable labor contract or law; (ii) inability to obtain labor or materials, or reasonable substitutes therefor; (iii) acts of God, governmental action, condemnation, civil commotion, terrorism, riots, insurrection, war, fire, or other casualty; (iv) trouble in obtaining fuel, electricity, water, sewer, or telecommunication services or supplies from sources from which they are usually obtained, provided the party experiencing such trouble shall have used reasonable efforts to procure alternative sources; or (v) other conditions similar to those hereinabove enumerated beyond the reasonable control of the party obligated to perform.  In order to claim the benefit of a delay due to “Force Majeure”, the party experiencing such event or circumstance must (a) notify the other party within a reasonable time period after such delay commences, and (b) use all reasonable and diligent efforts to minimize the duration of such delay and the effect of the delay upon the progress of construction of its respective work as described in this Work Letter.

3.                                      Initial Tenant Work:  Collectively, the improvements which Tenant wishes to make to the Premises, in addition to or in excess of the Base Building Work, to prepare the same for use and occupancy by Tenant for the Permitted Uses.  Landlord shall cause its architect to prepare, at no cost to Tenant, a preliminary test fit plan of the Premises (which plan, if prepared prior to the execution of the Lease, shall be attached hereto as Exhibit C-2 and incorporated herein by reference).  The Initial Tenant Work shall be shown in detail on the Tenant’s Plans.

4.                                      Landlord’s Allowance:  An amount not to exceed One Hundred Twenty-Five ($125.00) Dollars per rentable square foot of area in the Premises, or a total of Eight Million Two Hundred Fifty-Six Thousand Five Hundred ($8,256,500.00) Dollars, to be paid by Landlord towards the cost of design and construction of the Initial Tenant Work, which amount shall be paid in the manner provided in this Work Letter.  In addition to providing Landlord’s Allowance, Landlord shall pay up to the sum of Six Thousand Six Hundred Five ($6,605.00) Dollars towards the cost of the one additional test fit plan prepared for Tenant by Tenant’s Architect.

5.                                      Landlord’s Representative: Mark Deschenes or any other representative appointed by Landlord of which Tenant is notified in accordance with the notice provisions of the Lease.  Landlord’s Representative shall be available to meet and consult with Tenant at the Building as Landlord’s representative respecting the matters which are the subject of this Work Letter and shall, as between Landlord and Tenant, have the power to legally bind Landlord with respect to notices from Landlord making requests for and approving changes, giving approval of plans or work, or otherwise giving directions to Tenant under this Work Letter.

6.                                      Punchlist:  The list prepared by Tenant and Landlord in the manner described in Paragraph C.3(j) below.

7.                                      Space Plan:  A preliminary, detailed single-line space plan for the construction of all of the Initial Tenant Work, indicating or including (i) a floor layout, (ii) the location and dimensions of all interior Tenant partitions, laboratory equipment, hoods, acid neutralization tanks(s), and other machinery or equipment requiring a fixed connection to a Building System, (iii) location of all electrical, plumbing and telecommunications/data lines, pipes, cabling or conduits, (iv) all tenant finishes and materials including carpet, paint, ceiling tiles, doors, door frames, hardware, locksets, lighting, flooring, wall coverings, and millwork selections, (v) layout and dimensions of all built-in or fixed-location furniture (including benches), (vi) any machinery, equipment or other installations known to Tenant or Tenant’s architect (or its consultants) to require a long lead-time, and (vii) any other special requirements of Tenant.  The Space Plan will be delivered by Tenant to Landlord within thirty (30) days after the Date of Lease.

8.                                      Substantially Complete, Substantial Completion and Substantially Completed:  The stage of construction of the Base Building Work or the Initial Tenant Work in the Premises, as the case may be, at which (i) such construction shall have been completed in a good and workmanlike manner, using new (unless otherwise specified by the architect), first- class materials, in compliance with the requirements of the Lease and all applicable Legal Requirements, subject only to typical punchlist items and the balancing of systems requiring seasonal adjustments, (ii) Landlord’s architect or Tenant’s Architect (as applicable) shall have issued a Certificate of Substantial Completion therefor, and (iii) with respect to the Initial Tenant Work, a certificate of occupancy (temporary or permanent) shall have been issued therefor by the Town of Watertown (the “Certificate of Occupancy”) permitting Tenant’s use and occupancy of the Premises for the Permitted Uses.

9.                                      Substantial Completion Date:  The date on which Substantial Completion occurs.

10.                               Tenant’s Architect:  An architect registered and in good standing in The Commonwealth of Massachusetts and experienced in the construction of tenant space improvements in buildings in the greater Boston area for use for the Permitted Uses, who shall be approved in writing in advance by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), and who shall be responsible for the preparation of the Space Plan and the preparation and stamping of the Tenant’s Plans.

11.                               Tenant’s Contractor:  A qualified contractor/construction manager selected by Tenant and approved by Landlord for performance/management of the construction of the Initial Tenant Work (such approval not to be unreasonably withheld, delayed or conditioned).

12.                               Tenant’s Plans:  Collectively, the architectural drawings, structural drawings, mechanical, electrical and plumbing (MEP) drawings, fire protection/life safety drawings, and all other drawings, together with the accompanying specifications, for the Initial Tenant Work, as are required for the permitting and construction of the Initial Tenant Work, as the same may be modified from time to time thereafter in accordance with the provisions of Paragraph C.3(b) below.  The Tenant’s Plans shall comply with the provisions of the Lease, all applicable Legal Requirements and Insurance Requirements, and shall be complete and sufficiently detailed to enable Tenant to obtain all licenses, permits and approvals (including a building permit) required under any applicable Legal Requirement for the construction or use of the Premises for the Permitted Uses, as well as to enable Tenant’s Contractor to construct the Initial Tenant Work to final completion thereof.

13.                               Tenant’s Representative:  Mark Richardson, or any other single individual designated by Tenant in a written notice to Landlord (and who may be changed by Tenant at any time upon giving Landlord prior written notice thereof in accordance with the notice provisions of the Lease), who shall be available to meet and consult with Landlord at the Building as Tenant’s representative respecting the matters which are the subject of this Work Letter and who shall have the power to legally bind Tenant with respect to notices from Tenant to Landlord making requests for and approving changes, giving approval of plans or work, or giving directions to Landlord under this Work Letter.

B.                                    Base Building Work

1.                                      Generally.  Landlord shall construct the Base Building Work in substantial accordance with the Base Building Plans and Specifications listed on Exhibit C-1 attached hereto, with such changes as Landlord may determine in its reasonable discretion, subject to the provisions of Paragraph B.2 below.  Landlord shall perform the Base Building Work at its sole cost and expense, in a good and workmanlike manner, using new materials of first quality, and shall comply with applicable Legal Requirements and Insurance Requirements.  Landlord shall, at its sole cost and expense, obtain all licenses, permits and approvals required by any applicable Legal Requirement in connection with the construction of the Base Building Work.  All Base Building Work shall be completed in accordance with applicable Insurance Requirements and in a lien-free manner.

2.                                      Modifications to Base Building Work.  Landlord may modify the design of Base Building Work not yet performed as of the Date of Lease, from time to time, so long as the Base Building Work remains consistent with the design standards for good quality office/laboratory buildings and any modification inside the Premises is approved in advance by Tenant, which approval shall not be unreasonably withheld, delayed or conditioned.  Tenant agrees to provide any such approval within seven (7) Business Days of request therefor by Landlord.

3.                                      Lab Shell Specifications. Landlord shall deliver the Premises in accordance with the Lab Shell Specifications Tenant Landlord Matrix of Responsibility attached hereto as Exhibit C-3.  All items identified on Exhibit C-3 with the exception of those listed there as LL Post Delivery items (if any) shall be completed by the Landlord upon delivery of the Premises to Tenant for the performance of the Initial Tenant Work.  The completion of all items listed on Exhibit C-3 as LL Post Delivery items are dependent upon coordination with Tenant’s Plans and shall be provided by Landlord in accordance with agreed upon specifications and locations during the performance of the Initial Tenant Work and prior to the Initial Rent Commencement Date.  In the event that Tenant requests changes or modifications to the Lab Shell Specifications Tenant Landlord Matrix of Responsibility attached hereto as Exhibit C-3, which modifications result in cost savings, the amount of such savings shall be credited against the cost of the Initial Tenant Work.

4.                                      Inspection by Tenant of Base Building Work.  Tenant shall have the right to inspect the completed Base Building Work in the Premises and in the common areas of the Building as of the Date of Lease, which inspection shall occur not later than ten (10) Business Days after the Date of Lease. Landlord and/or Landlord’s architect shall accompany Tenant during such inspection.  Tenant shall deliver a written punchlist of incomplete or defective Base Building Work to Landlord within ten (10) Business Days after such inspection.  Such punchlist items shall be completed by Landlord as soon as practicable thereafter and in any event not later than thirty (30) days following Landlord’s receipt of such punchlist (except for such item(s) that by its nature or due to circumstances beyond the reasonable control of Landlord cannot be completed within such 30-day period).  This process shall be repeated with respect to those items of work listed either on Exhibit C-3 as LL Post Delivery items or in the Addenda attached to this Work Letter, upon the Substantial Completion thereof.  Landlord shall have the right to dispute the inclusion of any specific item or items on Tenant’s punchlist, which dispute shall be resolved in accordance with the provisions of Section 16.17 of the Lease.

4.                                      In addition to the Base Building Work, Landlord agrees to perform the additional work described on the Addenda attached to this Work Letter or to reimburse Tenant for Landlord’s portion thereof, in the form of an allowance as set forth in such Addenda.

C.                                    Initial Tenant Work

1.                                      Generally.  Tenant, at its sole cost and expense, but subject to the Landlord’s Allowance, shall be responsible for the design, installation and construction of all of the Initial Tenant Work.  All construction work and installations conducted in connection with the Initial Tenant Work shall be done in a good and workmanlike manner using new, first-class materials, in compliance with the provisions of the Lease and all applicable Legal Requirements and Insurance Requirements, and shall be completed in a lien-free manner.  Landlord shall pay up to Landlord’s Allowance towards the cost of designing, supervising, managing and performing the Initial Tenant Improvements in the manner hereinafter provided; all costs in excess of Landlord’s Allowance shall be the sole responsibility of Tenant.

2.                                      Design of the Initial Tenant Work.

(a)                                 Tenant shall be solely responsible for the preparation and completion of the Space Plan and all preliminary and final Tenant’s Plans.  In connection with the design of the Initial Tenant Work, Tenant and/or Tenant’s Architect shall engage only reputable and experienced engineers registered or licensed and in good standing in the Commonwealth of Massachusetts, who shall be subject to Landlord’s written approval (which approval shall not be unreasonably withheld, delayed or conditioned).  Prior to the commencement of any design work, Tenant shall provide to Landlord an original certificate of insurance, in customary form, for Tenant’s Architect and each engineer retained by Tenant or Tenant’s Architect in connection with the design and/or construction of the Initial Tenant Work, which certificate shall evidence a current professional liability insurance policy as in effect, in an amount reasonably acceptable to Landlord.

(b)                                      Tenant shall deliver the Space Plan to Landlord for its review and approval no later than thirty (30) days after the Date of Lease.  Landlord’s Representative shall provide to Tenant within ten (10) Business Days after receipt of the Space Plan a list of corrections and modifications which Landlord reasonably requires to be made to the Space Plan.  Promptly following approval of the Space Plan by Landlord, Tenant shall cause Tenant’s Architect to prepare the preliminary Tenant’s Plans for the Initial Tenant Work.

(c)                                       Tenant shall provide to Landlord and to Landlord’s Representative a complete set of the preliminary Tenant’s Plans (in both hard copy and in an electronic format reasonably acceptable to Landlord) promptly after they become available to Tenant.  Landlord shall review the preliminary Tenant’s Plans with reasonable diligence.  Landlord shall provide to Tenant within ten (10) Business Days after receipt of a complete set of the preliminary Tenant’s Plans a list of corrections and modifications which Landlord reasonably requires to be made to the Tenant’s Plans.

(d)                                      Tenant shall revise the preliminary Tenant’s Plans to incorporate the corrections and modifications requested by Landlord and shall submit final Tenant’s Plans to Landlord for its approval.  Landlord shall review the final Tenant’s Plans as expeditiously as is reasonably possible.  Within seven (7) Business Days after receipt by Landlord of a complete set of the final Tenant’s Plans, Landlord shall either (a) notify Tenant that Landlord has approved the final Tenant’s Plans, or (b) provide to Tenant a list of corrections and modifications which Landlord reasonably requires to be made to the Tenant’s Plans in order to render the same consistent with either the Base Building Plans and Specifications or the preliminary Tenant’s Plans previously approved by Landlord.  In the event Landlord returns the Tenant’s Plans to Tenant for correction or modification, Tenant shall diligently correct the Tenant’s Plans and re-submit them to Landlord for review and approval pursuant to the preceding provisions of this paragraph.  The foregoing submission process shall continue until Landlord has approved Tenant’s Plans and upon such approval, the approved plans shall constitute the “Tenant’s Plans.”

(e)                                       Throughout the approval process for Tenant’s Plans, Tenant shall use commercially reasonable and diligent efforts to cooperate with Landlord and/or Landlord’s architect or engineers in responding to questions or requests for information or submissions regarding Tenant’s design requirements for the Initial Tenant Work.  Landlord’s approval of Tenant’s Plans (or any requested modification, amendment or alteration thereto) shall not be unreasonably withheld, conditioned or delayed so long as such plans do not (i) require any modification to any existing permits and approvals obtained by Landlord in connection with the Building, (ii) involve changes to structural components of the Building (floor penetrations typical for a lab such as Tenant’s shall not constitute a change to a structural component of the Building) nor involve any exterior wall penetrations, or (iii) require any material modifications of the Building’s structure or to any of its mechanical, electrical, plumbing, fire protection, or life-safety systems.  All construction work proposed to be done by or on behalf of Tenant as part of the Initial Tenant Work which requires either roof penetrations or the performance of work on the roof of the Building shall, at Landlord’s request, be performed by or supervised by Landlord’s roofing contractor, or by a contractor otherwise reasonably approved by Landlord, and at Tenant’s expense, in such a way so as to not void any roof warranties or guaranties issued or to be issued to Landlord in connection with the initial construction of the Building.

(f)                                        Submission of the Tenant’s Plans to Landlord for review and approval shall be deemed a warranty by Tenant and Tenant’s Architect that all work described in the Tenant’s Plans (i) complies with the provisions of the Lease and all applicable Legal Requirements and Insurance Requirements, (ii) is in all respects compatible with the structural, electrical, plumbing and mechanical components and systems of the Building as shown on the Base Building Plans and Specifications, (iii) conforms to floor loading limits specified by Landlord, and (iv) with respect to all materials, equipment and special designs, processes, or products, does not infringe on any patent or other proprietary rights of others.

(g)                                  Tenant acknowledges that it shall be solely responsible for the actions and omissions of its architects, engineers and contractors (of any tier) or for delays caused by its architects, engineers or contractors (of any tier).  The review and/or approval by Landlord or Landlord’s architect or engineers of any plans, sketches or Tenant’s Plans submitted by Tenant shall not (i) constitute an opinion or representation or warranty by any approving party that the same are in compliance with the provisions of the Lease or all applicable Legal Requirements and Insurance Requirements, or as to the feasibility of constructing the work shown thereon, or (ii) impose on any approving party any responsibility for a design defect or coordination of any Tenant’s Plans with any other Tenant’s Plans, it being agreed that Tenant shall be solely responsible for the adequacy, accuracy, and completeness of Tenant’s Plans and the compliance of the same with the provisions of the Lease and all applicable Legal Requirements and Insurance Requirements.

3.                                      Construction of the Initial Tenant Work.

(a)                                 Commencement.  After final approval of Tenant’s Plans by Landlord and the delivery of the Premises to Tenant for the performance of the Initial Tenant Work, Tenant shall proceed promptly to commence and diligently complete construction of the Initial Tenant Work in accordance with Tenant’s Plans and this Work Letter.  Tenant’s Contractor and its subcontractors shall be licensed and be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant shall furnish to Landlord a copy of the executed contract and applicable detailed cost schedule (and applicable back-up material as reasonably requested by Landlord) between Tenant and Tenant’s Contractor covering all of Tenant’s obligations under this Work Letter.  Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable.

(b)                                 Changes to Tenant’s Plans.  Following Landlord’s final approval of Tenant’s Plans, Tenant shall not materially modify, amend or alter Tenant’s Plans without Landlord’s prior written approval, and Landlord shall respond within seven (7) Business Days to Tenant’s request.  Landlord shall not unreasonably withhold, condition or delay such approval, subject to the provisions of Paragraph C.2(e) above, which shall also apply to modifications, amendments or alterations of Tenant’s Plans.  Any deviation (other than immaterial changes that do not affect the quality or nature of the improvements or require an alteration to any Building System) from Tenant’s Plans as approved by Landlord which is not corrected within thirty (30) days after Landlord gives written notice thereof to Tenant, shall constitute an Event of Default under the Lease.

(c)                                  Labor Relations; Exterior Work.  Tenant’s Contractor and its subcontractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and to coordinate their activities with Landlord’s contractors so as not to interfere with Landlord or any other tenant or occupant of the Building.  Any work to be performed outside of the Premises shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

(d)                                 Permits and Approvals.  Tenant shall obtain all building and other permits and approvals necessary to perform the construction and installation of the Initial Tenant Work prior to the commencement of such work.  The Initial Tenant Work shall not require any modification to any existing permits and approvals obtained by Landlord in connection with the Building.

(e)                                  Prior to Commencing the Initial Tenant Work.  Prior to commencing construction of the Initial Tenant Work, Tenant shall deliver to Landlord (in addition to any other requirements under the Lease) the following:

i.                                          The address of Tenant’s Contractor, and the names of the primary subcontractors Tenant’s Contractor intends to engage for the construction of the Initial Tenant Work, and Notices of Identification from each such entity pursuant to M.G.L. c.254, §4;

ii.                                       A schedule for the construction of the Initial Tenant Work, showing the commencement date, the estimated Substantial Completion Date, and the estimated date of final completion;

iii.                                    Certificates of insurance evidencing that Tenant and Tenant’s Contractor have in effect (and shall maintain at all times during the course of the construction of Initial Tenant Work hereunder) the insurance coverages required under the Lease.  Upon request, Tenant shall provide certificates of insurance from such subcontractors as are requested by Landlord; and

iv.                                   An executed copy of the applicable building permit(s) and any other licenses, permits and approvals required by applicable Legal Requirements for the performance of such work.

(f)                                   Trash; Contractor Parking.  During the construction of the Initial Tenant Work, trash relating to the Initial Tenant Work shall be removed from the Building on a regular basis, at Tenant’s sole cost and expense, so as to leave the Premises in a safe condition.  No trash or other debris or other waste may be deposited at any time outside the Premises or Building (other than in a dumpster provided for such purpose)by Tenant or its contractor, but if such is done, Landlord may remove it at Tenant’s expense.  Tenant shall be responsible for ensuring that Tenant’s Contractor and its subcontractors and their respective employees park on the Land only in the areas reasonably designated by Landlord for such use.

(g)                                  Storage; Release and Indemnity.  Storage of the construction materials, tools and equipment of Tenant’s Contractor or any of its subcontractors shall be confined within the Premises in an area or areas which do not interfere with Landlord’s ability to perform the Post Delivery items of work and which do not overload the floor of the Premises.  In no event shall any materials or debris be stored outside of the Premises or Building unless authorized in writing by Landlord in advance.  To the extent any of Tenant’s equipment, fixtures, furniture, furnishings or other materials are stored or installed in the Premises prior to the Substantial Completion of the Base Building Work, Tenant hereby releases Landlord for any and all liability therefor and agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense (including, without limitation, reasonable attorneys’ fees and costs) arising out of or in connection with loss or damage or destruction of any such equipment, fixtures, furnishings or other materials, unless such loss, damage or destruction is caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors.

(h)                                 Performance of Initial Tenant Work.  Tenant shall comply with and perform, and shall cause Tenant’s Contractor and their respective employees, agents, subcontractors, material suppliers and laborers to comply with and perform, all of Tenant’s obligations under this Work Letter and the Lease to the extent applicable to the performance of such work.  If Tenant’s construction during normal construction hours unreasonably and materially disturbs other tenants in the Building, in Landlord’s reasonable discretion, Landlord may require Tenant to stop performance of those portions of the Initial Tenant Work so disturbing other tenants during normal construction hours and to perform the same after normal construction hours.

(i)                                     Substantial Completion.  Tenant shall give Landlord at least ten (10) days’ prior notice of the anticipated Substantial Completion Date with respect to the Initial Tenant Work.  If any of such dates do not occur on the initially designated date, Tenant shall keep Landlord informed of the applicable anticipated date.

(j)                                    Punchlist.  Within seven (7) Business Days of Substantial Completion of the Initial Tenant Work, the parties shall schedule a meeting(s) to jointly inspect the Initial Tenant Work in order to identify those incomplete items or unfinished details that will be part of the punchlist for the Initial Tenant Work.  Such Punchlist items shall be completed by Tenant as soon as practicable thereafter and in any event not later than thirty (30) days following the preparation of the applicable Punchlist (except for such item(s) that by its nature or due to circumstances beyond the reasonable control of Tenant cannot be completed within such 30-day period).

(k)                                 Final Completion.  Upon final completion of the Initial Tenant Work, Tenant shall furnish Landlord:

i.                                          A permanent and unconditional Certificate of Occupancy issued by the Town of Watertown and all other governmental approvals, if any, necessary to permit the use and occupancy of the Premises for the Permitted Uses;

ii.                                       A notarized affidavit from Tenant’s Contractor that all amounts due for work done and materials furnished in completing the Initial Tenant Work have been paid;

iii.                                    Final releases of liens reasonably satisfactory in form and substance to Landlord from Tenant’s Architect, such engineers engaged by Tenant’s architect as are designated by Landlord, Tenant’s Contractor, and all subcontractors or material suppliers that have been involved in the performance of the Initial Tenant Work; and

iv.                                   Two (2) complete sets of as-built plans (one (1) reproducible CAD file) and specifications covering all of the Initial Tenant Work, including all changes or modifications made to the final Tenant’s Plans as initially approved by Landlord.

(l)                                     Damage to Base Building.  Tenant shall, at its sole cost and expense, promptly repair any damage to the Building caused by Tenant or its contractors (of any tier) during performance of the Initial Tenant Work, including patching and painting the finishes of the Building where so damaged, all of which work shall be done to Landlord’s reasonable satisfaction.  Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Initial Tenant Work.

(m)                             Indemnity.  Tenant shall indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damages, losses, claims or liabilities, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, are occasioned by, or are in any way attributable to either (i) the design of any portion of the Initial Tenant Work or (ii) the performance by Tenant or Tenant’s Contractor or any of its subcontractors of any portion of the Initial Tenant Work.

4.                                      Payment of Costs for Initial Tenant Work; Landlord’s Allowance.

(a)                                 Subject to the Landlord’s Allowance set forth herein, Tenant shall pay all of the costs and expenses of the Initial Tenant Work (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith).  The Landlord’s Allowance may be utilized for (i) so-called “hard” costs of the Initial Tenant Work pursuant to Tenant’s Plans, together with costs and expenses related to data/telecommunications cabling and signage at the Property, (ii) so-called “soft” costs, including architectural and design costs, and construction management fees, and (iii) up to twenty (20%) percent of Landlord’s Allowance may be used for moving expenses, outside legal fees and expenses associated with Tenant’s initial occupancy of the Premises, and Tenant’s furniture, fixtures and equipment, or to offset against installments of Base Rent as the same become due and payable hereunder (provided that Tenant notifies Landlord of its intent to so offset and the amount of each offset against an installment of Base Rent) not less that fifteen (15) days prior to the date such installment of Base Rent is due and payable under the Lease).  Tenant shall engage a professional project management team to supervise the construction of the Initial Tenant Work; accordingly, Landlord shall not charge any construction supervision fee; but if Tenant fails to so engage a professional project management team, then Landlord shall be entitled to a construction supervision fee equal to 3% of the hard costs of construction of the Initial Tenant Work, payable out of the Landlord’s Allowance.

(b)                                 So long as Tenant is not in default of the Lease beyond any applicable notice and cure period, payment of the Landlord’s Allowance shall be paid by Landlord to Tenant, based upon requests for payment submitted by Tenant not more often than monthly and approved by Landlord (Landlord agreeing that if a default is subsequently cured within the time frames set forth in the Lease payment of the Landlord’s Allowance shall be made as otherwise set forth herein).  Each request for payment shall be accompanied by a written certification by Tenant’s Architect to Landlord, in form and content reasonably satisfactory to Landlord, that all work up to the date of the request for payment has been completed, along with the releases (partial or complete) of liens from Tenant’s Contractor and all subcontractors and materials suppliers for all work done and materials furnished up to the date of Tenant’s request for payment, along with any other supporting documentation reasonably required by Landlord in connection therewith.  Landlord shall pay to Tenant, within thirty (30) days after submission of such items to Landlord, an amount equal to Landlord’s pro-rata share of the approved amount of each such request for payment.  “Landlord’s pro-rata share” shall mean the percentage that the Landlord’s Allowance bears to the total cost of the Initial Tenant Work.  Landlord’s pro-rata share may be reviewed and reasonably recalculated by Landlord from time to time and upon any cumulative upgrade/change orders to the Initial Tenant Work, the necessary credits or payments shall be made by either Landlord or Tenant to bring the amount paid under the Landlord’s Allowance into compliance with the revised pro-rata share.  Any and all costs for the construction of the Premises above the Landlord’s Allowance shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers.  Landlord reserves the right to make any payment (or portion thereof) of the Landlord’s Allowance payable jointly to Tenant and Tenant’s Contractor (or a subcontractor or supplier) or directly to Tenant’s Contractor or such subcontractor or supplier.

(c)                                  In the event that Tenant elects not to build out or otherwise complete for initial occupancy (whether by Tenant or a subtenant) any portion of the Premises as part of the Initial Tenant Work, and there remains any amount of Landlord’s Allowance unexpended upon the final completion of the Initial Tenant Work, then Tenant shall have the right thereafter at any time during the Term to draw down (in accordance with the provisions of this Paragraph C.4) such unexpended balance of Landlord’s Allowance to be applied towards the cost of the Tenant Work later performed to prepare such portion of the Premises for initial occupancy.  However, if the entire Premises is prepared for initial occupancy as part of the Initial Tenant Work, Landlord shall have no obligation to make any disbursement from Landlord’s Allowance more than (3) months after the final completion of the Initial Tenant Work.

5.                                      Coordination with Landlord’s Work.

(a)                                 Tenant acknowledges that its contractors will be performing the Initial Tenant Work while Landlord is performing portions of the Base Building Work within the Premises and other portions of the Building.  Each party shall cooperate as reasonably requested by the other party so that the work of the other party may be performed in a timely and efficient manner; provided, however, that where scheduling or other conflicts exist and cannot be resolved to the parties’ reasonable satisfaction, priority shall be given to the performance of the Base Building Work over the Initial Tenant Work.  Without limitation and notwithstanding the foregoing, Tenant shall not allow Tenant’s Contractor or any of its subcontractors to be in labor disharmony with Landlord’s Contractor and its sub-contractors, or to damage, interfere with or impede the Base Building Work (any such labor disharmony, damage, interference or impedance which occurs and which continues for more than twenty-four (24) hours after written notice thereof shall be a “Construction Interference”).  Should any Construction Interferences occur, then notwithstanding anything herein or in the Lease to the contrary, the same shall constitute a Tenant Delay and Tenant shall be responsible for all costs, damages, claims, losses and liabilities suffered by Landlord arising out of any such Construction Interferences.

(b)                                 In furtherance of assuring coordination of the work of Tenant’s Contractor and its subcontractors with Landlord’s work of constructing the Base Building (and the work of other tenants in the Building), Tenant shall advise Landlord reasonably in advance of the activities of Tenant’s Contractor and its subcontractors and Landlord will prepare a coordination plan with appropriate schedules to accommodate equitably the reasonable needs of all parties whose activities need to be coordinated.  Landlord and Tenant shall cause their respective contractors to cooperate in implementing such plan to the end that the work of both may be effected in a timely, efficient and cost-effective manner.  Any requirements of Tenant’s Contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between Tenant’s Contractor and Landlord or Landlord’s contractor at the rates then charged by Landlord or Landlord’s contractor. Tenant acknowledges that all other tenants requiring the use of freight elevators and temporary hoists shall have joint access to such facilities and that the parties shall use reasonable efforts to coordinate such joint access to avoid conflicts, provided, however, that in the event of any conflicts,

Tenant shall be not be entitled to more than Tenant’s Pro Rata Share compared to the pro rata shares of those tenants who have need for the services and equipment in question, on a daily basis, of access to and use of such facilities.

Addenda to Exhibit C - Work Letter

In addition to the Landlord work outlined in the Exhibit C-3 “Shell Specifications- Tenant Landlord Matrix of Responsibility”, Landlord agrees to perform the following additional scope(s) of work, or reimburse Tenant for Landlord’s portion thereof, in the form of an Allowance, as outlined below.

1.              Hydraulic Dock Lift — Landlord will provide a hydraulic lift within Tenant’s loading area. Final selection of model and location to be coordinated with Tenant’s design process.

1.              Allowance of $25,000

2.              Intercommunicating Lab Zone Stairwell — Landlord will provide an intercommunicating stair located in the northeast portion of the Tenant’s premises to provide contiguous access between mezzanine level laboratory space and the future 1st floor lab space. Final design and location to be coordinated with Tenant’s design & subject to Landlord approval.

1.              Allowance of $75,000-$90,000

3.              Roof Level Ductwork — Landlord will grant permission for Tenant to install roof level ductwork to accommodate distribution to portions of the premises located in the Mezzanine. Landlord agrees to reimburse Tenant for a portion of the roof level ductwork, subject to final approval of location, plans and pricing.

1.              Allowance of $55,000-$70,000

4.              pH Neutralization Concrete Pit - Landlord will sawcut, excavate, form and pour the concrete pit for the future Tenant. Final location to be coordinated with Tenant’s final design.

1.              Allowance of $30,000

5.              Fit Plan — Landlord will reimburse Tenant’s architect for an additional fit plan. Tenant shall have a $.10/sf allowance

1.              Allowance of $6,605

6.              Mezzanine Structural Modifications — Landlord will modify a portion of the east mezzanine space, adjacent to Tenant’s loading dock, to accommodate required head height clearances for deliveries.

1.              Allowance of $15,000-$20,000

The above allowances ranging from $206,605 to $241,605 shall be used for the above improvements first. Any savings realized by Tenant on the scopes of work listed above can be used for any other portion of the Initial Tenant Work at Tenant’s sole discretion.

EXHIBIT C-1

LIST OF BASE BUILDING PLANS AND SPECIFICATIONS

LINX

□ Project Team

■ *Owner*

Boylston Properties
800 Boylston Street
Suite 1390
Boston, MA 02199
p. 617.262.4646

■ *ARCHITECT*

Spagnolo Gisness & Associates, Inc.
200 High Street
Boston, Massachusetts 02110
p. 617.443.0660
f. 617.443.0689

■ *Code Consultant*

Code Red Consultants
30 Turnpike Road
Suite 11
Southborough, MA 01772
p. 617.500.9448

■ *Civil Engineer*

RJO'Connel & Associates, Inc.
80 Montvale Ave
Suite 201
Stoneham, MA 02180
p. 781-279-0180

■ *Structural Engineer*

McNamara / Salvia Inc.
101 Federal Street
Boston, MA 02110
p. 617.737.0040

■ *MEP/FP ENGINEER*

WSP
88 Black Falcon Avenue, Suite 210
Boston, Massachusetts 02210
p. 617.210.1743

■ *Specifications*

Kalin Associates, Inc.
1121 Washington Street

Newton, MA 02465
p. 617-964-5477

■ *Landscape Architect*

CRJA Landscape Architects
115 Broad Street
Boston, MA 02110
p. 617.896.2500
f. 617.896.2340

■ *Lighting Consultant*

HLB Lighting
253 Lewis Wharf
Boston, Massachusetts 02110
p. 617.229.5190

Not for Construction

8/12/2015

8/12/2015

Construction Documents

LINX

480 Arsenal St Suite 3
Watertown, MA

SYMBOLS LEGEND

DEVICE LOCATION

LINX

480 Arsenal St
Suite 3

Watertown, MA

Revisions

Title

Drawing List

Scale
As Noted

Sheet

G0.01

EXHIBIT C-2

PRELIMINARY TEST —FIT PLAN FOR THE PREMISES

[INTENTIONALLY DELETED]

EXHIBIT C-3

LAB SHELL SPECIFICATIONS

TENANT LANDLORD MATRIX OF RESPONSIBILITY - LINX

490 Arsenal Way Watertown, MA Boylston Properties February 2018

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
BASE BUILDING AND PERMITTING
Building Core & Shell shall be LEED certified by the USGBC	X
Landlord to provide parking	X
Base Building Permits and approvals for site and Core &Shell	X
Permits and approval for demising and LL Lab Shell work	X		X
Permits and approvals for Tenant buildout		X
SITEWORK
Perimeter sidewalks, street curbs, miscellaneous site furnishings and landscaping	X
Outdoor furniture for use by building occupants	X
Telephone and internet service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Waste sewer connection (useable by LAB)	X		X
Roof storm drainage	X
Primary and secondary electrical service	X
Gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
Automated gate at the East access drive, with associated controls for access to the Tenant loading dock on the East side of the premises for Tenant bulk deliveries.	x		x
LANDSCAPING
Complete site improvements package, including design and installation	X

Landscape plans to include location, species, and sizes of trees, shrubs, groundcovers, flowering plants, ornamental flowering trees and coniferous evergreen trees. All plantings shall be of specimen quality.

X
Hardscape plans shall include walkways, driveways, curbing, exterior lighting, and non-Tenant signage. Design and site improvements materials shall be of Class A Building quality.	X
STRUCTURE
Reinforced concrete slabs with live load capacity of 100 psf (typical areas)	X
Reinforced concrete slabs with 150 psf loading capacity in mechanical spaces	X
Structural enhancements for specific Tenant load requirements		X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Upgrade structural reinforcing for Tenant’s vibration limitations		X
Typical Floor to floor height framing: 16’-0”	X
Column bay spacing: as designed	X
Structural framing dunnage above roof for Base Building equipment including LL provided MAUI & EFs	X		X
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval		X
Framed openings for Base Building utility risers	X
Framed openings for common vertical mechanical shafts.	X		X as req.
Framed openings for Tenant utility risers in addition to Base Building within pre-allocated Base Building areas subject to Landlord review and approval		X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply TPO roofing system with rigid insulation with 20 year warranty	X
Roofing penetrations for Base Building equipment/systems including LL provided MAUs & EFs	X		X
Roofing penetrations for Tenant equipment/systems, installed by Base Building roofing subcontractor		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes installed by Base Building roofing subcontractor		X
EXTERIOR
Building exterior envelope	X
Base Building entrances	X
Building mounted signage and/or ground mounted exterior signage for Tenant identification	(pylon signs by LL)	X
Loading dock overhead door	X		X
Screen enclosure for Base Building rooftop equipment incl. LL provided MAUs and EFs	X		X
Screen enclosure for Tenant rooftop equipment (not within base building screen)		X
Screen enclosure for any Tenant equipment located outside premises		X
COMMON AREAS
Accessible main entrance. Entrance vestibules will include accessible full glass narrow stile aluminum framed entrance doors with integrated security hardware, and recessed walk-off grid floor.	X
Egress corridors on multi-tenant floors	X
First floor finished lobby	X
Core area toilet rooms. Floors and base shall be porcelain tile. Full	X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery

height ceramic tile shall be provided on wet walls. All other wall surfaces shall be painted drywall. Lavatory counters shall be solid surface with under-mount vitreous china sinks, and mirror above lavatory counters to the ceiling height. Stainless steel toilet enclosures shall be floor mounted, steel panel construction with a stainless steel finish. Toilet room accessories shall be similar or equal to those manufactured by Bobrick Company, all in accordance with handicapped accessibility regulations.

Bicycle storage with male and female shower and locker room facilities adjacent to building lobby.	X
Shower rooms shall utilize finishes similar to core area toilet rooms	X
Walls in toilet rooms, stairways, and Base Building utility rooms shall have a final paint finish	X
Painted metal railings in all stairways	X
Interior signage for all Base Building rooms (as required by Code)	X
Janitor’s closets in core areas	X

Electrical closets in core areas. Electrical closets can be used for Tenant- provided electrical equipment, subject to coordination with Base Building equipment, and conformance to all Code requirements.

X
IDF connected to demarcation room	X
Demarcation room	X
Doors, frames, and hardware at common areas	X
Loading dock area accessible from Tenant Premises	X		X
	x		x
ELEVATORS
(2) double sided common passenger elevators; 4,000 lb., 150 FPM. Each serves main lobby Level 1 thru Level 2	X
One (1) Freight Elevator in Tenant premises, approximately 4,500lb with double sided entrance serving 1st floor and Mezzanine. Actual dimensions to be coordinated with Tenant design	x		x
WINDOW TREATMENT

Furnish and install Building Standard window treatment including blocking in Tenant areas. Building Standard is horizontal mini-blinds, 1” wide blades, similar or equal to those manufactured by Levelor (color TBD).

X
Window sills as applicable in Tenant areas		X
TENANT AREAS
Drywall and finishes at inside face of exterior walls (fire-rated)	X
Drywall and finishes at inside face of exterior walls (non fire-rated)		X
Finishes at Tenant side of core partitions		X
Tenant Premises HVAC and Plumbing Rooms		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data	X
Tenant kitchen areas		X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and build-out		X
Fixed or movable casework/millwork		X
Laboratory Equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors.		X
Chemical Fume Hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers within allocated space in the main vertical Base Building shafts, installed in accordance with Base Building schedule	X		X
Shaft enclosures for Tenant risers outside of the allocated space in the main vertical Base Building shafts		X
All interior signage for Tenant Premises		X
Sound attenuation upgrades for tenant premises in order to comply with tenants acoustical criteria and design of tenant areas		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and back flow protection	X
Base Building area distribution piping and up-turned sprinkler heads	X
Stair distribution piping and sprinkler heads	X
Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)	X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems		X
Pre-action dry-pipe systems (if required) within Tenant Premises		X
Fire extinguisher cabinets within Base Building areas	X
Fire extinguisher cabinets within Tenant Premises		X
Standpipes, distribution and hose connections within egress stairs, garage and lobby	X
Additional hose connections within Tenant Premises, including distribution piping		X

PLUMBING
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X
Domestic water service with backflow prevention, main service entrance meter and Base Building risers	X
Submeter with remote reader for Tenant potable water within the Premises		X
Base Building restroom plumbing fixtures compliant with accessibility requirements	X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Wall hydrants within Base Building areas (where required by Code)	X
Non-potable water riser for lab use, including water booster system and reduced pressure backflow preventer		X
Storm drainage system	X
Sanitary waste and vent service for Base Building areas	X
Sanitary waste and vent service for Tenant Premises		X
Hot water generation for Base Building restrooms	X
Two stage active pH neutralization system		X
Lab waste and vent pipe risers		X
Lab waste and vent pipe distribution serving Tenant Premises		X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor		X
Compressed air piping risers and distribution		X
Central Lab vacuum system		X
Tepid water pipe risers		X
Tepid water pipe distribution in tenant spaces		X
RO/DI water generator		X
RO/DI water pipe risers		X
Hot water generation for tenant spaces (outside base building restrooms		X
NATURAL GAS
Natural gas service to Building — Intermediate Pressure 3psi min.	X
Natural gas service to Base Building boilers plant as necessary to support lab MAUs and reheat	X
Natural gas service, pressure regulator and meter for Tenant equipment. LL to provide tie in to gas manifold for tenant use.		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area		X
Natural gas pipe distribution within Tenant Premises		X
HEATING, VENTILATION, AIR CONDITIONING
Central gas fired boiler plant	X
Hot water pipe risers	X
Hot water pipe distribution within Tenant Premises		X
BTU and flow meter from common HW loop into Tenant Premises (1 meter per premises)	X
Additional BTU and flow meter to Tenant premises if required.		X
Reheat coils within Tenant Premises		X
Reheat coils within Base Building areas	X
Building Management System (BMS) for Base Building and LL provided including boiler expansion, MAUs and EFs	X		X
BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant infrastructure		X
Vertical supply air duct distribution	X		X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
Supply and return air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Supply air and return duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Base Building areas	X
Restroom exhaust for Base Building area restrooms	X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant Premises		X
Sound attenuation for Base Building infrastructure including LL provided MAUs and EFs to comply with Zoning Ordinance	X		X
Sound attenuation for Tenant equipment to comply with Zoning Ordinance		X
Additional/ dedicated cooling equipment for Tenant requirements		X

Multiple paired roof mounted DX package air handlers designed to supply approx. 250sf/T of cooling and 1.65CFM/ total usable sf of supply air to the office premises. Air handlers shall be equipped with energy recovery systems from the return air.

X
Air Handler for lab — 100% Outside air roof mounted dedicated package DX units for tenant lab use sized for an additional +/-40,000 CFM	X		X
Central Lab Air Exhaust fans and energy recovery unit sections of the Air Handler unit.	X		X
Boiler Capacity; (2) 3000 MBH gas boilers. Provisions for an additional (2) 3000 MBH boiler as required for additional MAU and reheat loads for lab use.	X		X
High Volume/Low Volume Fans in lobby space	X
High Volume/Low Volume Fans in Tenant areas		X
ELECTRICAL
Sound attenuation for Tenant standby generator to comply with Zoning Ordinance if required		X
4000a 480V Electrical utility service to switchgear in Easte Side Electrical room	X		X
Life safety or standby generator if needed		X
Provision for Tenant Emergency generator - Emergency service conduits from generator set to building for “future tenant generator”.		X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for Base Building areas	X
Lighting and power distribution for Tenant Premises		X
CT cabinet, tenant switchgear and metering for tenant electrical service (as permitted by utility company)		X
Life safety emergency lighting/signage, panels and circuit breakers for Base Building area	X
Life safety emergency lighting/signage for Tenant Premises		X
Tenant panels, transformers, etc. in addition to Base Building house		X

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	LL Post Delivery
panels for Base Building area

Allocation of power for Tenant use (w/USF):

Allocation based on a 50% office, 50% lab layout on usable square feet
Office lighting — 2
Office power — 3
Office HVAC — 5
Lab lighting — 1.5
Lab power — 8.5
Lab HVAC - 12

X
Automatic transfer switch for Tenant		X
FIRE ALARM
Base Building fire alarm system with devices within Base Building areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room	X
Service from primary demarcation room to secondary demarcation room		X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms	X
Tel/Data cabling from demarcation room to intermediate distribution frame rooms		X
Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Common Areas and building grounds	X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X

EXHIBIT E

CLEANING SPECIFICATIONS FOR COMMON AREAS AND LANDLORD SERVICES

I.                                        COMMON AREA CLEANING

A.                                    Common Lavatories (i.e., for multi-tenant floors and general common lavatories and showers)

Daily: (Monday through Friday, inclusive; Building Holidays excepted)

1.                                      Sweep and damp mop floors.

2.                                      Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

3.                                      Wash both sides of all toilet seats.

4.                                      Wash all basins, bowls and urinals.

5.                                      Dust and clean all powder room fixtures.

6.                                      Empty and clean paper towel and sanitary disposal receptacles.

7.                                      Remove waste paper and refuse.

8.                                      Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9.                                      Wash shower walls and floors.

10.                               A sanitizing solution will be used in all lavatory cleaning.

Monthly

1.                                      Machine scrub lavatory floors.

2.                                      Wash all partitions and tile walls in lavatories.

B.                                    Main Lobby, Elevators, Building Exterior, Corridors, Stairwells, Freight Elevators, Loading Dock, Bike Storage Room, and Other Common Areas

Daily: (Monday through Friday, inclusive; Building Holidays excepted)

1.                                      Sweep and wash all floors.

2.                                      Wash all rubber mats.

3.                                      Clean elevators, wash or vacuum floors, wipe down walls and doors

4.                                      Spot clean any metal work inside lobby.

5.                                      Spot clean any metal work surrounding Building entrance doors.

6.                                      Remove trash from trash receptacles daily, and pick up trash outside the Building.  Tenant shall have the right to place trash in such trash receptacles on a daily basis.

7.                                      Sweep bike room floor and locker area.

Monthly:

1.                                      All resilient tile floors in public areas to be treated equivalent to spray buffing.

C.                                    Window Cleaning

1.                                      Window of exterior walls will be washed twice per year.

2.                                      Interiors of windows in the common areas will be washed twice per year.

D.                                    Exterior Paved Areas

1.                                      Snow and ice will be removed from exterior sidewalks, garage ramps, driveways, and private access roadways, as necessary.

2.                                      Sweeping and pick up trash from exterior sidewalks, garage ramps, driveways, and private access roadways, as necessary.

E.                                     Garage

1.                                      Sweeping and pick up trash from garage areas.

2.                                      Striping, patching and repaving, as necessary.

3.                                      Garage lighting fixtures shall be maintained in good condition.  Lighting shall be provided in the garage at all times.  Replacement of bulbs and ballasts as necessary.

II.                                   ELEVATORS

A.  The Building is served by 1 non-exclusive passenger elevators and 1 non-exclusive service elevators.

B.  The elevator system shall operate automatically 24 hours per day; provided, however, that at times other than Mondays through Fridays, 7:00 a.m. to 5:00 p.m., except for

Building Holidays (collectively, “Regular Elevator Service Hours”), Landlord may secure one or more (but not all) of the passenger elevators and the service elevator.

C.  The use of the service elevators will, subject to this Paragraph C, be on a first-come, first-served basis.  Exclusive use of the service elevator shall only be allowed during hours other than Regular Elevator Service Hours, and such use shall be scheduled with Landlord and coordinated with the reasonable needs of other tenants.

III.                              SECURITY SERVICES

Security services comparable to first-class office and research buildings and garages in Watertown shall be provided, which shall initially include:

1.                                      Perimeter doors to the Building (other than the loading dock and garage) will be locked and/or electrically monitored or alarmed.  At least one point of entry will require personnel to validate entry to anyone (whether tenants, visitors or others) requesting access to the tenant office and lab floors.

2.                                      Access to the tenant office and lab floors after Normal Business Hours will be provided by electronic card access (or such similar device as may be technologically feasible in the future), and may be tied into Landlord’s security, access control system.

3.                                      Digital video cameras will be strategically placed to cover entries to the Building, the building perimeter, the loading dock and the Parking Garage.

4.                                      The security system will be computer-based, and door monitor events will be recorded.

5.                                      Tenant shall have the right to tie into Landlord’s base building system with Tenant’s dedicated security system within their Premises, compatible with base building system.

Tenant acknowledges and agrees that the foregoing security parameters are subject to revision by Landlord from time to time.

Landlord shall maintain and respond to the Building security system as installed by Landlord and shall have no obligation to respond to alarms from any Tenant-installed security systems.  Tenant shall maintain and respond to any security system installed by Tenant (provided that Tenant’s failure to do so shall not be deemed a default under this Lease).  The existence of Tenant-installed security systems is independent and unrelated to any of Landlord’s obligations under the Lease.

IV.                               COMMON AREA SERVICES

A.                                    Common use lavatories (with cold and tempered domestic water) at locations provided for general use and as reasonably required in keeping with the first-class standards of the Building.

B.                                    Central heat, ventilation and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building, to the common areas of the Building. Such heating and air conditioning shall be furnished at all times; provided, however, that heat in the common areas shall be reduced to approximately 62 degrees F during other than Normal Business Hours during the heating season, and air conditioning in the common areas shall be reduced to approximately 78 degrees F during other than Normal Business Hours during the cooling season.

C.                                    Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably necessary in keeping with the first-class standards of the Building.  Lighting in the common areas shall be reduced to 66% off full lighting capacity during other than Normal Business Hours.

D.                                    All Building standard fluorescent bulb and ballast replacement, and all LED and incandescent bulb replacement, in public areas, public lavatories, and Building stairwells.

E.                                     Landlord shall perform pest and vermin control inspections and preventative measures in the common areas of the Building and Property annually (or as otherwise determined in Landlord’s reasonable discretion based on similar practices in office and laboratory buildings in Watertown).

V.                                    BUILDING HOLIDAY/BUILDING HOURS

Where services described in this Exhibit are referenced as being provided at times other than Building Holidays or only during Building hours, it shall have the following meaning:

“Normal Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, excluding the Building Holidays.

“Building Holidays” shall only mean New Year’s Day, Memorial Day, Independence Day, Thanksgiving Day, Christmas.  If in case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Boston, Massachusetts on account of said holiday shall constitute the Building Holiday.

VI.                               EXTERIOR AREAS

A.                                    Maintenance of landscaping and lawns in good condition, including replacing shrubbery and plantings, as necessary.

B.                                    Exterior lighting shall be maintained in good condition, and the Property shall be kept lit during the night-time hours. Bulb replacement, as necessary

EXHIBIT F

SHUTTLE SERVICE

490 Arsenal Way- LINX Shuttle Service

VPNE

VPNE

VPNE
Parking Solutions

BOYLSTON PROPERTIES

The Shuttles

VPNE will provide (2) Multi- passenger shuttles
- Including onboard Wifi
- Including GPS tracking with smartphone app

VPNE

VPNE
Parking Solutions

Shuttle Operations

Shuttle route will run between Harvard Square and LINX

*Shuttle arrives every 15 minutes at each location
First Shift: 6am – 10am
Second Shift: 3pm – 7pm

Use the Shuttle Service?
Download the App!
RIDE
SYSTEMS
App Store
Google play

Service includes:
Employee labor and benefits, operational oversight, insurance, maintenance and cleaning, installation and service fees for GPS, Wifi, Two way radios, lease or purchase of the shuttle, sales and excise taxes, and gasoline.

*

- Hours can be customized to Tenant usage and demand drivers

Budget Matrix

	Annual Expense ($)	Monthly Expense ($)	$/psf	Frequency/loop
Passengers (# of Vans)				
14 (2)	204,970	17,081	1.11	15-20 minutes
21 (2)	225,948	18,829	1.22	15-20 minutes
25 (2)	236,063	19,672	1.28	15-20 minutes

BOYLSTON PROPERTIES

VPNE Parking Solutions

Route Map – Linx Shuttles

Kingsley Park
Fresh Pond Golf Course
Belmont Cemetery
Mt Auburn Cemetery
13 min
2.2 miles
Bigelow Avenue
Harvard
The Quad
Buckingham Browne
& Nichols School
Harvard Stadium
Harvard Business School
Charles River
Memorial Dr
Soldiers Field Rd
Brattle St
Huron Ave

VPNE
Parking Solutions

EXHIBIT G

RULES AND REGULATIONS

Note:  Capitalized terms herein have the meanings set forth in Tenant’s Lease

1.                                      The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls, fire escapes, or other parts of the Building not occupied by any tenant shall not be obstructed by any tenant or used for any purpose other than ingress and egress to and from the Building and/or tenant’s premises.  Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally (and consistent with buildings of similar quality in the greater Boston market).

2.                                      No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs, other than those, if any, furnished by Landlord, shall be attached to, hung in, or used in connection with any exterior window or door of the Building without the prior written consent of Landlord.  No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building without the prior written consent of Landlord.  Tenants shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

3.                                      Tenants must maintain clear common corridors, stairwells, landings, exits doors and common spaces, and internal laboratory egress routes and exits at all times.  Tenants may not at any time place materials or office or laboratory equipment (e.g.: filing cabinets, photocopiers, furniture, bicycles, water/ food/coffee dispensers, coat racks, recycling bins, freezers and refrigerators, centrifuges, biowaste boxes, or anything else) in common corridors (nor, with respect to corridors contained entirely within a tenant’s leased premises, so as to reduce the clear width of such corridor below the minimum width required by applicable life safety codes), or in stairwells, in front of exit doors, or in paths of egress.

4.                                      The water, toilets, wash closets, and other base building supplied plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, cooking oils, grease, cleaning solvents, rags, chemicals, paints, cleaning fluids, or other substances shall be put therein.  All fines, penalties, and damages resulting from any misuse of the fixtures by a tenant shall be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused the same, and Landlord in no case shall be responsible therefor (except to the extent that Landlord’s negligence or willful misconduct has caused the same).

5.                                      Except for the Initial Tenant Work and Tenant Work permitted under the Lease, Tenants shall not drill into, or in any way deface, any part of the Building or Premises.  Notwithstanding the foregoing, tenant shall have the right, without Landlord’s consent, to install wall hangings found in typical business and research offices as well as whiteboards and similar trade fixtures and business equipment.  The use of asbestos-containing cement or other similar asbestos-containing adhesive material is expressly prohibited.

6.                                      Tenants shall control the preparation of food within the lounges or break rooms contained within their premises so that no cooking odors leave their premises.

7.                                      No space in the Building shall be used by a tenant for manufacturing of goods for sale in the ordinary course of business, for the storage in bulk of merchandise or for the sale at auction of merchandise, goods, or property of any kind.

8.                                      No tenant shall disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them by making excessive or disturbing noises or vibrations, or creating odors or noxious fumes, beyond those associated with normal office and laboratory use.

9.                                      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  All locks for doors in tenant’s premises shall be “building standard.” If a tenant desires to change the existing locks or the mechanism thereof, the tenant shall first obtain the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and then shall provide copies of the keys to such new or changed locks to Landlord immediately upon installing such new locks or changing the mechanism of existing locks.  All requests for duplicate keys shall be made through Landlord and charged to tenant.  The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.  Corridor doors, when not in use, shall be kept closed.  Tenants shall, and shall cause their employees to, lock the doors to the tenant’s premises as tenant and tenant’s employees leave at the end of each working day and after ordinary business hours, ascertain that the doors of the building by which it and they leave are locked securely.  Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to or otherwise procured by such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to Landlord the reasonable cost thereof.

10.                               Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight that violates any of these rules and regulations.

11.                               Landlord reserves the right to exclude from the Building at all times any person who is not known or does not give proper and satisfactory identification to the Building management.  Tenants will comply with any measures instituted for the security of the building which may include the signing in or out in a register in the Building lobby after hours and on weekends and holidays.  Each tenant shall be responsible for all persons for whom it specifically authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

12.                               No tenant shall use its premises or any other portion of the Building (a) for lodging, or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of spirituous, fermented, intoxicating, or alcoholic beverages; or (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

13.                               Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.  The special requirements of tenants will be attended to only upon application to Landlord and, to the extent any requirement is Tenant’s responsibility or requires payment to Landlord under the Lease, any such special requirements shall be billed to the tenant (and paid in accordance with the applicable provisions of the Lease) at the schedule of charges maintained by Landlord from time to time and provided to Tenant in advance or at such charge as is agreed upon in advance by Landlord and the requesting tenant.

14.                               Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

15.                               There shall not be any hand trucks used in any tenant’s premises, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards.  Tenants shall be responsible to Landlord for any loss or damage resulting from any deliveries to tenant.

16.                               Mats, boxes, trash, or other objects shall not be placed in the public corridors or outside of the Building.  Trash shall be stored and disposed of only in accordance with Landlord’s instructions provided in advance to Tenant.

17.                               No one except Landlord and its employees and agents shall be allowed on the roof of the Building, in utility or janitor’s closets, or in any basement areas except those areas specifically leased to a tenant or otherwise expressly designated for the tenant’s use.  Any access by the Tenant to the roof of the building must be done by properly OSHA trained and certified personnel equipped with all required safety gear appropriate for the work being performed. Tenant to provide Landlord with written notice of roof access.

18.                               No tenant shall place any sign or advertising notice in or on any part of the Building (excluding the interior of the Premises) except as approved in writing in advance by Landlord.

19.                               Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise, or materials that requires use of common elevators or stairways, or movement through the common Building entrances or lobby, shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to the reasonable control of Landlord.

20.                               Landlord shall have the authority, in its reasonable discretion, to limit the weight and prescribe the manner that safes, file cabinets, and other heavy equipment are positioned in order to avoid overburdening the floor load capacity of the Building.

21.                               Any passenger elevators are to be used only for the movement of persons and routine deliveries to a tenant’s premises, unless an exception is first approved by Landlord in writing.

23.                               Tenants assume full responsibility for protecting its space and its property from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured.  Landlord shall not be responsible for lost or stolen personal property, money, or jewelry from a tenant’s premises, the common areas, or any public areas regardless of whether such loss occurs when area is locked against entry or not.

24.                               Tenants shall participate fully and shall ensure that its employees participate fully in all safety programs, practices, and drills, relating to emergency evacuation of the Building.  Tenants shall ensure that its employees are appropriately instructed and informed.  Tenants shall also cooperate and participate in all security programs reasonably implemented by Landlord.

25.                               Electrical outlets in common corridors (but not in corridors contained entirely within a tenant’s leased premises), stairwells, and common areas of the Building are for the exclusive use of building maintenance staff; they may not be used to energize laboratory equipment, even temporarily.

26.                               Tenants are responsible for certifying Biological Safety Cabinets upon installation, and at least annually thereafter (in accordance with National Sanitation Foundation 49).  Tenants are responsible for decontaminating Biological Safety Cabinets before any move or before disposal, and for recertification after any move.  Tenant shall provide proof of certification upon request by Landlord.

27.                               Landlord reserves the right to have Landlord’s structural engineer review a tenant’s floor loads on the Building at that tenant’s expense.

28.                               Discharge of industrial sewage shall only be permitted if the tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including permits from state and local authorities having jurisdiction thereof. Copies of the aforementioned documents to be sent to Landlord

29.                               No smoking is permitted in the Building, or within 25ft of any entrance to the building.  Smoking will only be permitted in designated Smoking Areas.

30.                               In the event of any conflict between the provisions of these Rules and Regulations and the provisions of a tenant’s lease, the provisions of the lease shall govern.

EXHIBIT H

CONSTRUCTION DOCUMENTS REQUIREMENTS

(a)                                 Preparation of Construction Documents. The Construction Documents shall include the architectural, mechanical, electrical and structural drawings and detailed specifications for Tenant Work and shall show the work necessary to complete Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building.  Tenants leasing partial floors shall design entrances, doors and any other elements which visually integrate with the elevator lobbies and common areas in a manner and with materials and finishes which are compatible with the common area finishes for such floor.  Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision; provided that Landlord delivers to Tenant the reasonable reasons on which Landlord bases its rejection of any Construction Documents. The Construction Documents shall include:

(i)                                     Major Work Information: A list of any items or matters which might require structural modifications to the Building, including the following:

(1)                                 Location and details of special floor areas exceeding the limits of live load per square foot for which the Building is designed (as set forth on the Base Building Construction Plans);

(2)                                 Location and weights of storage files, batteries, HVAC units and technical areas;

(3)                                 Location of any special soundproofing requirements;

(4)                                 Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and

(5)                                 Existence of any requirements for heavy loads, dunnage or other items affecting the structure.

(ii)                                  Plans Submission: Two (2) blackline drawings and one (1) CAD disk showing all architectural, mechanical and electrical systems, including cutsheets, specifications and the following (as applicable):

(1)                                 CONSTRUCTION PLANS:

•                  All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced

•                  Dimensions for partition shall be shown to face of stud; critical tolerances and dimensions shall be clearly noted

•                  All doors shall be shown on and shall be numbered and scheduled on door schedule; indicate ratings of all doors

•                  All non-standard construction, non-standard materials and/or installation shall be noted; equipment and finishes shall be shown and details referenced

•                  All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted

(2)                                 REFLECTED CEILING PLAN:

•                  Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering

•                  Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, down lights, special lighting fixtures, special return air registers, and special supply air diffusers

(3)                                 TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

•                  All telephone outlets required

•                  All electrical outlets required; note non-standard power devices and/or related equipment

•                  All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations

•                  Location of telecommunications equipment and conduits

•                  Components and design of Tenant’s equipment (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment

•                  All lighting wall switches and special wall switches

(4)                                 DOOR SCHEDULE:

•                  Provide a schedule of doors, sizes, finishes, hardware sets and ratings

•                  Non-industry standard materials and/or installation shall be noted

(5)                                 HVAC:

•                  Areas requiring special temperature and/or humidity control requirements

•                  Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.

•                  Special exhaust requirements - conference rooms, pantry, toilets, etc.

•                  Any extension of system beyond demised space.

(6)                                 ELECTRICAL:

•                  Special lighting requirements

•                  Power requirements and special outlet requirements of equipment

•                  Security requirements

•                  Supplied telephone equipment and the necessary space allocation for same

•                  Any extensions of tenant equipment beyond demised space

(7)                                 PLUMBING:

•                  Remote toilets

•                  Pantry equipment requirements

•                  Remote water and/or drain requirements such as for sinks, ice makers, etc.

•                  Special drainage requirements, such as those requiring holding or dilution tanks

(8)                                 ROOF:

Detailed plan of any existing and proposed roof equipment showing location and elevations of all equipment.

(9)                                 SITE: (if applicable)

Detailed plan, including fencing, pads, conduits, landscaping and elevations of equipment.

(10)                          SPECIAL SERVICES:

Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements and emergency power.

(b)                                 Plan Requirements.  The Construction Documents shall be fully detailed and fully coordinated with each other and with existing field conditions, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules.  All drawings shall be uniform size and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8”=1’0” or larger.  Materials and/or installation shall be noted and adequately specified to allow for Landlord review, building permit application, and construction.  All equipment and installations shall be made in accordance with industry standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.  To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided.  Product cuts must be provided and special mechanical or electrical loads noted.  Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

EXHIBIT I

TENANT WORK INSURANCE SCHEDULE

1.                                      Tenant shall be responsible for requiring all Tenant Contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor or by any person for whose acts Tenant or any Tenant Contractor may be liable:

•                  Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to Tenant Work to be performed.

•                  Claims for damages because of bodily injury, occupational sickness or disease or death of employees under any applicable employer’s liability law.

•                  Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.

•                  Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or Tenant Contractor, or (b) by any other person.

•                  Claims for damages, other than to Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

•                  Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

2.                                      Limits of liability shall be as required by law or those set forth below, whichever is greater:

•                  Worker’s Compensation - as required by law.

•                  Employer’s Liability — limits not less than $500,000 each accident, $500,000 disease, and $500,000 each employee.

•                  Commercial General Liability - including premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage, with limits not less than $1,000,000 per occurrence, and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

•                  Automobile Liability — limit not less than $1,000,000 Single Limit (Combined) for Bodily Injury and Property Damage per occurrence

•                  Excess Liability Umbrella covering all above items — $2,000,000.00 per occurrence.

3.                                      All subcontractors for such Tenant Contractor shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord.

4.                                      The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least 30 days’ prior written notice has been given to Landlord.  Certificates of insurance showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for Completed Operations must be maintained for 3 years following completion of the work and certificates evidencing this coverage must be provided to Landlord.

5.                                      The minimum A.M. Best’s rating of each insurer shall be A-/VIII.  Landlord shall be named as an Additional Insured under such Tenant Contractors’ Commercial General Liability, Automobile Liability and Umbrella Liability Insurance policies.

EXHIBIT J

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

MassMutual Loan No.

Massachusetts Mutual Life Insurance Company

c/o Barings LLC

One Financial Plaza

Hartford, Connecticut  06103

Attention:  Mortgage Loan Administration

Re:  490 Arsenal Way, Watertown, Massachusetts

The undersigned, Kala Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), understands that Massachusetts Mutual Life Insurance Company (“Lender”) has made or will be making a loan (the “Loan”) to 480 Arsenal Group LLC, a Massachusetts limited liability company (“Landlord”) secured by a mortgage or deed of trust (the “Mortgage”) encumbering the real property (the “Property”) described on Exhibit A, attached hereto and made a part hereof.  Tenant and Landlord entered into a lease agreement (as amended from time to time, the “Lease”) dated               by which Tenant leased from Landlord certain premises which consists of 66,052 rentable square feet on the first and second floors of the East Wing of the building located on the Property, as shown on Exhibit B of the Lease (the “Leased Premises”), and constituting a portion of the Property.  Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.                                      Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of the Mortgage and any other mortgages (as the same may be modified and/or extended from time to time) now or hereafter in force against the Property granted to Lender, and to any and all existing and future advances made under such Mortgage and any other mortgages granted to Lender.

2.                                      In the event that Lender becomes the owner of the Property by foreclosure, deed in lieu of foreclosure, or otherwise, Tenant agrees to unconditionally attorn to Lender and to recognize it as the owner of the Property and the Landlord under the Lease.  The Lender agrees not to terminate the Lease or disturb or interfere with Tenant’s possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, so long as Tenant is not in default under the Lease beyond applicable notice, grace and cure periods, if any.

3.                                      Tenant agrees to commence paying all rents and other payments due under the Lease directly to Lender after Lender notifies Tenant that Lender is the owner and holder of the Loan and is invoking Lender’s rights under the Loan documents to directly receive from Tenant all rents and other payments due under the Lease.  By making such payments to Lender, Tenant shall be deemed to have satisfied all such payment obligations to Landlord under the Lease.  Landlord hereby irrevocably authorizes and directs Tenant, upon receipt from the Lender of such notice, to pay over to Lender all rents and other payments due under the Lease and to continue to do so until otherwise notified by Lender, without obligation to inquire regarding whether Lender has such rights under the Loan Documents.

4.                                      This Agreement shall inure to the benefit of Lender’s affiliates, agents, co-lenders and participants, and each of their respective successors and assigns (each a “Lender Party” and collectively, the “Lender Parties”) and to Tenant’s successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be duly executed as of the      day of                , 2018.

TENANT:

KALA PHARMACEUTICALS, INC.

By
Name:
Title:

LANDLORD:

480 ARSENAL GROUP LLC

By:
Name:
Title:

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Barings LLC,
its investment advisor

By:
Name:
Title:

ACKNOWLEDGEMENTS FORMS TO BE USED FOR

SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

COMMONWEALTH OF MASSACHUSETTS)

                                                                      ) ss.

COUNTY OF                                               )

On this, the       day of                    2018, before me, the undersigned Notary Public, personally appeared                        , in his/her capacity as                                   of KALA PHARMACEUTICALS, INC., whose name is signed on the preceding document, and such person acknowledged to me that he/she signed such document voluntarily for its stated purpose.  The identity of such person was proved to me through satisfactory evidence of identification, which was [    ] photographic identification with signature issued by a federal or state governmental agency, [    ] oath or affirmation of a credible witness, or [    ] personal knowledge of the undersigned.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commissions Expires:

COMMONWEALTH OF MASSACHUSETTS                                         )

                                                                      ) ss.

COUNTY OF SUFFOLK                            )

On this, the       day of                    2018, before me, the undersigned Notary Public, personally appeared                        , in his/her capacity as                                   of 480 ARSENAL GROUP LLC, whose name is signed on the preceding document, and such person acknowledged to me that he/she signed such document voluntarily for its stated purpose.  The identity of such person was proved to me through satisfactory evidence of identification, which was [    ] photographic identification with signature issued by a federal or state governmental agency, [   ] oath or affirmation of a credible witness, or [    ] personal knowledge of the undersigned.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commissions Expires:

STATE OF                                                  )

                                                                     ) ss.

COUNTY OF                                              )

On this, the       day of                    2018, before me, the undersigned Notary Public, personally appeared                        , in his/her capacity as                                   of BARINGS LLC, a Delaware  limited liability company, whose name is signed on the preceding document, and such person acknowledged to me that he/she signed such document voluntarily for its stated purpose.  The identity of such person was proved to me through satisfactory evidence of identification, which was [    ] photographic identification with signature issued by a federal or state governmental agency, [    ] oath or affirmation of a credible witness, or [    ] personal knowledge of the undersigned.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

The land in Watertown, Middlesex County, Massachusetts located on Arsenal Street, Cypress Street, Quimby Street, Laurel Street, Melendy Avenue and Nichols Avenue, shown as Lots 3 and 4, and Parcel “E”, on a subdivision plan entitled “Subdivision of Land in Watertown, Massachusetts” by Cubellis Saivetz Associates, a division of Cubellis Associates, Inc., dated March 8, 2001 and recorded with Middlesex South Registry of Deeds (the “Registry”) as Plan No. 570 of 2001.

Together with the benefit of an easement for passage shown as a crosshatched area on said plan, being more particularly described in an instrument from the Trustees of the Property of Boston and Maine Railroad to CRC Watertown, Inc. dated September 6, 1977, recorded with the Registry in Book 13413, Page 169.

Together with the benefit of the reservation by the Trustees of Campanelli Realty Trust of the right to use the above-described premises conveyed by said Trustees to the Town of Watertown by deed dated March 7, 1986 and recorded with the Registry in Book 17127, Page 40 for all purposes for which ways are commonly used within the Town of Watertown in common with all those legally entitled thereto.

Together with and subject to rights in the forty (40’) foot private way known as Birch Street as set forth in the deed for “Parcel B” from BayBank Newton-Waltham Trust Company to CRC Watertown, Inc. dated April 14, 1977 and recorded with the Registry in Book 13181, Page 441.

For Landlord’s title, see Deed dated July 10, 2014 and recorded with the Registry on July 10, 2014 in Book 63894, Page 457.

EXHIBIT K

FORM OF ESTOPPEL CERTIFICATE

LEASE ESTOPPEL

MassMutual Loan No. 15618
Massachusetts Mutual Life Insurance Company

c/o Barings LLC

One Financial Plaza

Hartford, Connecticut 06103

Attention:  Mortgage Loan Administration

Re:  490 Arsenal Way, Watertown, Massachusetts

To Massachusetts Mutual Life Insurance Company:

The undersigned, Kala Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), understands that Massachusetts Mutual Life Insurance Company (“Lender”) has made or will be making a mortgage loan (the “Loan”) secured by the Property described below.  In connection with the Loan, Lender will be receiving or has received an assignment of all leases, rents, revenues and security deposits with respect to the Property, including Tenant’s lease, and will be acting in reliance upon Tenant’s statements and certifications in this letter in making the Loan.  Capitalized terms not otherwise defined herein shall be as such terms are defined in the Lease (as hereinafter defined).

By signing below, Tenant, as of the date set forth below, certifies to and agrees with Lender, its affiliates, agents, co-lenders and participants, and each of their respective successors and assigns (each a “Lender Party” and collectively, the “Lender Parties”) as follows:

1.                                      Tenant leases a portion of the laboratory and office building located at 490 Arsenal Way, Watertown, Massachusetts (the “Property”).

2.                                      The lease between Tenant and 480 Arsenal Group LLC, a Massachusetts limited liability company (“Landlord”) regarding Tenant’s premises, which consists of approximately          rentable square feet on the first and second floors of the East Wing of the building located on the Property, as shown on Exhibit B of the Lease (the “Premises”), is dated                       and is unamended, except as follows:                                                                                                                                          [insert dates of lease amendments].  The lease together with the amendments is referred to herein as the “Lease,” and is the complete statement of Landlord and Tenant regarding the Premises.

3.                                      The Lease provides:

A.                                    Current monthly Base Rent:                      ;

B.            Tenant’s Pro Rata Share:           ;

C.            Additional Rent:

(i)                                     Operating Expenses: Tenant’s Pro Rata Share (Tenant’s current monthly portion, based on Landlord’s estimated Operating Expenses:           );

(ii)                                  Taxes:  Tenant’s Pro Rata Share (Tenant’s current monthly portion, based on Landlord’s estimated Taxes:           );

(iii)                               Other:  all other amounts payable by Tenant under the Lease other than Base Rent.

D.            Rent Commencement Date:                    ;

E.            Termination Date (exclusive of renewal periods):                  ;

F.             Renewal or Extension Terms: One (1) extension term of five (5) Lease Years;

G.                                    Security Deposit: Letter of Credit in the amount of $          ;

H.                                   Parking:  Parking spaces at a ratio of 3.1 parking spaces per 1,000 rentable square feet in the Premises (    parking spaces);

I.                                        Parking Fees or Rent Due for Parking:  None;

J.                                        There exists No Option or Right of First Refusal to Purchase All or Any Portion of the Property, except as hereinafter described:  None.

4.                                      Tenant has fully-accepted and is now in sole possession of the Premises, except as hereinafter described:                              .  Any construction, build-out, improvements, alterations and additions to the Premises or the Property required to be completed or paid for under the Lease on the part of Landlord have been completed and paid for in accordance with the Lease and Landlord has paid to Tenant all tenant improvement allowances, except as hereinafter described:

5.                                      Tenant has not subleased all or any part of the Premises, or assigned the Lease or any interest therein, except as hereinafter described:                                 .

6.                                      The Lease is in full force and effect and, to Tenant’s actual knowledge, there is no violation of or default under the Lease on the part of Landlord or Tenant, except as hereinafter described:                             .  To Tenant’s actual knowledge, there is no present credit or offset of rent and Tenant has no knowledge of any circumstances which would give rise to any credit or set-off against the obligation for present or future rentals under the Lease.  All free or reduced rent, if any, provided for in the Lease has been used except as hereinafter provided and Tenant is not entitled to any free or reduced rent in the future:                       .

7.                                      There are no voluntary or involuntary actions pending against Tenant under the bankruptcy or insolvency laws of the United States of America, or any state thereof.

8.                                      Tenant has no right to terminate the Lease, except as set forth in the Lease, and except to the extent provided by applicable law as a result of an actual or constructive eviction of Tenant.

9.                                      Concurrently with any notice delivered to Landlord, Tenant will deliver to Lender written notice (at the above address) of any default by Landlord under the Lease.  Lender will have no obligation to cure any default, but will have a reasonable opportunity to cure any such default by Landlord under the Lease (to the extent provided in Section 15.01 of the Lease) before the exercise of any rights or remedies by Tenant with respect to such default.

[Signature to Follow]

Date:	TENANT:

KALA PHARMACEUTICALS, INC.

By
Name:
Title:

EXHIBIT L

FORM OF NOTICE OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, notice is hereby given of the following described lease (as amended, the “Lease”):

LANDLORD: 480 Arsenal Group LLC, a Massachusetts limited liability company

c/o Boylston Properties
800 Boylston Street, Suite 1390
Boston, Massachusetts 02199
TENANT: Kala Pharmaceuticals, Inc., a Delaware corporation

100 Beaver Street, Suite 201
Waltham, Massachusetts 02453

DATE OF LEASE:	, 2018

DESCRIPTION OF LEASED PREMISES:

A total area of 66,052 rentable square feet on the first and second floors of the East Wing of the building situated at 490 Arsenal Way, Watertown, Massachusetts Building (the “Building”). The Building is situated on the parcel of land described in Exhibit A attached hereto.

LEASE TERM:	The period commencing on the Term Commencement Date and ending on the last day of the eighth Lease (8th) Year.

RIGHT OF EXTENSION:

Pursuant to the provisions of Section 3.03 of the Lease, the Tenant shall have the right to extend the term of the Lease for one (1) Extension Term of five (5) Lease Years, upon the terms set forth in the Lease.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.  The Lease contains additional rights, terms and conditions not enumerated in this instrument.  This instrument is executed pursuant to Section 16.06 of the Lease, does not purport to include all of the terms thereof and is not intended or deemed to amend, supplement or vary any of the terms and provisions of the Lease.  In the event of any conflict or inconsistency between any provision of the Lease and this Notice of Lease, the provisions of the Lease shall govern and control.  This document may be executed in multiple counterparts, all of which together shall constitute a single instrument.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY — SIGNATURES APPEAR ON FOLLOWING PAGE.]

EXECUTED AS A SEALED INSTRUMENT as of the       day of             , 2018.

LANDLORD:

480 ARSENAL GROUP LLC,
a Massachusetts limited liability company

By:
Name:
Title:

TENANT:

KALA PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss

On this      day of               , 2018, before me, the undersigned Notary Public, personally appeared                      , in his/her capacity as                              of 480 ARSENAL GROUP, INC., whose name is signed on the preceding document, and such person acknowledged to me that he signed such document voluntarily for its stated purpose.  The identity of such person was proved to me through satisfactory evidence of identification, which was [  ] photographic identification with signature issued by a federal or state governmental agency, [  ] oath or affirmation of a credible witness, or [  ] personal knowledge of the undersigned.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

County of              , ss

On this     day of                , 2018, before me, the undersigned Notary Public, personally appeared                         , in his/her capacity as                             of KALA PHARMACEUTICALS, INC., whose name is signed on the preceding document, and such person acknowledged to me that he/she signed such document voluntarily for its stated purpose.  The identity of such person was proved to me through satisfactory evidence of identification, which was [  ] photographic identification with signature issued by a federal or state governmental agency, [  ] oath or affirmation of a credible witness, or [  ] personal knowledge of the undersigned.

Notary Public
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

The land in Watertown, Middlesex County, Massachusetts located on Arsenal Street, Cypress Street, Quimby Street, Laurel Street, Melendy Avenue and Nichols Avenue, shown as Lots 3 and 4, and Parcel “E”, on a subdivision plan entitled “Subdivision of Land in Watertown, Massachusetts” by Cubellis Saivetz Associates, a division of Cubellis Associates, Inc., dated March 8, 2001 and recorded with Middlesex South Registry of Deeds (the “Registry”) as Plan No. 570 of 2001.

Together with the benefit of an easement for passage shown as a crosshatched area on said plan, being more particularly described in an instrument from the Trustees of the Property of Boston and Maine Railroad to CRC Watertown, Inc. dated September 6, 1977, recorded with the Registry in Book 13413, Page 169.

Together with the benefit of the reservation by the Trustees of Campanelli Realty Trust of the right to use the above-described premises conveyed by said Trustees to the Town of Watertown by deed dated March 7, 1986 and recorded with the Registry in Book 17127, Page 40 for all purposes for which ways are commonly used within the Town of Watertown in common with all those legally entitled thereto.

Together with and subject to rights in the forty (40’) foot private way known as Birch Street as set forth in the deed for “Parcel B” from BayBank Newton-Waltham Trust Company to CRC Watertown, Inc. dated April 14, 1977 and recorded with the Registry in Book 13181, Page 441.

For Landlord’s title, see Deed dated July 10, 2014 and recorded with the Registry on July 10, 2014 in Book 63894, Page 457.